EXECUTION COPY

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,
Master Servicer, Trust Administrator and Custodian

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of December 1, 2006

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

MORTGAGE PASS-THROUGH CERTIFICATES, Series 2007-1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

27

Section 1.01. General Definitions and Group I Definitions.

27

Section 1.02. Group II Definitions

77

Section 1.03. Certain Calculations.

88

Section 1.04. Rights of the NIMS Insurer.

89

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

89

Section 2.01. Conveyance of Mortgage Loans.

89

Section 2.02. Acceptance by Trustee of the Mortgage Loans.

93

Section 2.03. Remedies for Breaches of Representations and Warranties.

95

Section 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.

98

Section 2.05. Representation and Warranty of the Depositor as to the Trust.

98

Section 2.06. Execution and Delivery of Certificates.

98

Section 2.07. REMIC Matters.

99

Section 2.08. Covenants of the Master Servicer.

99

Section 2.09. Representations and Warranties of the Master Servicer.

99

Section 2.10. Representations and Warranties of the Custodian.

101

ARTICLE III ADMINISTRATION AND MASTER SERVICING OF MORTGAGE

LOANS

102

Section 3.01. Master Servicing of Mortgage Loans.

102

Section 3.02. Monitoring of Servicers.

103

Section 3.03. [Reserved].

104

Section 3.04. Rights of the Depositor and the Trustee in Respect of the Master

Servicer.

104

Section 3.05. Trustee to Act as Master Servicer.

105

Section 3.06. Protected Accounts.

106

Section 3.07. Collection of Mortgage Loan Payments; Collection Account;

Distribution Account; Group I Cap 1 Account; Group I Cap 2

Account; Group I Swap Account; Class I-P Reserve Fund; Carryover

Reserve Fund.

106

Section 3.08. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

112

Section 3.09. Access to Certain Documentation and Information Regarding the

Mortgage Loans.

112

Section 3.10. Permitted Withdrawals from the Collection Account, the Distribution

Account, the Group I Cap 1 Account, the Group I Cap 2 Account, the

Group I Swap Account, the Carryover Reserve Fund and the Class I-P

Reserve Fund.

113

Section 3.11. Maintenance of Hazard Insurance.

116

Section 3.12. Presentment of Claims and Collection of Proceeds.

117

Section 3.13. Maintenance of the Primary Insurance Policies.

117

Section 3.14. Realization upon Defaulted Mortgage Loans.

118

Section 3.15. REO Property.

118

Section 3.16. Due on Sale Clauses; Assumption Agreements.

119

Section 3.17. Trustee to Cooperate; Release of Mortgage Files.

120

Section 3.18. Documents, Records and Funds in Possession of the Master Servicer and

the Custodian to Be Held for the Trustee.

120

Section 3.19. Master Servicing Compensation.

121

Section 3.20. Access to Certain Documentation.

121

Section 3.21. Annual Statement as to Compliance.

121

Section 3.22. Report on Assessment of Compliance and Attestation.

122

Section 3.23. Errors and Omissions Insurance; Fidelity Bonds.

125

Section 3.24. Group I Cap 1 Agreement.

126

Section 3.25. Group I Cap 2 Agreement.

126

ARTICLE IV GROUP I—DISTRIBUTIONS AND SERVICING ADVANCES

127

Section 4.01. Group I—Advances.

127

Section 4.02. Group I—Priorities of Distributions on the Group I Certificates.

127

Section 4.03. [Reserved].

135

Section 4.04. Group I and Group II—Distribution Date Statements to

Certificateholders.

135

Section 4.05. Group I Swap Account.

139

Section 4.06. Group I—Distributions from the Group I Cap 1 Account.

139

Section 4.07. Group I—Supplemental Interest Trust.

140

Section 4.08. Group I—Distributions from the Group I Cap 1 Account.

140

Section 4.09. Group I—Distributions from the Group I Cap 2 Account.

141

Section 4.10. Group I—Distributions from the Group I Swap Account.

143

Section 4.11. Determination of MTA

145

Section 4.12. Group I—Determination of LIBOR.

146

ARTICLE V GROUP II—DISTRIBUTIONS AND SERVICING ADVANCES

147

Section 5.01. Group II—Advances.

147

Section 5.02. Group II—Priorities of Distribution on the Certificates.

147

Section 5.03. Group II—Allocation of Realized Losses.

150

ARTICLE VI THE CERTIFICATES

152

Section 6.01. The Certificates.

152

Section 6.02. Certificate Register; Registration of Transfer and Exchange of

Certificates.

153

Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

159

Section 6.04. Persons Deemed Owners.

159

Section 6.05. Access to List of Certificateholders’ Names and Addresses.

159

Section 6.06. Maintenance of Office or Agency.

160

Section 6.07. Deposit of Uncertificated REMIC Interests.

160

ARTICLE VII THE DEPOSITOR, THE MASTER SERVICER AND THE

CUSTODIAN

160

Section 7.01. Respective Liabilities of the Depositor, the Master Servicer and the

Custodian.

160

Section 7.02. Merger or Consolidation of the Depositor, the Master Servicer and the

Custodian.

160

Section 7.03. Limitation on Liability of the Depositor, the NIMS Insurer, the Group I

Certificate Insurer, the Transferor, the Master Servicer, the Custodian

and Others.

161

Section 7.04. Limitation on Resignation of Master Servicer.

162

Section 7.05. Sale and Assignment of Master Servicing Rights.

162

Section 7.06. Fees of the Custodian.

163

ARTICLE VIII DEFAULT

163

Section 8.01. Events of Default.

163

Section 8.02. Trustee to Act; Appointment of Successor.

165

Section 8.03. Notification to Certificateholders.

166

ARTICLE IX CONCERNING THE TRUSTEE AND THE MASTER SERVICER

167

Section 9.01. Duties of Trustee.

167

Section 9.02. Certain Matters Affecting the Trustee.

168

Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans.

170

Section 9.04. Trustee May Own Certificates.

170

Section 9.05. Trustee’s Fees and Expenses.

170

Section 9.06. Eligibility Requirements for Trustee.

171

Section 9.07. Resignation and Removal of Trustee.

171

Section 9.08. Successor Trustee.

172

Section 9.09. Merger or Consolidation of Trustee.

173

Section 9.10. Appointment of Co-Trustee or Separate Trustee.

173

ARTICLE X CONCERNING THE TRUST ADMINISTRATOR

175

Section 10.01. Duties of Trust Administrator.

175

Section 10.02. Certain Matters Affecting the Trust Administrator.

176

Section 10.03. Trust Administrator Not Liable for Certificates or Mortgage Loans.

178

Section 10.04. Trust Administrator May Own Certificates.

178

Section 10.05. Trust Administrator’s Fees and Expenses.

178

Section 10.06. Eligibility Requirements for Trust Administrator.

179

Section 10.07. Resignation and Removal of Trust Administrator.

179

Section 10.08. Successor Trust Administrator.

181

Section 10.09. Merger or Consolidation of Trust Administrator.

182

Section 10.10. [Reserved].

182

Section 10.11. Tax Matters.

182

Section 10.12. Periodic Filing.

185

ARTICLE XI TERMINATION

192

Section 11.01. Group I—Termination Upon Liquidation or Purchase of Group I

Mortgage Loans

192

Section 11.02. Group I—Additional Termination Requirements.

197

Section 11.03. Termination upon Liquidation or Purchase of Group II Mortgage

Loans.

198

Section 11.04. Final Distribution on the Group II Certificates.

199

Section 11.05. Additional Termination Requirements.

200

ARTICLE XII MISCELLANEOUS PROVISIONS

201

Section 12.01. Amendment.

201

Section 12.02. Recordation of Agreement; Counterparts.

203

Section 12.03. Governing Law.

203

Section 12.04. Intention of Parties.

204

Section 12.05. Notices.

204

Section 12.06. Severability of Provisions.

205

Section 12.07. Assignment.

205

Section 12.08. Limitation on Rights of Certificateholders.

206

Section 12.09. Inspection and Audit Rights.

207

Section 12.10. Certificates Nonassessable and Fully Paid.

207

Section 12.11. Compliance With Regulation AB

207

Section 12.12. Third Party Rights.

208

ARTICLE XIII CERTAIN MATTERS REGARDING THE GROUP I CERTIFICATE

INSURER

208

Section 13.01. Exercise of Voting Rights of Holder of the Insured Certificates.

208

Section 13.02. Trustee and Trust Administrator to Act Solely with Consent of

Certificate Insurer.

208

Section 13.03. Trust Fund and Accounts Held for Benefit of Certificate Insurer.

208

Section 13.04. Claims Upon the Group I Certificate Insurance Policy; Policy Payments

Account.

209

Section 13.05. Effect of Payments by Certificate Insurer; Subrogation.

212

Section 13.06. Trust Administrator to Hold the Group I Certificate Insurance Policy.

213

Section 13.07. Termination of Certain of Certificate Insurer’s Rights.

213

Section 13.08. Survival of Indemnification.

213

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule II

Representations and Warranties as to the Mortgage Loans

Schedule III

Group I Cap 1 Agreement Schedule

Schedule IV

Group I Cap 2 Agreement Schedule

Schedule V

Group I Swap Agreement Schedule

Schedule VI

Class I-P Prepayment Charges Mortgage Loan Schedule

EXHIBITS

Exhibit A:

Form of Group I Senior Certificate

A-1

Exhibit B:

Form of Group I Mezzanine Certificate

B-1

Exhibit C:

Form of Class I-X Certificate

C-1

Exhibit D-1:

Form of Class I-C Certificate

D-1-1

Exhibit D-2:

Form of Class I-P Certificate

D-2-1

Exhibit D-3:

Form of Class [I-]R[-X] Certificate

D-3-1

Exhibit E-1:

Form of Group II Senior Certificates (other than Class II-A-LR or Class II-A-UR Certificates)

E-1-1

Exhibit E-2:

Form of Class II-A-LR or Class II-A-UR Certificates

E-2-1

Exhibit E-3:

Form of Group II Subordinate Certificates

E-3-1

Exhibit E-4:

Form of Class II-P Certificates

E-4-1

Exhibit F-1:

Form of Reverse of Group I Certificates

F-1-1

Exhibit F-2:

Form of Reverse of Group II Certificates

F-2-1

Exhibit G:

Form of Initial Certification of Custodian

G-1

Exhibit H:

Form of Final Certification of Custodian

H-1

Exhibit I:

Form of Residual Transfer Affidavit

I-1

Exhibit J:

Form of Transferor Certificate

J-1

Exhibit K:

Form of Investment Letter (Non Rule 144A)

K-1

Exhibit L:

Form of Rule 144A Letter

L-1

Exhibit M:

Form of Request for Release of Documents

M-1

Exhibit N:

Form of Sarbanes-Oxley Certification

N-1

Exhibit O:

[Reserved]

O-1

Exhibit P-1:

Form of Group I Cap 1 Agreement

P-1-1

Exhibit P-2:

Form of Group I Cap 2 Agreement

P-2-1

Exhibit P-3:

Form of Group I Swap Agreement

P-3-1

Exhibit Q:

Form of Assessment of Compliance

Q-1

Exhibit R:

[Reserved]

R-1

Exhibit S:

Additional Disclosure Notification

S-1

Exhibit T:

Additional Form 10-D Disclosure

T-1

Exhibit U:

Additional Form 10-K Disclosure

U-1

Exhibit V:

Form 8-K Disclosure Information

V-1

Exhibit W:

[Reserved]

W-1

Exhibit X:

Assessments of Compliance and Attestation Reports Servicing Criteria

X-1

THIS POOLING AND SERVICING AGREEMENT, dated as of December 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) and as custodian (in such capacity, “Custodian”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H  T H A T

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders.  As provided herein, an election shall be made that the Trust Fund (exclusive of (i) the right to receive or the obligation to pay Net Rate Carryover Amounts to the extent such amounts would result in the payment of interest reflecting an interest rate exceeding the Group I REMIC Maximum Rate, (ii) the obligation to pay Swap Termination Payments or any Class I Distribution Amounts, (iii) the Group I Cap 1 Account, (iv) the Group I Cap 1 Agreement (v) the Group I Cap 2 Account, (vi) the Group I Cap 2 Agreement, (vii) the Group I Swap Account, (viii) the Group I Swap Agreement, (ix) the Supplemental Interest Trust, (x) any Class II-P Prepayment Charges and (xi) the Carryover Reserve Fund (collectively, the “Excluded Trust Assets”)) be treated for federal income tax purposes as comprising ten real estate mortgage investment conduits under Section 860D of the Code  (each a “REMIC” or, in the alternative “REMIC IA,” “REMIC IIA,” “REMIC IIIA,” “REMIC IVA,” “REMIC VA,” “Master REMIC I,” “Class I-C REMIC,” “Class I-P REMIC,” “REMIC IB,” and “Master REMIC II”).

For purposes of the REMIC Provisions, each Group I Certificate, other than the Class I-R, Class R-X, Class I-P, and Class I-C Certificates and exclusive of the right receive or the obligation to pay any Net Carryover Amounts reflecting any interest rate in excess of the Group I REMIC Maximum Rate, represents ownership of a regular interest in Master REMIC I. For purposes of the REMIC Provisions, each Group II Certificate (other than the Class II-P, Class II-A-LR and Class II-A-UR Certificates, the Exchangeable Certificates and the Exchangeable REMIC Certificates) and the Uncertificated REMIC Intereststs represent ownership of a regular interest in Master REMIC II.  The Class I-R Certificate represents ownership of the sole class of residual interest in each of REMIC IA, REMIC IIA, REMIC IIIA, REMIC IVA, REMIC VA and Master REMIC I.  The Class II-A-LR Certificate represents ownership of the sole class of residual interest in REMIC IB and the Class II-A-UR Certificate represents ownership of the sole class of residual interest in Master REMIC II.  The Class R-X Certificate represents ownership of the sole class of residual interest in the Class I-C REMIC and the Class I-P REMIC.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

The Class I-P REMIC shall hold as its assets the Class I-P interest issued by the Master REMIC I, and such interest is hereby designated as a regular interest in the Class I-P REMIC for purposes of the REMIC Provisions.  The Class I-C REMIC shall hold as its assets the Class I-C interest issued by the Master REMIC I, and such interest is hereby designated as a regular interest in the Class I-C REMIC for purposes of the REMIC Provisions.  Master REMIC I shall hold as its assets the Class I-P Reserve Fund and the uncertificated interests in REMIC VA, other than the LT5-RA interest, and each such interest is hereby designated as a regular interest in REMIC VA for purposes of the REMIC Provisions.  REMIC VA shall hold as its assets the uncertificated interests in REMIC IVA, other than the LT4-RA interest, and each such interest is hereby designated as a regular interest in REMIC IVA for purposes of the REMIC Provisions.  REMIC IVA shall hold as its assets the uncertificated interests in REMIC IIIA, other than the LT3-RA interest, and each such interest is hereby designated as a regular interest in REMIC IIIA for purposes of the REMIC Provisions.  REMIC IIIA shall hold as its assets the uncertificated interests in REMIC IIA, other than the LT2-RA interest, and each such interest is hereby designated as a regular interest in REMIC IIA for purposes of the REMIC Provisions.  REMIC IIA shall hold as its assets the uncertificated interests in REMIC IA, other than the LT1-RA interest, and each such interest is hereby designated as a regular interest in REMIC IA for purposes of the REMIC Provisions.  The REMIC IA shall hold as its assets the property of the Trust Fund relating to the Group I Mortgage Loans, other than the interests in REMIC IVA, REMIC IIIA, REMIC IIA and REMIC IA, and the Excluded Trust Assets.  Master REMIC II shall hold as its assets the uncertificated interests in REMIC IB, other than the LT1-RB interest, and each such interest is hereby designated as a regular interest in REMIC IB for purposes of the REMIC Provisions.  The REMIC IB shall hold as its assets the property of the Trust Fund relating to the Group II Mortgage Loans, other than the interests in REMIC IB and the Excluded Trust Assets.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC IA:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC IA, each of which (other than the LT1-RA interest) is hereby designated as a regular interest in REMIC IA (the “REMIC IA Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
LT1-A	(4)	(1)
LT1-F1	$ 1,230,500.00	(2)
LT1-V1	$ 1,230,500.00	(3)
LT1-F2	$ 1,222,500.00	(2)
LT1-V2	$ 1,222,500.00	(3)
LT1-F3	$ 1,214,000.00	(2)
LT1-V3	$ 1,214,000.00	(3)
LT1-F4	$ 1,206,000.00	(2)
LT1-V4	$ 1,206,000.00	(3)
LT1-F5	$ 1,197,500.00	(2)
LT1-V5	$ 1,197,500.00	(3)
LT1-F6	$ 1,189,500.00	(2)
LT1-V6	$ 1,189,500.00	(3)
LT1-F7	$ 1,182,000.00	(2)
LT1-V7	$ 1,182,000.00	(3)
LT1-F8	$ 1,173,500.00	(2)
LT1-V8	$ 1,173,500.00	(3)
LT1-F9	$ 1,166,000.00	(2)
LT1-V9	$ 1,166,000.00	(3)
LT1-F10	$ 1,157,500.00	(2)
LT1-V10	$ 1,157,500.00	(3)
LT1-F11	$ 1,150,500.00	(2)
LT1-V11	$ 1,150,500.00	(3)
LT1-F12	$ 1,142,500.00	(2)
LT1-V12	$ 1,142,500.00	(3)
LT1-F13	$ 1,134,500.00	(2)
LT1-V13	$ 1,134,500.00	(3)
LT1-F14	$ 1,127,000.00	(2)
LT1-V14	$ 1,127,000.00	(3)
LT1-F15	$ 1,119,500.00	(2)
LT1-V15	$ 1,119,500.00	(3)
LT1-F16	$ 1,112,000.00	(2)
LT1-V16	$ 1,112,000.00	(3)
LT1-F17	$ 1,104,500.00	(2)
LT1-V17	$ 1,104,500.00	(3)
LT1-F18	$ 1,097,500.00	(2)
LT1-V18	$ 1,097,500.00	(3)
LT1-F19	$ 1,089,500.00	(2)
LT1-V19	$ 1,089,500.00	(3)
LT1-F20	$ 1,082,500.00	(2)
LT1-V20	$ 1,082,500.00	(3)
LT1-F21	$ 1,075,500.00	(2)
LT1-V21	$ 1,075,500.00	(3)
LT1-F22	$ 1,068,000.00	(2)
LT1-V22	$ 1,068,000.00	(3)
LT1-F23	$ 1,061,000.00	(2)
LT1-V23	$ 1,061,000.00	(3)
LT1-F24	$ 1,053,500.00	(2)
LT1-V24	$ 1,053,500.00	(3)
LT1-F25	$ 1,047,000.00	(2)
LT1-V25	$ 1,047,000.00	(3)
LT1-F26	$ 1,039,500.00	(2)
LT1-V26	$ 1,039,500.00	(3)
LT1-F27	$ 1,033,000.00	(2)
LT1-V27	$ 1,033,000.00	(3)
LT1-F28	$ 1,025,500.00	(2)
LT1-V28	$ 1,025,500.00	(3)
LT1-F29	$ 1,019,500.00	(2)
LT1-V29	$ 1,019,500.00	(3)
LT1-F30	$ 1,012,000.00	(2)
LT1-V30	$ 1,012,000.00	(3)
LT1-F31	$ 1,005,500.00	(2)
LT1-V31	$ 1,005,500.00	(3)
LT1-F32	$ 999,000.00	(2)
LT1-V32	$ 999,000.00	(3)
LT1-F33	$ 992,000.00	(2)
LT1-V33	$ 992,000.00	(3)
LT1-F34	$ 985,500.00	(2)
LT1-V34	$ 985,500.00	(3)
LT1-F35	$ 979,000.00	(2)
LT1-V35	$ 979,000.00	(3)
LT1-F36	$ 972,500.00	(2)
LT1-V36	$ 972,500.00	(3)
LT1-F37	$ 965,500.00	(2)
LT1-V37	$ 965,500.00	(3)
LT1-F38	$ 959,500.00	(2)
LT1-V38	$ 959,500.00	(3)
LT1-F39	$ 953,500.00	(2)
LT1-V39	$ 953,500.00	(3)
LT1-F40	$ 946,500.00	(2)
LT1-V40	$ 946,500.00	(3)
LT1-F41	$ 940,500.00	(2)
LT1-V41	$ 940,500.00	(3)
LT1-F42	$ 934,500.00	(2)
LT1-V42	$ 934,500.00	(3)
LT1-F43	$ 928,000.00	(2)
LT1-V43	$ 928,000.00	(3)
LT1-F44	$ 922,000.00	(2)
LT1-V44	$ 922,000.00	(3)
LT1-F45	$ 916,000.00	(2)
LT1-V45	$ 916,000.00	(3)
LT1-F46	$ 909,500.00	(2)
LT1-V46	$ 909,500.00	(3)
LT1-F47	$ 904,000.00	(2)
LT1-V47	$ 904,000.00	(3)
LT1-F48	$ 897,500.00	(2)
LT1-V48	$ 897,500.00	(3)
LT1-F49	$ 892,000.00	(2)
LT1-V49	$ 892,000.00	(3)
LT1-F50	$ 885,500.00	(2)
LT1-V50	$ 885,500.00	(3)
LT1-F51	$ 880,000.00	(2)
LT1-V51	$ 880,000.00	(3)
LT1-F52	$ 874,500.00	(2)
LT1-V52	$ 874,500.00	(3)
LT1-F53	$ 868,500.00	(2)
LT1-V53	$ 868,500.00	(3)
LT1-F54	$ 862,500.00	(2)
LT1-V54	$ 862,500.00	(3)
LT1-F55	$ 857,000.00	(2)
LT1-V55	$ 857,000.00	(3)
LT1-F56	$ 851,500.00	(2)
LT1-V56	$ 851,500.00	(3)
LT1-F57	$ 845,500.00	(2)
LT1-V57	$ 845,500.00	(3)
LT1-F58	$ 840,000.00	(2)
LT1-V58	$ 840,000.00	(3)
LT1-F59	$ 835,000.00	(2)
LT1-V59	$ 835,000.00	(3)
LT1-F60	$ 829,000.00	(2)
LT1-V60	$ 829,000.00	(3)
LT1-F61	$ 823,500.00	(2)
LT1-V61	$ 823,500.00	(3)
LT1-F62	$ 1,445,000.00	(2)
LT1-V62	$ 1,445,000.00	(3)
LT1-F63	$ 4,039,000.00	(2)
LT1-V63	$ 4,039,000.00	(3)
LT1-F64	$ 3,888,500.00	(2)
LT1-V64	$ 3,888,500.00	(3)
LT1-F65	$ 3,743,000.00	(2)
LT1-V65	$ 3,743,000.00	(3)
LT1-F66	$ 12,698,500.00	(2)
LT1-V66	$ 12,698,500.00	(3)
LT1-F67	$ 3,242,500.00	(2)
LT1-V67	$ 3,242,500.00	(3)
LT1-F68	$ 3,122,000.00	(2)
LT1-V68	$ 3,122,000.00	(3)
LT1-F69	$ 3,005,500.00	(2)
LT1-V69	$ 3,005,500.00	(3)
LT1-F70	$ 2,894,000.00	(2)
LT1-V70	$ 2,894,000.00	(3)
LT1-F71	$ 2,794,500.00	(2)
LT1-V71	$ 2,794,500.00	(3)
LT1-F72	$ 9,410,500.00	(2)
LT1-V72	$ 9,410,500.00	(3)
LT1-F73	$ 2,453,000.00	(2)
LT1-V73	$ 2,453,000.00	(3)
LT1-F74	$ 2,366,500.00	(2)
LT1-V74	$ 2,366,500.00	(3)
LT1-F75	$ 2,283,500.00	(2)
LT1-V75	$ 2,283,500.00	(3)
LT1-F76	$ 2,209,500.00	(2)
LT1-V76	$ 2,209,500.00	(3)
LT1-F77	$ 2,133,000.00	(2)
LT1-V77	$ 2,133,000.00	(3)
LT1-F78	$ 8,462,500.00	(2)
LT1-V78	$ 8,462,500.00	(3)
LT1-F79	$ 1,986,500.00	(2)
LT1-V79	$ 1,986,500.00	(3)
LT1-F80	$ 1,918,500.00	(2)
LT1-V80	$ 1,918,500.00	(3)
LT1-F81	$ 1,852,000.00	(2)
LT1-V81	$ 1,852,000.00	(3)
LT1-F82	$ 1,787,500.00	(2)
LT1-V82	$ 1,787,500.00	(3)
LT1-F83	$ 1,727,000.00	(2)
LT1-V83	$ 1,727,000.00	(3)
LT1-F84	$ 6,613,000.00	(2)
LT1-V84	$ 6,613,000.00	(3)
LT1-F85	$ 1,617,500.00	(2)
LT1-V85	$ 1,617,500.00	(3)
LT1-F86	$ 1,561,500.00	(2)
LT1-V86	$ 1,561,500.00	(3)
LT1-F87	$ 1,507,000.00	(2)
LT1-V87	$ 1,507,000.00	(3)
LT1-F88	$ 1,454,500.00	(2)
LT1-V88	$ 1,454,500.00	(3)
LT1-F89	$ 1,403,500.00	(2)
LT1-V89	$ 1,403,500.00	(3)
LT1-F90	$ 1,355,000.00	(2)
LT1-V90	$ 1,355,000.00	(3)
LT1-F91	$ 1,308,000.00	(2)
LT1-V91	$ 1,308,000.00	(3)
LT1-F92	$ 1,262,000.00	(2)
LT1-V92	$ 1,262,000.00	(3)
LT1-F93	$ 1,218,500.00	(2)
LT1-V93	$ 1,218,500.00	(3)
LT1-F94	$ 1,176,000.00	(2)
LT1-V94	$ 1,176,000.00	(3)
LT1-F95	$ 1,135,000.00	(2)
LT1-V95	$ 1,135,000.00	(3)
LT1-F96	$ 1,097,000.00	(2)
LT1-V96	$ 1,097,000.00	(3)
LT1-F97	$ 1,058,500.00	(2)
LT1-V97	$ 1,058,500.00	(3)
LT1-F98	$ 1,022,000.00	(2)
LT1-V98	$ 1,022,000.00	(3)
LT1-F99	$ 986,000.00	(2)
LT1-V99	$ 986,000.00	(3)
LT1-F100	$ 952,500.00	(2)
LT1-V100	$ 952,500.00	(3)
LT1-F101	$ 919,000.00	(2)
LT1-V101	$ 919,000.00	(3)
LT1-F102	$ 887,500.00	(2)
LT1-V102	$ 887,500.00	(3)
LT1-F103	$ 856,500.00	(2)
LT1-V103	$ 856,500.00	(3)
LT1-F104	$ 18,659,500.00	(2)
LT1-V104	$ 18,659,500.00	(3)
LT1-F105	$ 233,500.00	(2)
LT1-V105	$ 233,500.00	(3)
LT1-F106	$ 221,500.00	(2)
LT1-V106	$ 221,500.00	(3)
LT1-F107	$ 211,000.00	(2)
LT1-V107	$ 211,000.00	(3)
LT1-F108	$ 200,500.00	(2)
LT1-V108	$ 200,500.00	(3)
LT1-F109	$ 191,500.00	(2)
LT1-V109	$ 191,500.00	(3)
LT1-F110	$ 182,000.00	(2)
LT1-V110	$ 182,000.00	(3)
LT1-F111	$ 173,500.00	(2)
LT1-V111	$ 173,500.00	(3)
LT1-F112	$ 166,000.00	(2)
LT1-V112	$ 166,000.00	(3)
LT1-F113	$ 157,500.00	(2)
LT1-V113	$ 157,500.00	(3)
LT1-F114	$ 151,000.00	(2)
LT1-V114	$ 151,000.00	(3)
LT1-F115	$ 144,000.00	(2)
LT1-V115	$ 144,000.00	(3)
LT1-F116	$ 137,500.00	(2)
LT1-V116	$ 137,500.00	(3)
LT1-F117	$ 131,500.00	(2)
LT1-V117	$ 131,500.00	(3)
LT1-F118	$ 125,500.00	(2)
LT1-V118	$ 125,500.00	(3)
LT1-F119	$ 124,500.00	(2)
LT1-V119	$ 124,500.00	(3)
LT1-F120	$ 3,117,500.00	(2)
LT1-V120	$ 3,117,500.00	(3)
LT1-RA	(5)	(5)

___________________________

(1)

For each Distribution Date (and the related Accrual Period), the interest rate for the Class LT1-A Interest shall be the Aggregate Net WAC, adjusted for expenses in respect of the Group I Certificate Insurance Policy but determined without regard to the Group I Swap Agreement (the “ Group I REMIC IA WAC”).

(2)

For any Distribution Date (and the related Accrual Period), the interest rate for each of these interests shall be the lesser of (i) the product of (a) the “Swap Fixed Rate (%)” under the Group I Swap Agreement for such Distribution Date, as set forth in Annex V to the Prospectus Supplement, (b) 2, and (c) the quotient of (x) the actual number of days in the related Accrual Period divided by (y) 30 (the “REMIC Swap Rate”), and (ii) the product of (a) the Group I REMIC IA WAC and (b) 2.

(3)

For any Distribution Date (and the related Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the Group I REMIC IA WAC and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC IA.

(5)

The Class LT1-RA interest shall not have a principal amount and shall not bear interest.  The Class LT1-RA interest is hereby designated as the sole class of residual interest in REMIC IA.

On each Distribution Date, the Trust Administrator shall first pay or charge as an expense of  REMIC IA all expenses of the Trust Fund relating to the Group I Mortgage Loans for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Trust Administrator shall distribute the aggregate Group I Interest Remittance Amount (net of expenses described in the preceding paragraph and without regard to any payments related to the Group I Swap Agreement) with respect to each of the REMIC IA Regular Interests based on the above-described interest rates.

On each Distribution Date, the Trust Administrator shall distribute the aggregate Group I Principal Remittance Amount with respect to the REMIC IA Regular Interests, first to the Class LT1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other REMIC IA Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Group I Mortgage Loans shall be allocated among the REMIC IA Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Trust Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Class I-P Prepayment Charges in respect of the Group I Mortgage Loans to the Class LT1-F120 Interest.

REMIC IIA:

 The following table sets forth the designations, principal balances and interest rates for each interest in REMIC IIA, each of which (other than the Class LT2-RA interest) is hereby designated as a regular interest in REMIC IIA (the “REMIC IIA Regular Interests”):

Class Designation	Interest Rate	Initial Principal Balance
LT2-LIBOR 1	(1)	(2)
LT2-A	(1)	(3)
LT2-Swap IO	(4)	(4)
LT2-RA	(5)	(5)

(1)

For each Distribution Date (and the related Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the REMIC IA Regular Interests in REMIC IA for such Distribution Date, provided, however, that for any Distribution Date on which the LT2-Swap IO Interest is entitled to a portion of the interest accruals on a REMIC IA Regular Interest having an “F” in its class designation, as described in footnote four below, such weighted average shall be computed by first subjecting the rate on such REMIC IA Regular Interest to a cap equal to the product of (i) two, and (ii) LIBOR (as determined pursuant to the Group I Swap Agreement and adjusted for the applicable day count convention) for such Distribution Date (“Swap LIBOR”) (the “Group I REMIC IIA WAC”).

(2)

This interest shall have an initial principal balance equal to the aggregate Stated Principal Balance of the Group I LIBOR Loans with prepayment penalties as of the Cut-off Date.

(3)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC IIA (other than any interest only interest).

(4)

The Class LT2-Swap IO is an interest only class that does not have a principal balance.  For the applicable Distribution Date listed in the first column in the table below, the Class LT2-Swap IO shall be entitled to interest accrued on each REMIC IA Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such REMIC IA Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC IA Class Designation
1	Class LT1-F1 through LT1-F120
2	Class LT1-F2 through LT1-F120
3	Class LT1-F3 through LT1-F120
4	Class LT1-F4 through LT1-F120
5	Class LT1-F5 through LT1-F120
6	Class LT1-F6 through LT1-F120
7	Class LT1-F7 through LT1-F120
8	Class LT1-F8 through LT1-F120
9	Class LT1-F9 through LT1-F120
10	Class LT1-F10 through LT1-F120
11	Class LT1-F11 through LT1-F120
12	Class LT1-F12 through LT1-F120
13	Class LT1-F13 through LT1-F120
14	Class LT1-F14 through LT1-F120
15	Class LT1-F15 through LT1-F120
16	Class LT1-F16 through LT1-F120
17	Class LT1-F17 through LT1-F120
18	Class LT1-F18 through LT1-F120
19	Class LT1-F19 through LT1-F120
20	Class LT1-F20 through LT1-F120
21	Class LT1-F21 through LT1-F120
22	Class LT1-F22 through LT1-F120
23	Class LT1-F23 through LT1-F120
24	Class LT1-F24 through LT1-F120
25	Class LT1-F25 through LT1-F120
26	Class LT1-F26 through LT1-F120
27	Class LT1-F27 through LT1-F120
28	Class LT1-F28 through LT1-F120
29	Class LT1-F29 through LT1-F120
30	Class LT1-F30 through LT1-F120
31	Class LT1-F31 through LT1-F120
32	Class LT1-F32 through LT1-F120
33	Class LT1-F33 through LT1-F120
34	Class LT1-F34 through LT1-F120
35	Class LT1-F35 through LT1-F120
36	Class LT1-F36 through LT1-F120
37	Class LT1-F37 through LT1-F120
38	Class LT1-F38 through LT1-F120
39	Class LT1-F39 through LT1-F120
40	Class LT1-F40 through LT1-F120
41	Class LT1-F41 through LT1-F120
42	Class LT1-F42 through LT1-F120
43	Class LT1-F43 through LT1-F120
44	Class LT1-F44 through LT1-F120
45	Class LT1-F45 through LT1-F120
46	Class LT1-F46 through LT1-F120
47	Class LT1-F47 through LT1-F120
48	Class LT1-F48 through LT1-F120
49	Class LT1-F49 through LT1-F120
50	Class LT1-F50 through LT1-F120
51	Class LT1-F51 through LT1-F120
52	Class LT1-F52 through LT1-F120
53	Class LT1-F53 through LT1-F120
54	Class LT1-F54 through LT1-F120
55	Class LT1-F55 through LT1-F120
56	Class LT1-F56 through LT1-F120
57	Class LT1-F57 through LT1-F120
58	Class LT1-F58 through LT1-F120
59	Class LT1-F59 through LT1-F120
60	Class LT1-F60 through LT1-F120
61	Class LT1-F61 through LT1-F120
62	Class LT1-F62 through LT1-F120
63	Class LT1-F63 through LT1-F120
64	Class LT1-F64 through LT1-F120
65	Class LT1-F65 through LT1-F120
66	Class LT1-F66 through LT1-F120
67	Class LT1-F67 through LT1-F120
68	Class LT1-F68 through LT1-F120
69	Class LT1-F69 through LT1-F120
70	Class LT1-F70 through LT1-F120
71	Class LT1-F71 through LT1-F120
72	Class LT1-F72 through LT1-F120
73	Class LT1-F73 through LT1-F120
74	Class LT1-F74 through LT1-F120
75	Class LT1-F75 through LT1-F120
76	Class LT1-F76 through LT1-F120
77	Class LT1-F77 through LT1-F120
78	Class LT1-F78 through LT1-F120
79	Class LT1-F79 through LT1-F120
80	Class LT1-F80 through LT1-F120
81	Class LT1-F81 through LT1-F120
82	Class LT1-F82 through LT1-F120
83	Class LT1-F83 through LT1-F120
84	Class LT1-F84 through LT1-F120
85	Class LT1-F85 through LT1-F120
86	Class LT1-F86 through LT1-F120
87	Class LT1-F87 through LT1-F120
88	Class LT1-F88 through LT1-F120
89	Class LT1-F89 through LT1-F120
90	Class LT1-F90 through LT1-F120
91	Class LT1-F91 through LT1-F120
92	Class LT1-F92 through LT1-F120
93	Class LT1-F93 through LT1-F120
94	Class LT1-F94 through LT1-F120
95	Class LT1-F95 through LT1-F120
96	Class LT1-F96 through LT1-F120
97	Class LT1-F97 through LT1-F120
98	Class LT1-F98 through LT1-F120
99	Class LT1-F99 through LT1-F120
100	Class LT1-F100 through LT1-F120
101	Class LT1-F101 through LT1-F120
102	Class LT1-F102 through LT1-F120
103	Class LT1-F103 through LT1-F120
104	Class LT1-F104 through LT1-F120
105	Class LT1-F105 through LT1-F120
106	Class LT1-F106 through LT1-F120
107	Class LT1-F107 through LT1-F120
108	Class LT1-F108 through LT1-F120
109	Class LT1-F109 through LT1-F120
110	Class LT1-F110 through LT1-F120
111	Class LT1-F111 through LT1-F120
112	Class LT1-F112 through LT1-F120
113	Class LT1-F113 through LT1-F120
114	Class LT1-F114 through LT1-F120
115	Class LT1-F115 through LT1-F120
116	Class LT1-F116 through LT1-F120
117	Class LT1-F117 through LT1-F120
118	Class LT1-F118 through LT1-F120
119	Class LT1-F119 through LT1-F120
120	Class LT1-F120

(5)

The Class LT2-RA interest shall not have a principal amount and shall not bear interest.  The Class LT2-RA interest is hereby designated as the sole class of residual interest in REMIC IIA.

On each Distribution Date, interest distributable in respect of the Regular Interests in REMIC IIA for such Distribution Date shall be distributed to such Regular Interests at the interest rates shown above.

On each Distribution Date, all Realized Losses and the aggregate Group I Principal Remittance Amount with respect to the REMIC IA Regular Interests shall be allocated first to the LT2-LIBOR 1 Interest until its principal balance equals the aggregate Stated Principal Balance of the Group I LIBOR Loans with prepayment penalties and then to the LT2-A Interest, until its class principal balance is reduced to zero.

On each Distribution Date, the Trust Administrator shall distribute the Class I-P Prepayment Charges collected in respect of the Group I Mortgage Loans during the preceding Prepayment Period to the LT2-A Interest.

REMIC IIIA

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC IIIA, each of which (other than the Class LT3-RA interest) is hereby designated as a regular interest in REMIC IIIA (the “REMIC IIIA Regular Interests”):

Class Designation	Interest Rate	Initial Principal Balance
LT3-LIBOR 2	(1)	(2)
LT3-A	(1)	(3)
LT3-IO 1	(4)	(4)
LT3-Swap IO	(5)	(5)
LT3-RA	(6)	(6)

(1)

This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC IIIA Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on the LT2-LIBOR 1 and LT2-A Interests in REMIC IIA, computed after reducing the rate payable on the LT2-LIBOR 1 Interest by 5.500% for each Distribution Date prior to the Distribution Date in December 2016 (the “Group I REMIC IIIA WAC”).

(2)

This interest shall have an initial principal balance equal to $100,000,000.

(3)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC IIIA (other than any interest-only classes).

(4)

The Class LT3-IO 1 is an interest only class that does not have a principal balance.  For each Distribution Date before December 2016, the LT3-IO 1 Interest shall be entitled to interest payable on the LT2-LIBOR 1 Interest in REMIC IIA at a rate equal to the lesser of (i) 5.500% and (ii) the interest rate for the LT2-LIBOR 1 Interest in REMIC IIA.

(5)

The LT3-Swap IO Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT2-Swap IO Interest in REMIC IIA.

(6)

The Class LT3-RA interest shall not have a principal amount and shall not bear interest.  The Class LT3-RA interest is hereby designated as the sole class of residual interest in REMIC IIIA.

On each Distribution Date, the aggregate Group I Interest Remittance Amount for such Distribution Date shall be distributed to such Regular Interests at the rates shown above.

On each Distribution Date, all Realized Losses and the aggregate Group I Principal Remittance Amount shall be allocated first to the LT3-LIBOR 2 Interest until its principal balance is reduced to the Notional Amount for the Class I-X-2 Certificates for the next Distribution Date and then to the LT3-A Interest, until its class principal balance is reduced to zero.

On each Distribution Date, the Trust Administrator shall distribute the Class I-P Prepayment Charges collected in respect of the Group I Mortgage Loans during the preceding Prepayment Period to the LT3-A Interest.

REMIC IVA

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC IVA, each of which (other than the Class LT4-RA interest) is hereby designated as a regular interest in REMIC IVA (the “REMIC IVA Regular Interests”):

Class Designation	Interest Rate	Initial Principal Balance
LT4-MTA	(1)	(2)
LT4-A	(1)	(3)
LT4-IO 1	(4)	(4)
LT4-IO 2	(5)	(5)
LT4-Swap IO	(6)	(6)
LT4-RA	(7)	(7)

(1) This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC IVA Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on the LT3-LIBOR 2 and LT3-A Interests in REMIC IIIA, computed after reducing the rate payable on the LT3-LIBOR 2 Interest by 5.500% for each Distribution Date prior to the Distribution Date in December 2016 (the “Group I REMIC IVA WAC”).

(2)

This interest shall have an initial principal balance equal to the product of (i) the aggregate Stated Principal Balance of the Group I MTA Loans with 3-year prepayment penalties as of the Cut-off Date multiplied by (ii) the initial aggregate Class Principal Balances of the Subgroup I-1 Certificates and Subgroup I-2 Certificates divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

(3)

This interest shall have an initial principal balance equal to the excess of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in REMIC IVA (other than any interest-only classes).

(4)

The LT4-IO 1 Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT3-IO 1 Interest in REMIC IIIA

(5)

The Class LT4-IO 2 is an interest only class that does not have a principal balance.  For each Distribution Date before December 2016, the LT4-IO 2 Interest shall be entitled to interest payable on the LT3-LIBOR 2 Interest in REMIC IIIA at a rate equal to the lesser of (i) 5.500% and (ii) the interest rate for the LT3-LIBOR 2 Interest in REMIC IIIA.

(6)

The LT4-Swap IO Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT3-Swap IO Interest in REMIC IIIA

(7)

The Class LT4-RA interest shall not have a principal amount and shall not bear interest.  The Class LT4-RA interest is hereby designated as the sole class of residual interest in REMIC IVA.

On each Distribution Date, the aggregate Group I Interest Remittance Amount for such Distribution Date shall be distributed to such Regular Interests at the rates shown above.

On each Distribution Date, all Realized Losses and the aggregate Group I Principal Remittance Amount shall be allocated first to the LT4-MTA Interest until its principal balance is reduced to the Notional Amount for the Class I-X-3 Certificates for the next Distribution Date and then to the LT4-A Interest, until its class principal balance is reduced to zero.

On each Distribution Date, the Trust Administrator shall distribute the Class I-P Prepayment Charges collected in respect of the Group I Mortgage Loans during the preceding Prepayment Period to the LT4-A Interest.

REMIC VA

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC VA, each of which (other than the Class LT5-RA interest) is hereby designated as a regular interest in REMIC VA (the “REMIC VA Regular Interests”):

Class Designation	Interest Rate	Initial Class Principal Balance	Corresponding Class of Certificate(s)
Class LT5-1A	(1)	(2)	I-1A
Class LT5-2A1	(1)	(2)	I-2A1
Class LT5-2A2	(1)	(2)	I-2A2
Class LT5-2A3	(1)	(2)	I-2A3
Class LT5-2A4	(1)	(2)	I-2A4
Class LT5-M1	(1)	(2)	I-M1
Class LT5-M2	(1)	(2)	I-M2
Class LT5-M3	(1)	(2)	I-M3
Class LT5-M4	(1)	(2)	I-M4
Class LT5-M5	(1)	(2)	I-M5
Class LT5-M6	(1)	(2)	I-M6
Class LT5-M7	(1)	(2)	I-M7
Class LT5-Q	(1)	(3)	N/A
Class LT5-IO 1	(4)	(4)	I-X-1
Class LT5-IO 2	(5)	(5)	I-X-2
Class LT5-IO 3	(6)	(6)	I-X-3
Class LT5-Swap IO	(7)	(7)	N/A
Class LT5-RA	(8)	(8)	N/A

(1)  This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC VA Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on the LT4-MTA and LT4-A Interests in REMIC IVA, computed after reducing the rate payable on the LT4-MTA Interest by 0.500% for each Distribution Date (the “Group I REMIC VA WAC”).

(2)

This interest shall have an initial class principal amount equal to one-half of the initial Certificate Principal Balance of its Corresponding Class of Certificates.

(3)

This interest shall have an initial principal balance equal to the excess of (a) the aggregate Principal Balance of the Group I Mortgage Loans as of the Cut-off Date over (b) the sum of the initial principal balances of the interests in REMIC VA (other than any interest-only classes).

(4)

The Class LT5-IO 1 Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT4-IO 1 Interest in REMIC IVA.

(5)

The Class LT5-IO 2 Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT4-IO 2 Interest in REMIC IVA.

(6)

The Class LT5-IO 3 is an interest only class that does not have a principal balance.  For each Distribution Date, the Class LT5-IO 3 shall be entitled to interest payable on the LT4-MTA Interest in REMIC IVA at a rate equal to the lesser of (i) 0.500% and (ii) the interest rate for the LT4-MTA Interest in REMIC IVA.

(7)

The LT5-Swap IO Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the LT4-Swap IO Interest in REMIC IVA.

(8)

The LT5-RA interest shall not have a principal amount and shall not bear interest.  The LT5-RA interest is hereby designated as the sole class of residual interest in REMIC VA.

On each Distribution Date, the aggregate Group I Interest Remittance Amount shall be distributed with respect to each of the REMIC VA Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the LT5-Q Interest shall be deferred to the extent necessary to make the principal distributions described in priority (i) below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the LT5-Q Interest.

On each Distribution Date, the aggregate Group I Principal Remittance Amount (together with an amount equal to the interest deferred on the Class LT5-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the REMIC VA Regular Interests in the following order of priority:

(i)

first, to each REMIC VA Regular Interest having a Corresponding Class in Master REMIC I (other than the LT5-IO 1, LT5-IO 2 and LT5-IO 3 Interests) until the Class Principal Amount of each such REMIC VA Regular Interest equals one-half of the Certificate Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date; and

(ii)

second, to the Class LT5-Q Interest, any remaining amounts.

On each Distribution Date, the Trust Administrator shall distribute the Class I-P Prepayment Charges collected in respect of the Group I Mortgage Loans during the preceding Prepayment Period to the LT5-Q Interest.

Master REMIC I

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of REMIC VA Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “Master REMIC I.”  The Class I-R Certificates will represent ownership of the sole class of residual interests in Master REMIC I.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates and interests.

Designation	Pass-Through Rate(13)	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class I-1A	(2)	$386,287,000	January 25, 2047
Class I-2A1	(2)	$610,292,000	January 25, 2047
Class I-2A2	(2)	$254,287,000	January 25, 2047
Class I-2A3	(3)	$295,039,000	January 25, 2047
Class I-2A4	(2)	$204,639,000	January 25, 2047
Class I-X-1	(4)	(5)	January 25, 2047
Class I-X-2	(6)	(7)	January 25, 2047
Class I-X-3	(8)	(9)	January 25, 2047
Class I-M1	(10)	$43,046,000	January 25, 2047
Class I-M2	(10)	$32,524,000	January 25, 2047
Class I-M3	(10)	$14,349,000	January 25, 2047
Class I-M4	(10)	$30,609,000	January 25, 2047
Class I-M5	(10)	$9,566,000	January 25, 2047
Class I-M6	(10)	$9,566,000	January 25, 2047
Class I-M7	(10)	$13,393,000	January 25, 2047
Class I-C interest	(11)	$9,576,104	January 25, 2047
Class I-P interest	(12)	$100	January 25, 2047
Class I-R	N/A	N/A	January 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Pass-Through Rate on any Distribution Date with respect to the Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 Certificates will be a per annum rate equal to the lesser of (i) LIBOR for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(3)

The Pass-Through Rate on any Distribution Date with respect to the Class I-2A3 Certificates will be a per annum rate equal to the lesser of (i) MTA for the related Accrual Period plus the related Certificate Margin and (ii) the related Net Rate Cap.

(4)

The Pass-Through rate for the Class I-X-1 Certificates on any Distribution Date (i) on or prior to the Distribution Date in November 2016 will be a per annum rate equal to the lesser of (x) 5.500% per annum and (y) the related Net Rate Cap and (ii) on any Distribution Date after the Distribution Date in November 2016 will be zero.

(5)

The Class I-X-1 Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class I-X-1 Notional Amount (initially, $172,516,697).

(6)

The Pass-Through Rate with respect to the Class I-X-2 Certificates on any Distribution Date (i) on or prior to the Distribution Date in November 2016 will be a per annum rate equal to lesser of (x) 5.500% per annum and (y) the related Net Rate Cap, and (ii) on any Distribution Date after the Distribution Date in November 2016 will be zero.

(7)

The Class I-X-2 Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class I-X-2 Notional Amount (initially, $100,000,000).

(8)

The Pass-Through Rate for the Class I-X-3 Certificates on any Distribution Date will be a per annum rate equal to the lesser of (x) 0.500% per annum and (y) the related Net Rate Cap.

(9)

The Class I-X-3 Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class I-X-3 Notional Amount (initially, $625,251,404).

(10)

The Pass-Through Rate on any Distribution Date with respect to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates will be a per annum rate equal to the lesser of (i) LIBOR for the related Accrual Period plus the Certificate Margin and (ii) the related Net Rate Cap.

(11)

The Class I-C interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class I-C interest outstanding from time to time. For purposes of the REMIC Provisions, Class I-C interest shall have an initial principal balance of $9,576,104, and the right to receive distributions of such amount represents a regular interest in Master REMIC I.  The Class I-C interest shall also comprise a notional component, which represents a regular interest in Master REMIC I.  Such component has a notional balance that will at all times equal the aggregate of the Class Principal Amounts of the REMIC VA Regular Interests, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the REMIC VA Regular Interests (other than any interest-only regular interest), over (ii) the Group I Adjusted WAC.  The Class I-C interest shall also be entitled to any distributions on the Class LT5-Swap IO Interest in REMIC VA.

 (12)The Class I-P interest will be entitled to the Class I-P Prepayment Charges collected, except such prepayment premiums and charges that are to be paid to the related Servicer.

(13)For purposes of the REMIC Provisions, the maximum rate of interest payable on the regular interest evidenced by this Certificate shall not exceed the Group I REMIC Maximum Rate.  For any Distribution Date on which the Pass-Through Rate for a Class of Group I Certificates is based on the Net Rate Cap, the amount of interest that would have been payable on such Certificates if the Group I REMIC Maximum Rate were substituted for the Net Rate Cap over the amount actually payable thereon shall be treated as having been paid to the owners of the such Class of Group I Certificates and then paid by such owners to the beneficial owners of the Class I-C Certificates pursuant to and as further described in Section 10.11(n) hereof.

Class I-C REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class I-C interest in the Master REMIC I as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class I-C REMIC.”  The Class I-C REMIC shall also issue the Class R-XIC Interest, which shall evidence the sole class of “residual interests” in the Class I-C REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class I-C	(2)	(2)	January 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class I-C Certificate shall be entitled to all amounts distributed with respect to the Class I-C interest in the Master REMIC I.  In addition, for purposes of the REMIC Provisions, the Class I-C Certificate shall represent beneficial ownership of (i) the Carryover Reserve Fund and the Cap Account; and (ii) an interest in the notional principal contracts described in Section 5.07(b) hereof.

Class I-P REMIC

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Class I-P interest issued by the Master REMIC I as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as the “Class I-P REMIC.”  The Class I-P REMIC shall also issue the Class R-XIP Interest, which shall evidence the sole class of “residual interests” in the Class I-P REMIC for purposes of the REMIC Provisions under federal income tax law.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class I-P	(2)	(2)	January 25, 2047

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class I-P Certificate shall be entitled to all amounts distributed with respect to the Class I-P interest in the Master REMIC I.

REMIC IB:

The following table sets forth the designations, principal balances and interest rates for each interest in REMIC IB, each of which (other than the LT1-RB interest) is hereby designated as a regular interest in REMIC IB (the “REMIC IB Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
LT1-B	(1)	(2)
LT1-RB(3)	$50.00	(2)

___________________________

(1)

This interest shall have an initial principal balance equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

(2)

For each Distribution Date (and the related Accrual Period), the interest rate for the Class LT1-B interest will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).

(3)

The Class LT1-RB interest is hereby designated as the sole class of residual interest in REMIC IB.  The Class II-A-LR Certificates represent ownership of the Class LT1-RB interest.

On each Distribution Date, the Trust Administrator shall first pay or charge as an expense of  REMIC IA all expenses of the Trust Fund relating to the Group II Mortgage Loans for such Distribution Date required to be made from the Trust Fund.

On each Distribution Date, the Trust Administrator shall distribute the aggregate Group II Interest Remittance Amount (net of expenses described in the preceding paragraph) with respect to the LT1-B Regular Interest based on the above-described interest rate.

On each Distribution Date, the Trust Administrator shall distribute the aggregate Group II Principal Remittance Amount to the LT1-B Regular Interest.  All losses on the Group II Mortgage Loans shall be allocated to LT1-B Regular Interest.

Master REMIC II

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of REMIC IB Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “Master REMIC II.”  The Class II-A-UR Certificates will represent ownership of the sole class of residual interest in Master REMIC II.  The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial aggregate Certificate Principal Balance for the indicated Class of Certificates and interests.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class II-A-1(2)	(3)	$166,692,000	November 25, 2036
Class II-A-2	(3)	$9,515,000	November 25, 2036
Class II-A-3(29)	(4)	$166,692,000	November 25, 2036
Class II-A-3X(29)	(5)	(6)	November 25, 2036
Class II-A-4(29)	(7)	$166,692,000	November 25, 2036
Class II-A-4X(29)	(8)	(9)	November 25, 2036
Class II-A-5(29)	(10)	$166,692,000	November 25, 2036
Class II-A-5X(29)	(11)	(12)	November 25, 2036
Class II-A-6(29)	(13)	$166,692,000	November 25, 2036
Class II-A-6X(29)	(14)	(15)	November 25, 2036
Class II-A-7(29)	(16)	$166,692,000	November 25, 2036
Class II-A-7X(29)	(17)	(18)	November 25, 2036
Class II-A-8(29)	(19)	$102,586,308	November 25, 2036
Class II-A-9(29)	(20)	$64,105,692	November 25, 2036
Class II-A-10(29)	(21)	$86,559,884	November 25, 2036
Class II-A-11(29)	(22)	$80,132,116	November 25, 2036
Class II-A-129(29)	(23)	$85,488,590	November 25, 2036
Class II-A-13(29)	(24)	$81,203,410	November 25, 2036
Class II-A-14(29)	(25)	$69,247,908	November 25, 2036
Class II-A-15(29)	(26)	$97,444,092	November 25, 2036
Class II-A-LR	(27)	$50	November 25, 2036
Class II-A-UR	(27)	$50	November 25, 2036
Class II-B-1	(27)	$4,843,000	November 25, 2036
Class II-B-2	(27)	$1,863,000	November 25, 2036
Class II-B-3	(27)	$1,025,000	November 25, 2036
Class II-B-4	(27)	$1,024,000	November 25, 2036
Class II-B-5	(27)	$745,000	November 25, 2036
Class II-B-6	(27)	$559,375	November 25, 2036
Class II-P	N/A	(28)	November 25, 2036

_______________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Latest Possible Maturity Date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

This Class shall be issued in uncertificated form and shall constitute an Uncertificated REMIC Interest.

 (3)

The Pass-Through Rate for these Classes of Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  The Pass-Through Rate for the first Distribution Date is 6.01928%.

(4)

The Pass-Through Rate for the Class II-A-3 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) over (ii) the Pass-Through Rate of the Class II-A-3X Certificates immediately prior to that Distribution Date.

(5)

The Pass-Through Rate for the Class II-A-3X Certificates for each Distribution Date on or prior to the Distribution Date in August 2011 will be a per annum rate equal to 0.51928%, and with respect to any Distribution Date after the Distribution Date in August 2011 will be equal to zero.

(6)

The Class II-A-3X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-A-3X Notional Amount (initially $166,692,000).

(7)

The Pass-Through Rate for the Class II-A-4 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) over (ii) the Pass-Through Rate of the Class II-A-4X Certificates immediately prior to that Distribution Date.

(8)

The Pass-Through Rate for the Class II-A-4X Certificates for each Distribution Date on or prior to the Distribution Date in August 2011 will be a per annum rate equal to 0.39428%, and with respect to any Distribution Date after the Distribution Date in August 2011 will be equal to zero.

(9)

The Class II-A-4X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-A-4X Notional Amount (initially  $166,692,000).

(10)

The Pass-Through Rate for the Class II-A-5 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) over (ii) the Pass-Through Rate of the Class II-A-5X Certificates immediately prior to that Distribution Date.

(11)

The Pass-Through Rate for the Class II-A-5X Certificates for each Distribution Date on or prior to the Distribution Date in August 2011 will be a per annum rate equal to 0.26928%, and with respect to any Distribution Date after the Distribution Date in August 2011 will be equal to zero.

(12)

The Class II-A-5X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-A-5X Notional Amount (initially  $166,692,000).

(13)

The Pass-Through Rate for the Class II-A-6 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) over (ii) the Pass-Through Rate of the Class II-A-6X Certificates immediately prior to that Distribution Date.

(14)

The Pass-Through Rate for the Class II-A-6X Certificates for each Distribution Date on or prior to the Distribution Date in August 2011 will be a per annum rate equal to 0.14428%, and with respect to any Distribution Date after the Distribution Date in August 2011 will be equal to zero.

(15)

The Class II-A-6X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-A-6X Notional Amount (initially  $166,692,000).

(16)

The Pass-Through Rate for the Class II-A-7 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) over (ii) the Pass-Through Rate of the Class II-A-7X Certificates immediately prior to that Distribution Date.

(17)

The Pass-Through Rate for the Class II-A-7X Certificates for each Distribution Date on or prior to the Distribution Date in August 2011 will be a per annum rate equal to 0.01928%, and with respect to any Distribution Date after the Distribution Date in August 2011 will be equal to zero.

(18)

The Class II-A-7X Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-A-7X Notional Amount (initially  $166,692,000).

(19)

The Pass-Through Rate for the Class II-A-8 Certificates for each Distribution Date will be a per annum rate equal to the sum of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date), plus (ii) 0.48072%.

(20)

The Pass-Through Rate for the Class II-A-9 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date),  over (ii) 0.76928%.

(21)

The Pass-Through Rate for the Class II-A-10 Certificates for each Distribution Date will be a per annum rate equal to the sum of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date), plus (ii) 0.48072%.

(22)

The Pass-Through Rate for the Class II-A-11 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date),  over (ii) 0.51928%.

(23)

The Pass-Through Rate for the Class II-A-12 Certificates for each Distribution Date will be a per annum rate equal to the sum of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date), plus (ii) 0.73072%.

(24)

The Pass-Through Rate for the Class II-A-13 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date),  over (ii) 0.76928%.

(25)

The Pass-Through Rate for the Class II-A-14 Certificates for each Distribution Date will be a per annum rate equal to the sum of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date), plus (ii) 0.73072%.

(26)

The Pass-Through Rate for the Class II-A-15 Certificates for each Distribution Date will be a per annum rate equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date),  over (ii) 0.51928%.

(27)

The Pass-Through Rate for these classes of Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, weighted on the basis of the outstanding principal balances of the Group II Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  The Pass-Through Rate for the first Distribution Date is 6.01928%.

(28)

The Class II-P Certificate will not have a Class Principal Balance and will not be entitled to distributions in respect of principal or interest. The Class II-P Certificate will be entitled to any Class II-P Prepayment Charges collected, except such prepayment premiums, penalties or charges that are to be paid to the related servicer.  The Class II-P Certificate does not represent an interest in any REMIC formed hereby.

(29)

 Each Class of Exchangeable Certificates shall be issueable pursuant to the Trust Agreement and does not evidence any interest in any REMIC formed hereby.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee agree as follows:

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Offered Certificates.

Class P Certificates

The Class I-P and Class II-P Certificates.

Delay Certificates

The Group I MTA Certificates, the Group I Interest-Only Certificates and the Group II Certificates.

ERISA-Restricted Certificates

The Offered Certificates (other than the ERISA-Restricted Trust Certificates, the Group II Senior Certificates (other than the Group II Residual Certificates), the Class II-B-1 Certificates, the Class II-B-2 Certificates and the Class II-B-3 Certificates), any Class of ERISA-Restricted Trust Certificates whose rating has fallen to below AA- or its equivalent upon its acquisition, the Private Certificates, the Residual Certificates and, in general, any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption

ERISA-Restricted Trust

Certificates

The Class I-1A, Class I-2A1, Class I-2A3, Class I-X-1, Class I-X-2 and Class I-X-3 Certificates.

Exchangeable Certificates

The Class II-A-3, Class II-A-3X, Class II-A-4, Class II-A-4X, Class II-A-5, Class II-A-5X, Class II-A-6, Class II-A-6X, Class II-A-7, Class II-A-7X, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14 and Class II-A-15 Certificates.

Exchangeable REMIC Certificates

The Class II-A-1 Certificates.

Group I Certificates

The Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3, Class I-2A4, Class I-X-1, Class I-X-2, Class I-X-3, Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7, Class I-C, Class I-P and Class I-R Certificates.

Group I Interest-Only Certificates

The Class I-X-1, Class I-X-2 and Class I-X-3 Certificates.

Group I LIBOR Certificates

The Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 Certificates and Group I Mezzanine Certificates.

Group I Mezzanine Certificates

The Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates.

Group I MTA Certificates

The Class I-2A3 Certificates.

Group I Offered Certificates

The Group I Senior and Group I Mezzanine Certificates.

Group I Residual Certificates

The Class I-R Certificates.

Group I Senior Certificates

The Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3, Class I-2A4, Class I-X-1, Class I-X-2 and Class I-X-3 Certificates.

Group I Subordinate Certificates

The Group I Mezzanine Certificates and the Class I-C Certificates.

Group II Certificates

The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-3X, Class II-A-4, Class II-A-4X, Class II-A-5, Class II-A-5X, Class II-A-6, Class II-A-6X, Class II-A-7, Class II-A-7X , Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-LR, Class II-A-UR,  Class II-B-1, Class II-B-2, Class II-B-3,  Class II-B-4, Class II-B-5, Class II-B-6 and Class II-P Certificates.

Group II Interest Only Certificates

The Class II-A-3X, Class II-A-4X, Class II-A-5X, Class II-A-6X and Class II-A-7X Certificates.

Group II Offered Certificates

The Group II Senior Certificates and Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Residual Certificates

The Class II-A-LR and Class II-A-UR Certificates.

Group II Senior Certificates

The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-3X, Class II-A-4, Class II-A-4X, Class II-A-5, Class II-A-5X, Class II-A-6, Class II-A-6X, Class II-A-7, Class II-A-7X, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-LR and Class II-A-UR Certificates.

Group II Subordinate Certificates

The Class II-B-1, Class II-B-2, Class II-B-3,  Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Interest Only Certificates

The Group I Interest-Only Certificates and Group II Interest-Only Certificates.

No Delay Certificates

The Group I LIBOR Certificates.

Offered Certificates

The Group I Offered Certificates and Group II Offered Certificates.

Physical Certificates

The Private Certificates and Residual Certificates.

Private Certificates

The Class I-P, Class I-C, Class I-R, Class II-B-4, Class II-B-5, Class II-B-6 and Class II-P Certificates.

Rating Agencies

Moody’s and S&P.

Regular Certificates

All Classes of Certificates, other than the Residual Certificates.

Residual Certificates

The Group I Residual Certificates, the Group II Residual Certificates, and the Class R-X Residual Certificates.

Subgroup I-1 Certificates

The Class I-1A Certificates.

Subgroup I-2 Certificates

The Class I-2A1, Class I-2A2, Class I-2A3 and Class I-2A4  Certificates.

Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01.  General Definitions and Group I Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 10.12.

Account Property:  All amounts and investments held from time to time in a Securities Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise), and all proceeds of the foregoing.

Accountant’s Attestation:  As defined in Section 3.22(b)(i).

Accrual Period: With respect to any Distribution Date and the Delay Certificates, the calendar month preceding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).  With respect to the first Distribution Date and the No Delay Certificates, the period from the Closing Date to (but excluding) the first Distribution Date (calculated on an actual/360 day basis).  With respect to each Distribution Date thereafter and the No Delay Certificates, from the prior Distribution Date to (but excluding) the current Distribution Date (calculated on an actual/360 day basis).

Additional Disclosure Notification:  As set forth in Exhibit S.

Additional Form 10-D Disclosure:  As defined in Section 10.12(a)(1).

Additional Form 10-K Disclosure:  As defined in Section 10.12(b)(i).

Adjustment Date:  As to each Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance:  An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01 or Section 5.01, as applicable.

Affiliate:  When used with reference to a specified Person, another Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Aggregate Available Funds Rate Cap:  For any Distribution Date is an amount, expressed as a percentage, equal to the product of (a) the Group I Available Funds for that Distribution Date and (b) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Aggregate Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, the sum of the Class I-2A2 Certificate Insurer Reimbursement Amount and the Class I-2A4 Certificate Insurer Reimbursement Amount.

Aggregate Net WAC: With respect to any Distribution Date and the Group I Mortgage Loans, the weighted average of the Net Mortgage Rate of each Group I Mortgage Loan weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

AHM:  American Home Mortgage Servicing, Inc., and its successors and assigns, in its capacity as Servicer of the AHM Mortgage Loans.

AHM Mortgage Loans:  The Mortgage Loans for which AHM is listed as “Servicer” on the Mortgage Loan Schedule.

AHM Servicing Agreement:  Solely with respect to the AHM Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of December 1, 2005, among the Transferor, as initial purchaser, AHM, as seller, and American Home Mortgage Servicing, Inc., as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the AHM Mortgage Loans.

Amount Held for Future Distribution:  As to any related Distribution Date and any Mortgage Loan, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date with respect to such Mortgage Loan at the close of business on the related Servicer Remittance Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

Annual Statement of Compliance: As defined in Section 3.21(a).

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Principal Balance of all Classes of Group I Certificates (other than the Interest Only Certificates and after all distributions of principal on such Distribution Date) exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of such Distribution Date.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

Assessment of Compliance:  As defined in Section 3.22(i)(a).

Assignment:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

Assignment Agreements:  The following Assignment, Assumption and Recognition Agreements, each dated as of January 16, 2007, whereby certain Servicing Agreements solely with respect to the related Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

(a)

The Assignment, Assumption and Recognition Agreement among AHM, as company, American Home Mortgage Servicing, Inc., as servicer, the Transferor and the Depositor;

(b)

The Assignment, Assumption and Recognition Agreement among IndyMac, as company, the Transferor and the Depositor; and

(c)

The Assignment, Assumption and Recognition Agreement among RFC, as company, the Transferor and the Depositor.

Assignment of Proprietary Lease:  With respect to a Cooperative Mortgage Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Mortgage Loan.

Auction Initiator:  The Class I-C Certificateholder; provided, that if the Class I-C Certificateholder has not exercised its rights to initiate an auction under Section 11.01 on any date on which the Class I-C Certificateholder is entitled to do so, and the Master Servicer has not exercised its termination rights under Section 11.01 on any date on which the Master Servicer is entitled to do so, the Auction Initiator shall be the Group I Certificate Insurer.

Auction Date:  As defined in Section 11.01.

Auction Purchaser:  As defined in Section 11.01.

Auction Sale Price:  As defined in Section 11.01.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or any city in which the Corporate Trust Office of the Trustee or Trust Administrator is located are authorized or obligated by law or executive order to be closed.

Carryover Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(h).

Cenlar:  Cenlar, FSB, and its successors and assigns, in its capacity as Servicer of the Cenlar Mortgage Loans.

Cenlar Serviced Mortgage Loans:  The Mortgage Loans for which Cenlar is listed as “Servicer” on the Mortgage Loan Schedule.

Cenlar Servicing Agreement:  Solely with respect to the Cenlar Serviced Mortgage Loans, the Servicing Agreement, dated as of January 1, 2006 by and among the Master Servicer, UBS Real Estate Securities Inc., as seller, and Cenlar, as servicer, as the same may be amended from time to time.

Certificate:  Any one of the Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator in substantially the forms attached hereto as Exhibits A through F.

Certificate Factor: With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class I-C Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class I-C Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class I-C Certificates) of such Class of Certificates as of the Closing Date.

Certificate Group:  The Group I Certificates and Group II Certificates, as applicable.

Certificate Margin:  The Certificate Margin with respect to each Class of Group I LIBOR Certificates and Group I MTA Certificates will be as set forth below:

	Certificate Margin
Class	(1)	(2)
Class I-1A	0.195%	0.390%
Class I-2A1	0.160%	0.320%
Class I-2A2	0.160%	0.320%
Class I-2A3	0.740%	0.740%
Class I-2A4	0.180%	0.360%
Class I-M1	0.380%	0.570%
Class I-M2	0.400%	0.600%
Class I-M3	0.420%	0.630%
Class I-M4	0.580%	0.870%
Class I-M5	0.630%	0.945%
Class I-M6	0.680%	1.020%
Class I-M7	1.200%	1.800%

(1)

For each Distribution Date through and including the Group I Optional Termination Date.

(2)

For each Distribution Date after the Group I Optional Termination Date.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Group I Certificate (other than the Interest Only Certificates and Class I-C Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination of that Group I Certificate (A) plus any increase to the Certificate Principal Balance of such Group I Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries and (B) minus the sum of (i) all distributions of principal previously made with respect to that Group I Certificate; provided, however, that solely for purposes of determining the Premium Distribution Amount payable to the Group I Certificate Insurer and the Group I Certificate Insurer’s rights as subrogee to the Holders of the Insured Certificates, the Certificate Principal Balance of any Insured Certificate shall be deemed not to be reduced by any principal amounts paid to the Holder thereof from payments made by the Group I Certificate Insurer under the Group I Certificate Insurance Policy, unless such amounts have been reimbursed to the Group I Certificate Insurer pursuant to Section 4.02, 4.09 or 4.10 and (ii)  any Applied Realized Loss Amounts allocated to such Group I Certificate on previous Distribution Dates pursuant to Section 4.02(c) without duplication; provided, however, that to the extent that any Realized Loss was paid under the Group I Certificate Insurance Policy, any Subsequent Recoveries payable to the Class I-2A2 and Class I-2A4 Certificates shall be payable to the Group I Certificate Insurer.  With respect to each Class I-C Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Class Principal Balance of the REMIC VA Regular Interests (other than any Interest-Only Classes) over (B) the then aggregate Certificate Principal Balance of the Group I Senior Certificates and the Group I Mezzanine Certificates then outstanding.

 With respect to any Group II Certificates (other than the Class II-P Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Group II Subordinate Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 5.03; provided, however, that pursuant to Section 5.03(d), the Class Principal Balance of a Class of Group II Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Group II Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.  The Class II-P Certificates have no Certificate Principal Balance.

Certificate Register:  The register maintained pursuant to Section 6.02 hereof.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trust Administrator is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

Certification:  As specified in Section 10.12(d).

Certification Parties:  As defined in Section 10.12.

Certifying Person: As defined in Section 10.12.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class I-2A2 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Group I Certificate Insurer under Section 4.02, 4.09 or 4.10 for reimbursement, with interest, for claims paid with respect to the Class I-2A2 Certificates under the Group I Certificate Insurance Policy and any amounts with respect to the Class I-2A2 Certificates owing to the Group I Certificate Insurer and remaining unpaid as of and including such Distribution Date.

Class I-2A4 Certificate Insurer Reimbursement Amount: With respect to any Distribution Date, any amount owing to the Group I Certificate Insurer under Section 4.02 , 4.09 or 4.10 for reimbursement, with interest, for claims paid with respect to the Class I-2A4 Certificates under the Group I Certificate Insurance Policy and any amounts with respect to the Class I-2A4 Certificates owing to the Group I Certificate Insurer and remaining unpaid as of and including such Distribution Date.

Class I-C Certificate: Any one of the Class I-C Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit D-1

Class I-P Certificate: Any one of the Class I-P Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit D-2.

Class I-P Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to the Mortgage Loans identified on Schedule VI attached hereto.

Class I-P Reserve Fund:  The account established and maintained by the Trust Administrator pursuant to Section 3.07(k).

Class P Certificates:  As specified in the Preliminary Statement.

Class Principal Balance:  With respect to any Class of Certificates (other than the Interest Only Certificates and Class II-P Certificates) and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.  The Interest Only Certificates and Class II-P Certificates do not have Class Principal Balances.

Clearstream: Clearstream Banking Luxembourg, formerly known as Cedelbank SA.

Closing Date:  January 16, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “Wells Fargo Bank, N.A., for the benefit of U.S. Bank National Association, in trust for the registered Holders of MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.”  The Collection Account may be deemed to be a sub-account of the Distribution Account.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date and any Servicer, the amount required to be paid by such Servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such Servicer for the related Distribution Date.

Control Person:  As defined in Section 9.05.

Cooperative Corporation: With respect to any Cooperative Mortgage Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Mortgage Loan:  A Mortgage Loan that is secured by a second lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Mortgage Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Mortgage Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Mortgage Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement is located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance—MASTR Adjustable Rate Mortgages Trust 2007-1, which is the address to which appropriate notices to and correspondence with the Trustee should be directed

With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement is located for certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—MARM 2007-1, and for all other purposes at 9062 Old Annapolis Road, Columbia Maryland 21045, Attention: Corporate Trust Services—MARM 2007-1.

Corresponding Class:  With respect to any interest in REMIC VA, the Corresponding Class of Certificates identified in the table for REMIC VA, as applicable, in the Preliminary Statement.

Covered Mortgage Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group I Mortgage Loans from (and including) the Cut-off Date for each such Group I Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, as set forth below:

Distribution Date	Percentage
January 2009 to December 2009	0.25% with respect to January 2009, plus an additional 1/12th of 0.40% for each month thereafter through December 2009.
January 2010 to December 2010	0.65% with respect to January 2010, plus an additional 1/12th of 0.45% for each month thereafter through December 2010.
January 2011 to December 2011	1.10% with respect to January 2011, plus an additional 1/12th of 0.50% for each month thereafter through December 2011.
January 2012 to December 2012	1.60% with respect to January 2012, plus an additional 1/12th of 0.40% for each month thereafter through December 2012.
January 2013 and thereafter	2.00%

Current Interest:  With respect to each Class of Group I Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance of such Class immediately prior to such Distribution Date, reduced by any Prepayment Interest Shortfalls not covered by Compensating Interest Payments and Relief Act Reductions (allocated to each such Group I Offered Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Reductions for such Distribution Date).

Custodian:  Wells Fargo, in its capacity as custodian hereunder, and any successors and assigns or any successor Custodian hereunder.

Cut-off Date:  December 1, 2006.

Cut-off Date Principal Balance:  With respect to the Group I Mortgage Loans, the aggregate Principal Balance of the Group I Mortgage Loans as of the close of business on the Cut-off Date, which amount is equal to $1,913,173,104.  With respect to the Group II Mortgage Loans, the aggregate Principal Balance of the Group II Mortgage Loans as of the close of business on the Cut-off Date, which amount is equal to $186,266,475.

DBRS:  Dominion Bond Rating Service, Inc. or any successor thereto.  If DBRS is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to DBRS shall be 55 Broadway, New York, NY 10006, Attention:  RMBS Surveillance-MASTR Adjustable Rate Mortgages Trust 2007-1, or such other address as DBRS may hereafter furnish to each party to this Agreement.

Deferred Interest: With respect to each Group I Mortgage Loan that is a negatively amortizing loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Group I Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:  Any Physical Certificate issued pursuant to Section 6.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Deleted Mortgage Loan:  Any Mortgage Loan that is replaced or required to be replaced pursuant to Section 2.02 or 2.03.

Delinquency Trigger Event:  A Delinquency Trigger Event is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds the product of (i) 32.94% and the Group I Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in January 2012 and (ii) 40.00% and the Group I Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in January 2012.

Delinquent: With respect to any Mortgage Loan, means that any monthly payment with respect to such Mortgage Loan that is due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc. (in each case, after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 9-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

Determination Date:  The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Servicing Agreement or, with respect to the first Distribution Date, the Closing Date.

Distribution Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.07 in the name of the Trustee for the benefit of the Certificateholders and the Group I Certificate Insurer and designated “U.S. Bank National Association in trust for registered holders of MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.”  Funds in the Distribution Account shall be held in trust for the Certificateholders and the Group I Certificate Insurer for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, one Business Day prior to such Distribution Date.

Distribution Date:  Commencing in January 2007, the Distribution Date shall be the 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day.

Distribution Date Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

Downgrade Provisions: Provisions of the Group I Swap Agreement which are triggered if the short-term or long-term credit ratings of the Group I Swap Provider fall below certain levels specified in the Group I Swap Agreement.

DTC: The Depository Trust Company.

Due Date: With respect to each Mortgage Loan, the date on which the Scheduled Payment is due each month.

Due Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short term ratings of each of S&P, Moody’s and Fitch at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, the Group I Certificate Insurer and the NIMS Insurer, the Trust Administrator, the Group I Certificate Insurer and the NIMS Insurer have a claim with respect to the funds in such account that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained (provided that the ratings of the Rating Agencies with respect to the Certificates shall not be downgraded or withdrawn) or (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 10.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained by the Trust Administrator.

Eligible Substitute Mortgage Loan:  With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Principal Balance, (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 10% less than the Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; (vii) have the same prepayment penalty term; and (viii) not be a Cooperative Mortgage Loan unless the Deleted Mortgage Loan was a Cooperative Mortgage Loan.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

ERISA-Restricted Trust Certificate:  As specified in the Preliminary Statement.

Euroclear: The Euroclear System.

Events of Default: Under the Group I Swap Agreement, among others, the following standard events of default (each a Swap Default) under the ISDA Master Agreement (as defined therein):

·

Failure to Pay or Deliver,

·

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider)

·

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

Excess Proceeds:  With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, exceeds (i) the Principal Balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification:  With respect to the Custodian, the certification required to be delivered by the Custodian not later than 90 days after the Closing Date to the Depositor, the Trustee and the Transferor in the form annexed hereto as Exhibit H pursuant to Section 2.02 of this Agreement.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention:  MBS Monitoring MASTR Adjustable Rate Mortgages Trust 2007-1, or such other address as Fitch may hereafter furnish to each party to this Agreement.

Fixed Swap Payment: With respect to any Distribution Date, a fixed amount equal to the product of (i) a per annum rate for that Distribution Date as set forth on Schedule V to this Agreement, (ii) the related Swap Notional Amount (as set forth on Schedule V attached hereto), (iii) 250 and (iv)  a fraction, the numerator of which is 30 (or, for the first Distribution Date, 9) and the denominator of which is 360.

Floating Swap Payment: With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Group I Swap Agreement for such Distribution Date), (ii) the related Swap Notional Amount (as set forth on Schedule V attached hereto), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from and including the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Form 8-K Disclosure Information:  As defined in Section 10.12(c)(i).

Freddie Mac:  Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Group:  With respect to the Certificates, the related Certificate Group and with respect to the Mortgage Loans, the related Loan Group or Loan Subgroup, as applicable.

Group I Adjusted Net Rate Cap:  For any Distribution Date, is an amount, expressed as a percentage, equal to the excess, if any, of:

i.

the lesser of the Aggregate Net WAC and the Aggregate Available Funds Rate Cap,

over

ii.

the product of (i) the aggregate of any Net Swap Payments and Swap Termination Payments not resulting from any Swap Provider Trigger Event owed to the Group I Swap Provider pursuant to the Group I Swap Agreement for such Distribution Date divided by the Group I Loan Balance for such Distribution Date multiplied by (ii) 12;

Group I Adjusted WAC:  For any Distribution Date (and the related Accrual Period), an amount equal to (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the REMIC VA Regular Interests (other than any interest-only interests), weighted in proportion to their Class Principal Balances as of the beginning of the related Accrual Period and computed by subjecting the rate on each REMIC VA Regular Interest that does not have a Corresponding Class of Certificates to a cap of 0.00%, and by subjecting the rate on each remaining REMIC VA Regular Interest to a cap that corresponds to the related Pass-Through Rate (determined without regard to the Available Funds Rate Cap and by substituting the Group I REMIC VA WAC for the related Net Rate Cap) for the Corresponding Class of Certificates, provided, however, that for each Class of No Delay Certificates, the Pass-Through Rate shall be multiplied by an amount equal to (a) the actual number of days in the Accrual Period, divided by (b) 30.

Group I Available Funds:  For any Distribution Date and Loan Subgroup I-1 or Loan Subgroup I-2, is the sum of (a) the Group I Interest Funds for that Loan Subgroup and Distribution Date and (b) the Group I Loan Principal Funds for that Loan Subgroup and Distribution Date.

Group I Cap 1 Account: A segregated trust account established and maintained by the Trust Administrator, in its capacity as Supplemental Interest Trust Trustee, pursuant to 3.07(i) of this Agreement in which payments received from the Group I Cap 1 Provider will be deposited.

Group I Cap 1 Agreement: The interest rate cap agreement between the Group I Cap 1 Provider and the Supplemental Interest Trust Trustee relating to the Group I Certificates in the form attached hereto as Exhibit P-1.

Group I Cap 1 Agreement Termination Date:  The Distribution Date in July 2015.

Group I Cap 1 Provider:  UBS AG, London Branch.

Group I Cap 2 Account: A segregated trust account established and maintained by the Trust Administrator, in its capacity as Supplemental Interest Trust Trustee, pursuant to 3.07(j) of this Agreement in which payments received from the Group I Cap 2 Provider will be deposited.

Group I Cap 2 Agreement: The interest rate cap agreement between the Group I Cap 2 Provider and the Supplemental Interest Trust Trustee relating to the Group I Certificates in the form attached hereto as Exhibit P-2.

Group I Cap 2 Agreement Termination Date:  The Distribution Date in January 2011.

Group I Cap 2 Provider:  UBS AG, London Branch.

Group I Certificates:  As specified in the Preliminary Statement.

Group I Certificate Insurance Policy:  The Financial Guaranty Insurance Policy No. 51805-N issued by the Group I Certificate Insurer in respect of the Insured Certificates, including any endorsements thereto.

Group I Certificate Insurer:  Financial Security Assurance Inc., a New York stock insurance company, and its successors in interest.

Group I Certificate Insurer Default: As defined in Section 13.01.

Group I Certificate Insurer Fee Rate:  0.050% per annum.

Group I Interest Funds:  With respect to any Distribution Date, is the aggregate of the Subgroup Interest Funds for Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.

Group I Interest-Only Certificates:  As specified in the Preliminary Statement.

Group I Interest Remittance Amount:  With respect to the Group I Mortgage Loans in a Loan Subgroup and any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest on the Group I Mortgage Loans in that Loan Subgroup due on the related Due Date and received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans, (ii) all interest on Principal Prepayments on the Group I Mortgage Loans in that Loan Subgroup, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to the Group I Mortgage Loans in that Loan Subgroup, (iv) all Compensating Interest with respect to such Group I Mortgage Loans in that Loan Subgroup and (v) Liquidation Proceeds with respect to the Group I Mortgage Loans in that Loan Subgroup during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest), less (y) all reimbursements to the Master Servicer since the immediately preceding Due Date for Nonrecoverable Advances of interest previously made allocable to such Loan Subgroup.

Group I LIBOR Certificates:  As specified in the Preliminary Statement.

Group I LIBOR Loans:  Those Group I Mortgage Loans that adjust based on LIBOR.

Group I Loan Balance:  With respect to any Distribution Date, is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Group I Loan Basic Principal Distribution Amount:  With respect to each Distribution Date, is the lesser of:

(a)

the aggregate Class Principal Balance of the Subgroup I-1 Certificates, Subgroup I-2 Certificates and Group I Mezzanine Certificates  immediately prior to such Distribution Date, and

(b)

the excess, if any, of (a) the Group I Loan Principal Funds for such Distribution Date over (b) the Overcollateralization Release Amount for such Distribution Date.

Group I Loan Principal Distribution Amount: With respect to any Distribution Date, the sum of (i) the Group I Loan Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Maintenance Amount for such Distribution Date.

Group I Loan Principal Funds:  With respect to any Distribution Date, is the aggregate of the Subgroup Principal Funds for Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.

Group I Loan Principal Remittance Amount:  For any Distribution Date, is the aggregate of the Subgroup Principal Remittance Amount for each of Loan Subgroup I-1 and Loan Subgroup I-2, in each case, for such Distribution Date.

Group I Mezzanine Certificates:  As specified in the Preliminary Statement.

Group I Mezzanine Principal Distribution Amount:  For any Class of Group I Mezzanine Certificates and Distribution Date, the excess (if any) of:

(a)

the sum of:

(i)

the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates (after taking into account the distribution of the Group I Senior Loan Principal Distribution Amount for such Distribution Date),

(ii)

the aggregate Class Principal Balance of any Class(es) of Group I Mezzanine Certificates that are senior to the subject Class (in each case, after taking into account the distribution of the applicable Group I Mezzanine Principal Distribution Amount(s) for such more senior Class(es) of Certificates for such Distribution Date), and

(iii)

the Class Principal Balance of such Class of Group I Mezzanine Certificates immediately prior to such Distribution Date, over

(b)

the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject Class of Group I Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;  provided, however, that if the Class Principal Balance of each Class of Group I Senior Certificates has been reduced to zero, and such Class of Group I Mezzanine Certificates is the only Class of Group I Mezzanine Certificates outstanding on such Distribution Date, that Class will be entitled to receive the entire remaining Group I Loan Principal Distribution Amount until its Class Principal Balance is reduced to zero.

Group I Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group I MTA Certificates:  As specified in the Preliminary Statement.

Group I MTA Loans:  Those Group I Mortgage Loans that adjust based on MTA.

Group I Optional Termination:  The termination of the portion of the Trust created hereunder related to Loan Group II in connection with the purchase of the Group I Mortgage Loans pursuant to Section 11.01(b) hereof.

Group I REMIC Maximum Rate:  With respect to the Class I-X-1 Certificates, the Group I REMIC IIA WAC.  With respect to the Class I-X-2 Certificates, the Group I REMIC IIIA WAC.  With respect to the Class I-X-3 Certificates, the Group I REMIC IVA WAC.  With respect to the Class I-1A, Class I-2A1, Class I-2A2, Class I-2A3 and Class I-2A4 Certificates and each of the Group I Mezzanine Certificates, the Group I REMIC VA WAC.

Group I Residual Certificates:  As specified in the Preliminary Statement.

Group I REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Group I Mortgage Loan.

Group I Senior Certificates:  As specified in the Preliminary Statement.

Group I Senior Enhancement Percentage:  With respect to any Distribution Date on or after the Stepdown Date, a fraction (expressed as a percentage):

(a)

the numerator of which is the sum of:

(i)

the aggregate Class Principal Balance of the Group I Mezzanine Certificates immediately prior to that Distribution Date and

(ii)

the Overcollateralization Amount, in each case prior to the distribution of the Group I Loan Principal Distribution Amount on such Distribution Date, and,

(b)

the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Group I Senior Loan Principal Distribution Amount:  For any Distribution Date, is the aggregate of the Subgroup I-1 Senior Principal Distribution Amount and the Subgroup I-2 Senior Principal Distribution Amount.

Group I Subordinate Certificates:  As specified in the Preliminary Statement.

Group I Swap Account: A segregated trust account established and maintained by the Supplemental Interest Trust Trustee pursuant to 3.07(k) of this Agreement in which payments received from the Group I Swap Provider will be deposited.

Group I Swap Agreement: The interest rate swap agreement between the Group I Swap Provider and the Supplemental Interest Trust Trustee relating to the Group I Certificates in the form attached hereto as Exhibit P-3.

Group I Swap Agreement Termination Date:  The Distribution Date in December 2016.

Group I Swap Provider:  UBS AG, London Branch.

Group I Trust Collateral:  As defined in Section 11.01(a).

High Cost Mortgage Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Mortgage Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard and Poor’s Glossary.

Highest Priority: As of any date of determination, the Class of Group I Mezzanine Certificates then outstanding with a Class Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of descending priority: Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates.

Home Loan:  A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Homeownership Act: The federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X.  Independent means when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any affiliate of such other Person, (b) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (c) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trust administrator, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined clause (b) or (c) above.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

IndyMac:  IndyMac Bank, F.S.B., and its successors and assigns, in its capacity as Servicer of the IndyMac Serviced Loans

IndyMac Serviced Mortgage Loans:  The Mortgage Loans for which IndyMac is listed as “Servicer” on the Mortgage Loan Schedule.

IndyMac Servicing Agreement:  Solely with respect to the IndyMac Serviced Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of September 1, 2006, by and between the Transferor, as initial purchaser, and IndyMac, as seller and as servicer, as the same may be amended from time to time (as modified pursuant to the related Assignment Agreement).

Initial Certification:  With respect to the Custodian, the certification required to be executed by the Custodian and delivered on the Closing Date to the Depositor and the Trustee in the form annexed hereto as Exhibit G pursuant to Section 2.02 of this Agreement.

Initial LIBOR Rate:  5.320% per annum.

Initial MTA Rate:  4.827% per annum.

Insolvency Proceeding:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by an insurer pursuant to any title policy, hazard policy or other Insurance Policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

Insured Certificates: The Class I-2A2 and Class I-2A4 Certificates.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount:  With respect to each Class of Group I Senior Certificates and Group I Mezzanine Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

Interest Only Certificates: As defined in the Preliminary Statement.

Issuing Entity:  As defined in Section 2.01(c).

Late Payment Rate:  The lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 2.00%, and (ii) the then applicable highest rate of interest on the Insured Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Class A Note Insurer.  The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

Latest Possible Maturity Date:  The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

LIBOR:  As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month U.S. Dollar deposits, as determined by the Trust Administrator in accordance with Section 4.10.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Determination Date:  As to any Distribution Date, other than the first Distribution Date, and any Class of Group I LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the applicable Accrual Period for such Class and such Distribution Date.

Liquidated Mortgage Loan:  With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property or (ii) any Mortgage Loan that becomes 180 days or more delinquent in the calendar month preceding the month of such Distribution Date.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Servicing Advances.

Loan-to-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.  For purposes of representation (xxxiii) of Schedule II, the Loan-to-Value Ratio will be the loan-to-value ratio calculated in accordance with applicable state laws regarding primary mortgage insurance.

Loan Group:  Any of the Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

Loan Subgroup I-1:  The Subgroup I-1 Mortgage Loans.

Loan Subgroup I-2:  The Subgroup I-2 Mortgage Loans.

Loan Subgroup:  Either Loan Subgroup I-1 or Loan Subgroup I-2, as applicable.

Loan Seller:  With respect to any Mortgage Loan, the entity that sold such Mortgage Loan to the Transferor.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

LPMI Insurer:  Triad Guaranty Insurance Corporation, or its successor in interest.

LPMI Insurer Fee:  With respect to any Payment Date and each Mortgage Loan covered by the LPMI Insurer Policy, the fee payable to the LPMI Insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate:  With respect to each Mortgage Loan covered by the LPMI Insurer Policy, 0.47% per annum.

LPMI Insurer Policy:  The primary mortgage insurance policy issued by the LPMI Insurer in favor of the Trustee on behalf of the Certificateholders.

Majority Holder:  As to any Class of Regular Certificates, the Holder of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  Master REMIC I or Master REMIC II, as applicable.

Master REMIC I:  As specified in the Preliminary Statement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns, in its capacity as Master Servicer hereunder, or any successor Master Servicer appointed hereunder.

Master Servicer Event of Termination:  As defined in Section 8.01 hereof.

Master Servicer Compensation:  All investment earnings on amounts on deposit in the Collection Account.

Master Servicing Officer:  Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

MERS:  As defined in Section 2.01.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Monitoring Group, or such other address as Moody’s may hereafter furnish to each other party to this Agreement.

Mortgage:  The mortgage, deed of trust or other instrument creating a second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of December 1, 2006, between the Transferor and the Depositor.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Custodian to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:  (1) the Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, a condominium or a Cooperative Unit; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization Schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) the Servicing Fee Rate, and if such rate is subject to change, the date such rate will change and the Servicing Fee Rate applicable thereafter; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty and whether the same shall be a Class I-P Prepayment Charge; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan; (28) the next Adjustment Date; (29) the lifetime mortgage rate cap; (30) the Periodic Rate Cap; (31) the maximum interest rate; (32) the minimum interest rate; (33) [reserved]; (34) the date on which the Mortgage Loan was transferred to the Transferor; (35) a code indicating the Loan Group such Mortgage Loan is included in; (36) the initial Servicer; (37) a code indicating the originator of the Mortgage Loan; (38) a code indicating whether the Mortgage Loan is a Cooperative Loan; (39) a code indicating the Custodian; and (40) a code indicating whether such Mortgage Loan is a Home Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Mortgage Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Mortgage Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgage and the related Mortgage Note.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  The pool of Mortgage Loans included in the Trust.

Mortgage Rate:  With respect to any Mortgage Loan, the per annum interest rate at which such Mortgage Loan accrues interest.

Mortgaged Property:  The property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

Mortgagor:  Each obligor on a Mortgage Note.

MTA:  As to any Distribution Date, the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months, as determined by the Trust Administrator in accordance with Section 4.09.

MTA Determination Date:  As to any Distribution Date, other than the first Distribution Date, and any Class of Group I MTA Certificates, the fifteenth calendar day prior to the beginning of the applicable Accrual Period for such Class and such Distribution Date.

Net Monthly Excess Cashflow:  With respect to any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Release Amount and (b) the excess of (x) the aggregate Group I Available Funds for Loan Subgroup I-1 and Loan Subgroup I-2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Current Interest for the Subgroup I-1 Certificates, Subgroup I-2 Certificates and Group I Mezzanine Certificates, (B) the Interest Carry Forward Amount for the Subgroup I-1 Certificates and Subgroup I-2 Certificates, (C) the Group I Loan Principal Funds, (D) the Premium Distribution Amount and the Aggregate Certificate Insurer Reimbursement Amount and (E) any Net Swap Payments or Swap Termination Payments (not caused by any Swap Provider Trigger Event) payable to the Group I Swap Provider.

Net Mortgage Rate:  As to each Mortgage Loan, the applicable Mortgage Rate thereof minus the related Servicing Fee Rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its Stated Principal Balance).

Net Rate Cap:  For each Distribution Date and the following Classes of Certificates is:

(a)

with respect to the Class I-1A and Class I-2A1 Certificates, the product of:

i.

the excess, if any, of:

1.

the Group I Adjusted Net Rate Cap for that Distribution Date,

over

2.

the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 Certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

ii.

the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 Certificates immediately prior to that Distribution Date;

multiplied by

iii.

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(b)

with respect to the Class I-2A2 and Class I-2A4 Certificates, the product of:

i.

the excess, if any, of:

1.

the product of:

a.

the excess, if any, of

i.

the Group I Adjusted Net Rate Cap for that Distribution Date,

over

ii.

the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 Certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

b.

the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 Certificates immediately prior to that Distribution Date;

over

2.

(a) with respect to the first Distribution Date, the Group I Certificate Insurer Fee Rate multiplied by a fraction, the numerator of which is 9 and the denominator of which is 30; and (b) with respect to each Distribution Date thereafter, the Group I Certificate Insurer Fee Rate;

multiplied by

ii.

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

(c)

with respect to the Class I-2A3 Certificates, the product of:

i.

the excess, if any, of:

1.

the Group I Adjusted Net Rate Cap for that Distribution Date,

over

2.

the quotient of (A) the product of (x) aggregate Current Interest for the Class I-X-1 and Class I-X-2 Certificates for that Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

multiplied by

ii.

the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 Certificates immediately prior to that Distribution Date.

(d)

with respect to the Class I-X-1 Certificates, the Group I Adjusted Net Rate Cap for that Distribution Date.

(e)

with respect to the Class I-X-2 Certificates, the excess, if any of:

i.

the Group I Adjusted Net Rate Cap for that Distribution Date;

over

ii.

the quotient of (A) the product of (x) the aggregate Current Interest for the Class I-X-1 Certificates for such Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date;

(f)

with respect to the Class I-X-3 Certificates, the product of:

i.

the excess, if any, of:

1.

the Group I Adjusted Net Rate Cap for that Distribution Date;

over

2.

the quotient of (A) the product of (x) the aggregate Current Interest for the Class I-X-1 and Class I-X-2 Certificates for such Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date.

multiplied by

ii.

the quotient of (x) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by (y) the sum of (a) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and the Subgroup I-2 Certificates immediately prior to that Distribution Date and (b) the Notional Amount of the Class I-X-3 Certificates immediately prior to that Distribution Date.

(g)

with respect to the Group I Mezzanine Certificates:

i.

the excess, if any, of:

1.

the Group I Adjusted Net Rate Cap for that Distribution Date;

over

2.

the quotient of (A) the product of (x) the aggregate Current Interest for the Class I-X-1 and Class I-X-2 Certificates for such Distribution Date multiplied by (y) 12 divided by (B) the Group I Loan Balance for that Distribution Date.

multiplied by

ii.

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Net Rate Carryover:  For each Class of Group I Senior Certificates and Group I Mezzanine Certificates on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

the amount of interest that such Class would have accrued for such Distribution Date had the Pass-Through Rate for that Class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)

the amount of interest such Class accrued on such Distribution Date based on the related Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Net Swap Payment: In the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment.  In the case of payments made by the Group I Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment.  In each case, the Net Swap Payment shall not be less than zero.

NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class I-C Certificates, Class I-P Certificates and/or the Group I Residual Certificates.

NIMS Insurer Default: The continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

No Delay Certificates:  As specified in the Preliminary Statement.

Nonrecoverable Advance:  Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class I-X-1 Certificates and any Distribution Date, the aggregate Stated Principal Balance at the beginning of the related Due Period  of the Group I LIBOR Loans with prepayment penalties.

With respect to the Class I-X-2 Certificates and any Distribution Date, the product of (i) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I LIBOR Loans with prepayment penalties divided by the aggregate Stated Principal Balance as of the Cut-off Date of the Group I LIBOR Loans with prepayment penalties multiplied by (ii) 100,000,000.

With respect to the Class I-X-3 Certificates and any Distribution Date, the product of (i) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I MTA Loans with 3-year prepayment penalties multiplied by (ii) the aggregate Class Principal Balance of the Subgroup I-1 Certificates and Subgroup I-2 Certificates immediately prior to that Distribution Date divided by the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I Mortgage Loans.

With respect to the Class I-C Certificates and any Distribution Date, the aggregate Class Principal Balance of the REMIC VA Regular Interests for such Distribution Date.

With respect to the Class II-A-3X Certificates and any Distribution Date prior to the Distribution Date in September 2011, the aggregate Class Principal Balance of the Class II-A-3 Certificates, immediately prior to such Distribution Date.  With respect to any Distribution Date on or after the Distribution Date in September 2011, zero.

With respect to the Class II-A-4X Certificates and any Distribution Date prior to the Distribution Date in September 2011, the aggregate Class Principal Balance of the Class II-A-4 Certificates, immediately prior to such Distribution Date.  With respect to any Distribution Date on or after the Distribution Date in September 2011, zero.

With respect to the Class II-A-5X Certificates and any Distribution Date prior to the Distribution Date in September 2011, the aggregate Class Principal Balance of the Class II-A-5 Certificates, immediately prior to such Distribution Date.  With respect to any Distribution Date on or after the Distribution Date in September 2011, zero.

With respect to the Class II-A-6X Certificates and any Distribution Date prior to the Distribution Date in September 2011, the aggregate Class Principal Balance of the Class II-A-6 Certificates, immediately prior to such Distribution Date.  With respect to any Distribution Date on or after the Distribution Date in September 2011, zero.

With respect to the Class II-A-7X Certificates and any Distribution Date prior to the Distribution Date in September 2011, the aggregate Class Principal Balance of the Class II-A-7 Certificates, immediately prior to such Distribution Date.  With respect to any Distribution Date on or after the Distribution Date in September 2011, zero.

OC Floor:   An amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor, the Trustee and the Trust Administrator, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in house counsel, reasonably acceptable to the Trustee or the Trust Administrator, as applicable; provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination:  The termination of the Trust created hereunder in connection with the auction or purchase of the Mortgage Loans pursuant to Section 11.01 hereof.

Optional Termination Date:  As specified in Section 11.01(a) hereof.

Order:  A final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that a Holder or the Trust Administrator is required to return or repay all or a portion of a Preference Amount.

Original Certificate Principal Balance: The Certificate Principal Balance of the Group I Senior Certificates or the Group I Mezzanine Certificates on the Closing Date.

OTS:  The Office of Thrift Supervision.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)

Certificates theretofore canceled by the Trust Administrator or delivered to the Trust Administrator for cancellation; and

(b)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trust Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralization Amount: With respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) over (ii) the sum of the aggregate Class Principal Balance of the Subgroup I-1 Certificates, Subgroup I-2 Certificates and the Group I Mezzanine Certificates as of such Distribution Date (after giving effect to distributions of the Group I Loan Principal Distribution Amount to be made on such Distribution Date).

Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Group I Loan Principal Funds on such Distribution Date but before giving effect to any other distributions on the Certificates in reduction of their respective Class Principal Balances on such Distribution Date).

Overcollateralization Maintenance Amount: With respect to any Distribution Date, the lesser of (a) the excess if any of (x) the Net Monthly Excess Cashflow for such Distribution Date over (y) any amounts distributed pursuant to Section 4.02(c)(1) and (2) and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Group I Loan Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Group I Loan Principal Funds is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Group I Certificates in reduction of their respective Class Principal Balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount:  With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in January 2013, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value:  As defined in Section 11.01.

Pass-Through Rate:  For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(c)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of any Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(d)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(e)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, to any of the Certificates;

(f)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates;

(g)

repurchase obligations with respect to any security described in subclauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in subclause (d) above;

(h)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to the of the Certificates, as evidenced by a signed writing delivered by each Rating Agency;

(i)

units of a taxable money-market portfolio having the highest available long-term rating assigned by each Rating Agency at the time of such investment and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)

any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or Master Servicer or any Affiliate of the Trust Administrator or Master Servicer or for which the Trust Administrator or Master Servicer or any Affiliate of the Trust Administrator or Master Servicer  acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

(k)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings, by any Rating Agency, then assigned to any of the Certificates, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate:  As specified in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Mortgage Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Policy Payments Account: The account created and maintained by the Trust Administrator pursuant to Section 13.04 hereof, which shall be entitled “U.S. Bank National Association in trust for registered holders of MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class I-2A2 and Class I-2A4 Certificates.”  The Policy Payments Account must be an Eligible Account.

Pool Balance: The aggregate of the Principal Balances of the Mortgage Loans.

Premium Distribution Amount: With respect to any Distribution Date, the sum of (A) the product of (x) the Group I Certificate Insurer Fee Rate multiplied by (y) the aggregate Class Principal Balance of the Insured Certificates immediately preceding such Distribution Date, not taking into account any payments made under the Group I Certificate Insurance Policy, multiplied by (a) 12 for the first Distribution Date, or (b) for each Distribution Date thereafter, the number of days that elapsed in the related Accrual Period on a 30/360 basis, in each case, divided by 360 and (B) the Premium Distribution Amount for any prior Distribution Date, plus interest thereon at the Late Payment Rate.

Prepayment Interest Excess: As to any Principal Prepayment with respect to any AHM Mortgage Loan received or, in the case of partial Principal Prepayments, applied by the applicable Servicer or the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.  All Prepayment Interest Excess shall be retained by the related Servicer as additional servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the applicable Prepayment Period, the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest at the Net Mortgage Rate paid in connection with such Principal Prepayment.

Prepayment Period:  With respect to any prepayment of an AHM Mortgage Loan and any Distribution Date, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs and to and including the 15th day of the month in which such Distribution Date occurs, and with respect to any other Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Primary Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Balance: As to any Mortgage Loan and any Distribution Date, the unpaid principal balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.  The Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Loan during the related Prepayment Period shall be zero.

Principal Prepayment:  Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, excluding any prepayment penalty or premium thereon.  Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Servicing Agreements and in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificate:  As specified in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus Supplement:  The Prospectus Supplement dated January 16, 2007  (as supplemented by the Supplement dated January 18, 2007) relating to the Offered Certificates.

Protected Account:  An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.  Each Protected Account is required to be an Eligible Account.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to (A) the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the applicable Servicer or the Master Servicer, as the case may be, on an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the event that such Mortgage Loan is repurchased by the Transferor due to a breach of the representations and warranties listed in clauses (xiii) or (xiv) of Schedule II to this Agreement, any costs and damages incurred by the Trust in connection with a violation of any predatory or abusive lending law with respect to such Mortgage Loan, and (iv) and any Net Swap Payments and Swap Termination Payments owing to the Group I Swap Provider, less (B) any Amounts Held for Future Distribution related to such Mortgage Loan with respect to the Distribution Date in the month in which the Purchase Price is to be distributed to Certificateholders.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Mortgage Insurer:  Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

Rating Agency:  Each of the rating agencies specified in the Preliminary Statement.  If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Trust Administrator.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:  With respect to each Group I Mortgage Loan that is a Liquidated Mortgage Loan, an amount (not less than zero or more than the Principal Balance of the Group I Mortgage  Loan) as of the date of such liquidation, equal to (i) the unpaid Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied to principal of the Liquidated Mortgage Loan.  With respect to any Group II Mortgage Loan that is a Liquidated Mortgage Loan, an amount (not less than zero or more than the Principal Balance of the Group II Mortgage Loan) as of the date of such liquidation, equal to (i) the unpaid Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, minus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (an not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Principal Balance of such Liquidated Mortgage Loans from time to time, minus, (iii)  the Liquidation Proceeds and Insurance Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Mortgage Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Mortgage Loan and (ii) make certain agreements with respect to such Cooperative Mortgage Loan.

Record Date:  With respect to any Distribution Date and any Class of Delay Certificates or Physical Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  With respect to any Distribution Date and any Class of No Delay Certificates held in Book-Entry Form, the Business Day immediately preceding such Distribution Date; provided, that with respect to the Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 certificates and the first Distribution Date, the Record Date is the Closing Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates:  As specified in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on Exhibit X attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by any of the Master Servicer, the Trust Administrator or each Servicer, the term Relevant Servicing Criteria may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code, as amended).

Relief Act Reduction:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC IA:  As specified in the Preliminary Statement.

REMIC IA Regular Interest:  As specified in the Preliminary Statement.

REMIC IIA:  As specified in the Preliminary Statement.

REMIC IIA Regular Interest:  As specified in the Preliminary Statement.

REMIC IIIA:  As specified in the Preliminary Statement.

REMIC IIIA Regular Interest:  As specified in the Preliminary Statement.

REMIC IVA:  As specified in the Preliminary Statement.

REMIC IVA Regular Interest:  As specified in the Preliminary Statement.

REMIC VA:  As specified in the Preliminary Statement.

REMIC VA Regular Interest:  As specified in the Preliminary Statement.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 10.12.

Reporting Servicer:  As defined in Section 10.12(b)(i).

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the applicable Servicing Agreement.

Residual Certificates:  As specified in the Preliminary Statement.

Residual Interests:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, any Director, any Managing Director, any Associate, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

RFC:  Residential Funding Company, LLC, formerly known as Residential Funding Corporation, and its successors and assigns, in its capacity as Servicer of the RFC Serviced Loans.

RFC Serviced Mortgage Loans:  The Mortgage Loans for which RFC is listed as “Servicer” on the Mortgage Loan Schedule.

RFC Servicing Agreement:  Solely with respect to the RFC Serviced Mortgage Loans, the Standard Terms and Provisions of Sale and Servicing Agreement, dated as of May 30, 2006, as amended by Amendment Number One, dated as of August 23, 2006, and as modified by the Reference Agreement, dated as of May 30, 2006, each by and between the Transferor, as initial owner, and RFC, as company, as the same may be amended from time to time (as modified pursuant to the related Assignment Agreement).

Rolling Sixty-Day Delinquency Rate:   With respect to any Distribution Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of certification required as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.  If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to S&P shall be Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each other party to this Agreement.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Mortgage Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Mortgage Loan in the related Cooperative Shares.

Servicers:  AHM, Cenlar, IndyMac and RFC.

Servicer Remittance Date:  With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations.

Servicing Agreements:

(a)

the AHM Servicing Agreement;

(b)

the Cenlar Servicing Agreement;

(c)

the IndyMac Servicing Agreement;

(d)

the RFC Servicing Agreement; and

(e)

the Assignment Agreements.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one twelfth of the Servicing Fee Rate multiplied by the Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant:  Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Custodian or the Trust Administrator, respectively.

Sixty-Day Delinquency Rate:   With respect to any Distribution Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Group I Mortgage Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Group I Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Group I Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS® Glossary.

Startup Day:  With respect to the Class I-C and Class I-P REMICs, February 16, 2007.  With respect to each remaining REMIC created hereby, the Closing Date.

Stated Principal Balance:  For any Mortgage Loan and date of determination, the unpaid principal balance of the Mortgage Loan as of the most recent Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

Stepdown Date:   The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Group I Senior Certificates (other than the Interest Only Certificates) is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Principal Balance of the Group I Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 21.2498891433% on any Distribution Date prior to the Distribution Date in January 2013 and (b)  16.9999113147% on any Distribution Date on or after the Distribution Date in January 2013.

Stepdown Target Subordination Percentage:  With respect to each Class of Group I Mezzanine Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class I-M1	15.6249407394%	12.4999525915%
Class I-M2	11.3749332616%	9.0999466093%
Class I-M3	9.4999069027%	7.5999255221%
Class I-M4	5.5001381508%	4.4001105206%
Class I-M5	4.2501205781%	3.4000964625%
Class I-M6	3.0001030055%	2.4000824044%
Class I-M7	1.2500000000%	1.0000000000%

__________________

(1) For any Distribution Date occurring on or after the Stepdown Date and prior to the Distribution Date occurring in January 2013.

(2) For any Distribution Date occurring on or after the Stepdown Date and on or after the Distribution Date in January 2013.

Stock Power:  With respect to a Cooperative Mortgage Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Trust Administrator.

Subgroup I-1 Certificates:  As specified in the Preliminary Statement.

Subgroup I-1 Class I-X-1/Class I-X-2 Ratio:  For each Distribution Date, is the quotient of (x) the aggregate Stated Principal Balance at the beginning of the related Due Period  of the Group I LIBOR Loans in Subgroup I-1 with prepayment penalties divided by (y) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I LIBOR Loans with prepayment penalties.

Subgroup I-1 Class I-X-3 Ratio:  For each Distribution Date, is the quotient of (x) the aggregate Stated Principal Balance at the beginning of the related Due Period  of the Group I MTA Loans in Loan Subgroup I-1 with 3-year prepayment penalties divided by (y) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I MTA Loans with 3-year prepayment penalties.

Subgroup I-1 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Loan Subgroup I-1 Mortgage Loans.

Subgroup I-1 OC Floor:  An amount equal to 0.50% of the aggregate Stated Principal Balance of the Subgroup I-1 Mortgage Loans as of the Cut-off Date.

Subgroup I-1 Principal Distribution Amount:  With respect to each Distribution Date, the excess, if any, of (A) the sum of (i) the Subgroup Principal Funds for Loan Subgroup I-1 for such Distribution Date and (ii) the product of (x) the Overcollateralization Maintenance Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-1 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date over (B) the product of (i) the Overcollateralization Release Amount for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-1 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date.

Subgroup I-1 Senior Principal Distribution Amount: for any Distribution Date, will equal the excess of:

(a)

the aggregate Class Principal Balance of the Subgroup I-1 Certificates  immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x)  78.7501108567% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in January 2013 or (y)  83.0000886853% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013 and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans in Loan Subgroup I-1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans in Loan Subgroup I-1 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Subgroup I-1 OC Floor.

Subgroup I-2 Certificates:  As specified in the Preliminary Statement.

Subgroup I-2 Class I-X-1/Class I-X-2 Ratio:  For each Distribution Date, is the quotient of (x) the aggregate Stated Principal Balance at the beginning of the related Due Period  of the Group I LIBOR Loans in Loan Subgroup I-2 with prepayment penalties divided by (y) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I LIBOR Loans with prepayment penalties.

Subgroup I-2 Class I-X-3 Ratio:  For each Distribution Date, is the quotient of (x) the aggregate Stated Principal Balance at the beginning of the related Due Period  of the Group I MTA Loans in Loan Subgroup I-2 with 3-year prepayment penalties divided by (y) the aggregate Stated Principal Balance at the beginning of the related Due Period of the Group I MTA Loans with 3-year prepayment penalties.

Subgroup I-2 OC Floor:  An amount equal to 0.50% of the aggregate Stated Principal Balance of the Subgroup I-2 Mortgage Loans as of the Cut-off Date.

Subgroup I-2 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Subgroup I-2 Mortgage Loans.

Subgroup I-2 Principal Distribution Amount: with respect to each Distribution Date, the excess, if any, of (A) the sum of (i) the Subgroup  Principal Funds for Loan Subgroup I-2 for such Distribution Date and (ii) the product of (x) the Overcollateralization Maintenance Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-2 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date over (B) the product of (i) the Overcollateralization Release Amount for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Subgroup Principal Remittance Amount for Loan Subgroup I-2 for that Distribution Date and the denominator of which is the aggregate Subgroup Principal Remittance Amount for Loan Subgroup I-1 and Loan Subgroup I-2 for that Distribution Date.

Subgroup I-2 Senior Principal Distribution Amount: for any Distribution Date, will equal the excess of:

(a)

the aggregate Class Principal Balance of the Subgroup I-2 Certificates  immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x)  78.7501108567% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in January 2013 or (y)  83.0000886853% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in January 2013 and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans in Loan Subgroup I-2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans in Loan Subgroup I-2 as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the Subgroup I-2 OC Floor.

Subgroup Interest Funds:  With respect to any Distribution Date and Loan Subgroup, the sum of (i) the Group I Interest Remittance Amount for such Loan Subgroup for such Distribution Date and (ii) the Deferred Interest for all Group I Mortgage Loans in such Loan Subgroup for the related Due Date up to the Subgroup Principal Remittance Amount for such Loan Subgroup for such Distribution Date.

Subgroup Principal Distribution Amount:  Either of the Subgroup I-1 Principal Distribution Amount or the Subgroup I-2 Principal Distribution Amount, as applicable.

Subgroup Principal Remittance Amount: With respect to any Distribution Date and either Loan Subgroup, the sum of (i) all scheduled payments of principal collected on the Group I Mortgage Loans in that Loan Subgroup by the related Servicer that were due during the related Due Period and the principal portion of any Advances with respect to Group I Mortgage Loans in that Loan Subgroup made with respect to such Distribution Date, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans in that Loan Subgroup applied by the related Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group I Mortgage Loans in that Loan Subgroup, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan in that Loan Subgroup, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amount deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans in that Loan Subgroup and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 11.01 of this Agreement, that portion of the Termination Price representing principal with respect to the Group I Mortgage Loans in that Loan Subgroup.

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Subsequent Recoveries: Unanticipated amounts received on a liquidated Group I Mortgage Loan the absence of which resulted in a Realized Loss in a prior month.

Substitution Adjustment Amount: With respect to any Mortgage Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan, pursuant to Section 2.03.

Supplemental Interest Trust:  A trust created pursuant to Section 4.06 of this Agreement, separate from the Trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Group I Offered Certificates.

Supplemental Interest Trust Trustee:  Wells Fargo, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Holders of the Certificates under this Agreement, and any successor thereto.

Swap Default: An Event of Default under the Group I Swap Agreement.

Swap Early Termination: The occurrence of an Early Termination Date (as defined in the Group I Swap Agreement) under the Group I Swap Agreement.

Swap Provider Trigger Event: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Group I Swap Agreement with respect to which the Group I Swap Provider is a Defaulting Party (as defined in the Group I Swap Agreement), (ii) a Termination Event under the Group I Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party (as defined in the Group I Swap Agreement) or (iii) an “Additional Termination Event” (as defined in the Group I Swap Agreement) under the Group I Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party.

Swap Termination Payment: The amount, if any, owed by the Supplemental Interest Trust or the Group I Swap Provider upon a Swap Early Termination.

Tax Matters Person:  In the case of each REMIC created by this Agreement, the person designated as “tax matters person” in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1 for such REMIC.

Termination Event: Under the Group I Swap Agreement, the following standard events under the ISDA Master Agreement (as defined therein):

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group I Swap Agreement),

·

“Tax Event” (which generally relates to either party to the Group I Swap Agreement receiving a payment under the Group I Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

·

“Tax Event Upon Merger” (solely with respect to the Group I Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Group I Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Group I Swap Agreement) including if the Supplemental Interest Trust or the Trust should terminate, if this Agreement or other transaction documents are amended or modified without the prior written consent of the Group I Swap Provider where written consent is required or if, pursuant to the terms of Section 11.01(a) of this Agreement, the Group I Mortgage Loans and related REO Properties are purchased.  With respect to the Group I Swap Provider, an Additional Termination Event will occur if the Group I Swap Provider fails to comply with the Downgrade Provisions.

Termination Price:  As defined in Section 11.01(d).

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferor:  UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

Trigger Event:  A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Trust:  As defined in Section 2.01(c).

Trust Administrator:  Wells Fargo in its capacity as Trust Administrator hereunder, and its successors and assigns, or any successor trust administrator appointed hereunder.

Trust Administrator Compensation:  All investment earnings on amounts on deposit in the Distribution Account.

Trust Fund:  The corpus of the trust created hereunder consisting of:  (a) the Mortgage Loan Purchase Agreement and the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable  Servicer (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements); (b) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (c) the Collection Account, the Policy Payments Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement (other than, in the case of the Collection Account, any prepayment penalties (exclusive of the Class I-P Prepayment Charges) deposited therein which shall be retained by the Transferor); (d) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  U.S. Bank National Association and, if a successor trustee is appointed hereunder, such successor, both in its capacity as trustee under this Agreement and under the Trust Agreement.

UBSRES:  UBS Real Estate Securities Inc., and its successors and assigns.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Realized Loss Amount:  For any Class of Group I Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that Class.

U.S. Bank:  U.S. Bank National Association, a national banking association organized under the laws of the United States, and its successors and assigns.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 97% of all Voting Rights will be allocated among the holders of the Group I Senior Certificates, the Group I Mezzanine Certificates and the Class I-C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class I-P Certificates, 1% of all Voting Rights will be allocated among the holders of the Residual Certificates and 1% of all Voting Rights will be allocated among the holders of the Class II-P Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

Wells Fargo:  Wells Fargo Bank, N.A. and its successors and assigns.

Section 1.02.  Group II Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjustment Amount:  With respect to the Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all the Group II Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of Group II Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary and (z) twice the outstanding principal balance of the Group II Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

Amount Available for Group II Principal:  As to any Distribution Date, Group II Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group II Certificates pursuant to Section 5.02(a)(i) priority first sub-clause (a).

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date:  With respect to any Loan Group, the point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  With respect to any Group II Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the applicable Servicer to the Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that either the Master Servicer or the applicable Servicer is diligently pursuing any remedies that may exist in connection with the related Group II Mortgage Loan and either (A) the related Group II Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Group II Mortgage Loan and any related escrow payments in respect of such Group II Mortgage Loan are being advanced on a current basis by either the Master Servicer or the applicable Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:  As of any Distribution Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses relating to the Mortgage Loans since the Cut-off Date and (ii) any permissible reductions in such Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Group II Senior Certificates rated by it.

Class Interest Shortfall:  As to any Distribution Date and any interest-bearing Class of Group II Certificates, the amount by which the amount described in clause (i) of the definition of Group II Accrued Certificate Interest for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

Class II-P Certificates:  All Certificates bearing the class designation of “Class II-P”.

Class II-P Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group II Mortgage Loans identified on Schedule III attached hereto.

Group II Class Prepayment Distribution Trigger:  This trigger is satisfied with respect to any Class of Group II Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such Class with respect to such Distribution Date, equals or exceeds the Fractional Interest for such Class calculated as of the Closing Date or (ii) such Class of Group II Subordinate Certificates is the most senior Class of Group II Subordinate Certificates then outstanding.

Class Unpaid Interest Amounts:  As to any Distribution Date and any interest bearing Class of Group II Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Group II Accrued Certificate Interest for such Class.

Clean-up Call Mortgage Loan Price:  With respect to each Group II Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 11.03(a), the greater of (x) the Par Call Price for such Group II Mortgage Loan and (y) the Fair Market Value Call Price for such Group II Mortgage Loan.

Clean-Up Call Group II REO Property Price:  With respect to each REO Property related to Loan Group II to be purchased pursuant to Section 11.03(a), the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the unpaid principal balance of each Group II Mortgage Loan related to such REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Cross-Over Date:  The Distribution Date on which the Class Principal Balances of the Group II Subordinate Certificates have been reduced to zero.

Debt Service Reduction:  With respect to any Group II Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Group II Mortgage Loan which became final and non appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Group II Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Group II Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non appealable in a proceeding under the Bankruptcy Code.

Excess Loss:  With respect to any Group II Mortgage Loan, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds:  With respect to any Liquidated Loan in Loan Group II, the amount, if any, by which the sum of any Liquidation Proceeds of such Group II Mortgage Loan received in the calendar month in which such Group II Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Group II Mortgage Loan became a Liquidated Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Group II Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchangeable Certificates:  The Class II-A-3, Class II-A-3X, Class II-A-4, Class II-A-4X, Class II-A-5, Class II-A-5X, Class II-A-6, Class II-A-6X, Class II-A-7, Class II-A-7X, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14 and Class II-A-15 Certificates issued or issuable pursuant to the Trust Agreement in exchange for and in accordance with the Trust Agreement for the Exchangeable REMIC Certificates.

Exchangeable REMIC Certificates:  The Class I-A-1 Certificates.

Fair Market Value Call Price:  With respect to each Group II Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 11.01(a) hereof, the fair market value of such Group II Mortgage Loan (to be determined pursuant to a bid procedure set forth in Section 11.01(b) hereof) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Fair Market Value Excess:  With respect to each Group II Mortgage Loan to be purchased pursuant to Section 11.01(a) hereof, the excess, if any, of the Fair Market Value Call Price for such Group II Mortgage Loan, over the Par Call Price for such Group II Mortgage Loan.  Any Fair Market Value Excess will not become part of the Group II Available Funds, but shall instead be distributed directly to the Holders of the Class II-A-LR Certificates pursuant to Section 5.02(g) hereof.

Fractional Interest:  As to any Distribution Date and each Class of Group II Subordinate Certificates, the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class subordinate to such Class, if any, and the denominator of which is the Group II Pool Principal Balance.

Fraud Loan:  A Liquidated Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $5,587,994.28 subject to reduction from time to time by the aggregate amount of Fraud Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date.  In addition, the Fraud Loss Coverage Amount will be reduced as follows:  (a) on January 1, 2008, to an amount equal to $3,725,329.52 less the amount of Fraud Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation, (b) on January 1, 2009, to an amount equal to $1,862,664.76 less the amount of Fraud Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation, (c) on January 1, 2010, to an amount equal to $931,332.38 less the amount of Fraud Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation, and (d) on January 1, 2011, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Group II Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Group II Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation as reported by the applicable Servicer to the Master Servicer.

Freddie Mac:  Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Group II Accrued Certificate Interest:  With respect to any Distribution Date and any interest bearing Class of Group II Certificates, the sum of (i) one month’s interest accrued during the related Accrual period at the Pass-Through Rate for such Class on the related Class Principal Balance, subject to reduction as provided in Section 5.02(c) and (ii) any Class Unpaid Interest Amounts for such Class.

Group II Aggregate Subordinate Percentage:  As of any Distribution Date, the aggregate Class Principal Balance for the Group II Subordinate Certificates immediately prior to such Distribution Date divided by the Group II Pool Principal Balance.

Group II Allocable Share:  For any Distribution Date and each Class of Group II Subordinate Certificates, the portion of the Group II Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Group II Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the Group II Subordinate Certificates; provided, that no class of such Group II Subordinate Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (iv) of the definition of Group II Subordinate Optimal Principal Amount unless the Group II Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Group II Class Prepayment Distribution Trigger is not satisfied for an outstanding class of such Subordinate Certificates, those amounts will be distributable to the remaining classes of such Subordinate Certificates for which the Group II Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

Group II Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group II Mortgage Loans net of the Amount Held for Future Distribution related to the Group II Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) through (iv) inclusive of Section 3.10(b) each as it relates to the Group II Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group II Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 11.01 hereof, (b) the amount of the Advances related to the Group II Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group II, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group II Certificates:  As specified in the Preliminary Statement.

Group II Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group II Offered Certificates:  As specified in the Preliminary Statement.

Group II Optional Termination:  The termination of the portion of the Trust created hereunder related to Loan Group II in connection with the purchase of the Group II Mortgage Loans pursuant to Section 11.03(a) hereof.

Group II Original Subordinate Principal Balance:  The aggregate of the Class Principal Balances of the Group II Subordinate Certificates as of the Closing Date.

Group II Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group II REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Group II Mortgage Loan.

Group II Residual Certificates:  As specified in the Preliminary Statement.

Group II Senior Certificates:  As specified in the Preliminary Statement.

Group II Senior Final Distribution Date:  The Distribution Date on which the respective Class Principal Balances of the Group II Senior Certificates have each been reduced to zero.

Group II Senior Optimal Principal Amount:  For any Distribution Date and Loan Group II, the sum for all Group II Mortgage Loans of (i) the Group II Senior Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Group II Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Group II Mortgage Loan to the extent it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to such Group II Mortgage Loan received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of any Group II Mortgage Loan that is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Group II Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (a) the Group II Senior Percentage of the Scheduled Principal Balance of such Group II Mortgage Loan, and (b) either (A) the Group II Senior Prepayment Percentage of the Liquidation Proceeds allocable to principal received with respect to such Group II Mortgage Loan, or (B) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Group II Senior Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group II Mortgage Loan, (iii) the Group II Senior Prepayment Percentage of the sum of (a) all Principal Prepayments in Full of Group II Mortgage Loans received during the related Prepayment Period and (b) all partial Principal Prepayments of Group II Mortgage Loans and applied during the related Prepayment Period and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Group II Senior Prepayment Percentage of the Recoveries for Loan Group II received during the related Prepayment Period; provided, however, that, if a Bankruptcy Loss that is an Excess Loss is sustained with respect to such Group II Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Group II Senior Percentage of the principal portion of such Bankruptcy Loss.

Group II Senior Percentage:  With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (a) the aggregate Certificate Principal Balances of all the Group II Senior Certificates immediately preceding such Distribution Date by (b) the sum of (1) the aggregate Certificate Principal Balances of all the Group II Senior Certificates and (2) the Group II Subordinate Amount, in both cases immediately preceding such Distribution Date.

Group II Senior Prepayment Percentage:  With respect to any Distribution Date, the percentages (not exceeding 100%) set forth in the following table:

Distribution Date Occurring In	Group II Senior Prepayment Percentage
January 2007 through December 2013	100%
January 2014 through December 2014	Group II Senior Percentage plus 70% of the related Group II Subordinate Percentage
January 2015 through December 2015	Group II Senior Percentage plus 60% of the related Group II Subordinate Percentage
January 2016 through December 2016	Group II Senior Percentage plus 40% of the related Group II Subordinate Percentage
January 2017 through December 2017	Group II Senior Percentage plus 20% of the related Group II Subordinate Percentage
January 2018 and thereafter	Group II Senior Percentage

provided, however, (i) if on any Distribution Date the Group II Senior Percentage exceeds the initial Group II Senior Percentage, the Group II Senior Prepayment Percentage for such Distribution Date will equal 100%, (ii) if on any Distribution Date on or before the Distribution Date in December 2009, prior to giving effect to any distributions on such Distribution Date, the Group II Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Group II Aggregate Subordinate Percentage, then the Group II Senior Prepayment Percentage for such Certificate Group for such Distribution Date will equal the Group II Senior Percentage for such Certificate Group plus 50% of the Group II Subordinate Percentage and (iii) if on any Distribution Date after the Distribution Date in December 2009, prior to giving effect to any distributions on such Distribution Date, the Group II Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Group II Aggregate Subordinate Percentage, then the Group II Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage.  Notwithstanding the foregoing, no decrease in the Group II Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

Group II Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group II Certificates.

Group II Subordinate Certificates:  As specified in the Preliminary Statement.

Group II Subordinate Certificates Fractional Interest Test:  This test is satisfied with respect to a Class of Subordinate Certificates and any Distribution Date if (a) on any Distribution Date on or prior to the Distribution Date in December 2009, the Fractional Interest of such Class is greater than or equal to twice its Fractional Interest on the Closing Date and (b) the Group II Senior Prepayment Percentage for such Distribution Date is determined in accordance with clause (ii) or (iii) of the proviso in the definition of “Group II Senior Prepayment Percentage.”

Group II Subordinate Optimal Principal Amount:  For any Distribution Date and Loan Group II, the sum for each Group II Mortgage Loan of (i) the Group II Subordinate Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Group II Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Group II Mortgage Loan to the extent it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group II received with respect to such Distribution Date, (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Group II Mortgage Loans that are not yet Liquidated Loans, received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each Group II Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the portion of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group II Mortgage Loan that was not included in clause (ii) of the definition of “Group II Senior Optimal Principal Amount” for such Distribution Date, (iii) the Group II Subordinate Prepayment Percentage of the sum of (a) all Principal Prepayments in Full of Group II Mortgage Loans received during the related Prepayment Period and (b) all partial Principal Prepayments of Group II Mortgage Loans and applied during the related Prepayment Period and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Group II Subordinate Prepayment Percentage of the Recoveries received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group II Mortgage Loan that is not a Liquidated Loan, the Group II Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Group II Subordinate Percentage of the principal portion of such Bankruptcy Loss.

Group II Subordinate Percentage:  As to any Distribution Date, 100% minus the Group II Senior Percentage for such Distribution Date.

Group II Subordinate Prepayment Percentage:  As to any Distribution Date, 100% minus the Group II Senior Prepayment Percentage for such Distribution Date, except that, on any Distribution Date after the Group II Senior Final Distribution Date, the Group II Subordinate Prepayment Percentage will equal 100%.

Group II Subordinate Principal Distribution Amount:  With respect to the Group II Subordinate Certificates, the aggregate amount that would be payable as principal on such Group II Subordinate Certificates from Group II Available Funds, after application of Group II Available Funds (i) to make payments on the Group II Senior Certificates in accordance with Section 5.02(a)(i) items first and second and Section 5.02(e) and (ii) to make payments of Group II Accrued Certificate Interest to the Group II Subordinate Certificates in accordance with Section 5.02(a)(ii).

Initial Bankruptcy Coverage Amount:  $150,000.

Lender-Paid Mortgage Insurance Amount:  With respect to any Lender-Paid Mortgage Insurance Loan, the interest portion of each Scheduled Payment that is paid by the related Mortgagor that will be used to pay the monthly premium of the “lender-paid” Primary Insurance Policy on such Lender-Paid Mortgage Insurance Loan, which is calculated by multiplying the Scheduled Principal Balance as of the related date of determination on such Lender-Paid Mortgage Insurance Loan by the applicable Lender-Paid Mortgage Insurance Rate.

Lender-Paid Mortgage Insurance Loan:  Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Lender-Paid Mortgage Insurance Rate.

Lender-Paid Mortgage Insurance Rate:  With respect to any Lender-Paid Mortgage Insurance Loan, a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule under the heading “Lender-Paid Mortgage Insurance Rate.”

Loan Group II:  The Group II Mortgage Loans.

Loss Allocation Limitation:  As defined in Section 5.03(c) hereof.

Master REMIC II:  As described in the Preliminary Statement.

Master REMIC II Regular Interest:  As described in the Preliminary Statement.

Net Prepayment Interest Shortfalls:  As to any Distribution Date and Loan Group II, the amount by which the aggregate of Prepayment Interest Shortfalls for Loan Group II during the related Prepayment Period exceeds the amount of Compensating Interest available to Loan Group II for such Distribution Date.

Par Call Price:  With respect to each Group II Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 11.03(a) hereof, 100% of the unpaid principal balance of such Group II Mortgage Loan, plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Pro Rata Share:  As to any Distribution Date and any Group II Mortgage Loan, with respect to any Group II Senior Certificate and each Class of Subordinate Certificates, the ratio that the amount calculated with respect to such Distribution Date for such Class pursuant to clause (i) of the definition of Group II Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 5.02(c)) bears to the amount calculated with respect to such Distribution Date for all such Classes of Group II Senior Certificates and for all Classes of Subordinate Certificates pursuant to clause (i) of the definition of Group II Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 5.02(c)); provided, however, that with respect to the calculation above, such calculation with respect to the Group II Subordinate Certificates shall be made as though each Class of Group II Subordinate Certificates had a Class Principal Balance equal to its pro rata share (based on Class Principal Balance) of the Group II Subordinate Amount, and provided, further, that, in the event the Pro Rata Share for any Class of Group II Senior Certificates as so calculated exceeds the portion of the Group II Accrued Certificate Interest for such Class in accordance with clause (i) of the definition thereof without adjustment for Section 5.02(c) other than reduction for Net Prepayment Interest Shortfalls, the amount of such excess shall be allocated pro rata to all other Classes of Group II Senior Certificates based on Group II Accrued Certificate Interest pursuant to such clause (i) without adjustment pursuant to Section 5.02(c), and shall be treated as the Pro Rata Share of each such Class.

Recovery:  With respect to any Distribution Date and any Group II Mortgage Loan, an amount, net of any reimbursable expenses, received in respect of principal on such Group II Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class of Certificates.

REMIC IB:  As specified in the Preliminary Statement.

REMIC IB Regular Interest:  As specified in the Preliminary Statement.

Restricted Classes:  As defined in Section 6.02(d).

Scheduled Principal Balance:  As to any Group II Mortgage Loan and any Distribution Date, the unpaid principal balance of such Group II Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization Schedule at the time relating thereto (before any adjustment to such amortization Schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.  The Scheduled Principal Balance of any Group II Mortgage Loan that has been prepaid in full or has become a Liquidated Loan during the related Prepayment Period shall be zero.

Senior Step Down Conditions:  As of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Group II Senior Prepayment Percentage applies, (i) the aggregate Scheduled Principal Balance of all Group II Mortgage Loans delinquent 60 days or more (including delinquent Group II Mortgage Loans in bankruptcy, and all Group II Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Class Principal Balance of the Group II Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Group II Mortgage Loans do not exceed (a) with respect to the Distribution Dates occurring between and including January 2007 and December 2009, 20% of the Group II Original Subordinate Principal Balance, (b) with respect to the Distribution Date on or after January 2010, 30% of the Group II Original Subordinate Principal Balance.

Special Hazard Coverage Termination Date:  The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:  Any Realized Loss with respect to a Group II Mortgage Loan as reported by the applicable Servicer to the Master Servicer suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.11 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Trust Administrator, any Servicer, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(f)

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(g)

by military, naval or air forces; or

(h)

by an agent of any such government, power, authority or forces;

(i)

any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(j)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to any Distribution Date, $4,500,000 less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount as of the most recent anniversary of the Cut-off Date.  As of any Distribution Date after the Cross-Over Date, the Special Hazard Loss Coverage Amount for such Group II Subordinate Certificates shall be zero.  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Group II Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Loan in Loan Group II as to which a Special Hazard Loss has occurred.

Trust Agreement:  The Trust Agreement dated as of the Cut-off Date, entered into by and among the Depositor, the Trustee and the Trust Administrator in connection with the issuance of the Exchangeable Certificates.

Uncertificated REMIC Interests: The REMIC regular interests issued by Master REMIC II in uncertificated form as specified in the Preliminary Statement.

Section 1.03.  Certain Calculations.

Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest for the Delay Certificates (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30 day months and all calculations of interest for the No Delay Certificates (other than as provide din the Mortgage Loan documents) provided for herein shall be made on the basis of the actual number of days in a year assumed to consist of 360 days.

Section 1.04.  Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 12.01 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01.  Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Group I Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Transferor to the Depositor, pursuant to the Mortgage Loan Purchase Agreement, solely with respect to the Mortgage Loans, and, solely with respect to the Mortgage Loans, all of the Transferor’s right, title and interest in and to the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by each Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements.  In connection with the foregoing assignments, the Transferor has caused each Servicer to enter into the related Assignment Agreement.

(b)

(i) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders and the Group I Certificate Insurer the following documents or instruments with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan so assigned:

(A)

the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of ___________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related originator or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(B)

except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related originator as being a true and complete copy of the Mortgage;

(C)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in blank (except with respect to MERS designated Mortgage Loans) together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(D)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(E)

except as provided below, the original or duplicate original lender’s title policy and all riders thereto.

(ii)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders and the Group I Certificate Insurer the following documents or instruments with respect to each Cooperative Mortgage Loan so assigned:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Mortgage Loan;

(D)

the executed Recognition Agreement, if any;

(E)

copies of the original Financing Statement, and any continuation statements, filed by the originator of such Cooperative Mortgage Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

copies of the filed UCC assignments or amendments of the security interest referenced in clause (v) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

an executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(H)

for any Cooperative Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer under its related Servicing Agreement to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

If in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (b)(i)(B), (C) or (E) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (b)(i)(B) or (C) above, or because the title policy has not been delivered to either the Custodian or the Depositor by the applicable title insurer in the case of clause (b)(i)(E) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (b)(i)(B) or (C) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (b)(i)(E) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.  The Depositor shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the Custodian.  In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Custodian shall execute and deliver or cause to be executed and delivered such a document to the public recording office.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

If an assignment of Mortgage is to be recorded, the Depositor shall cause the Mortgage to be assigned to “U.S. Bank National Association, in trust for the MASTR Adjustable Rate Mortgages Trust 2007-1 for the benefit of the Holders of the Mortgage Pass-Through Certificates, Series 2007-1” and, subject to Section 2.02, the Master Servicer shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and except that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) in any state where, in an Opinion of Counsel addressed to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor, (b) in any state where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates set forth in the Prospectus Supplement or (c) with respect to any Mortgage which has been recorded in the name of MERS, or its designee.  As of the date hereof, recordation is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may conclusively rely).

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

(c)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “MASTR Adjustable Rate Mortgages Trust 2007-1” and U.S. Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d)

The Depositor and the Trustee on behalf of the Trust agree and understand that it is not intended that any Loan be included in the Trust Fund that is (i) a “High Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, or (v) a “high cost home loan” under the Indiana High Cost Home Loan Law, effective January 1, 2005.  The Trustee shall be entitled to indemnification from the Depositor and the Trust Fund for any loss, liability or expense arising out of, or in connection with, the provisions of the preceding sentence, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to such provisions.

(e)

Each of the Collection Account and Distribution Account shall at all times be an Eligible Account, provided that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account or the Distribution Account ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

(f)

The Depositor hereby directs the Trust Administrator, solely in its capacity as Supplemental Interest Trust Trustee, to execute, deliver and perform its obligations under each of the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement.  The Transferor, the Depositor, the Master Servicer, the Trustee and the Holders of the Group I Offered Certificates by their acceptance of such Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under each of the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement and shall do so solely in its capacity as Supplemental Interest Trust Trustee, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the execution by the  Supplemental Interest Trust Trustee of the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Section 2.02.  Acceptance by Trustee of the Mortgage Loans.

The Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification issued by it in the form annexed hereto as Exhibit G and declares that it holds and will hold such related documents and the other documents delivered to it constituting the Mortgage Files, and the Custodian and Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Group I Certificate Insurer.  The Custodian acknowledges that it will maintain possession of the Mortgage Notes held by it in the State of Minnesota, unless otherwise permitted by the Rating Agencies, the Trustee and the Group I Certificate Insurer.

The Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit G.  Based on its review and examination, and only as to the documents identified in such Initial Certification, the  Custodian acknowledges, subject to any applicable exceptions noted on Exhibit G, that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall be under no duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Mortgage Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Group I Certificate Insurer, the Trustee and the Transferor a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.  The Custodian shall make available, upon request of any Certificateholder or the Group I Certificate Insurer, a copy of any exceptions noted on the Initial Certification or the Final Certification.  The Custodian shall make available, upon request of the Trustee, the identity of the originator for any Mortgage Loan with a material exception.

If, in the course of such review, the Custodian finds any document constituting a part of a related Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Final Certification; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Mortgage Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Mortgage Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Upon receiving each Final Certification from the Custodian, the Trustee shall notify the Transferor and the Group I Certificate Insurer of any document defects listed as exceptions in each such Final Certification.  The Transferor shall promptly correct or cure such document defects, and if the Transferor fails to correct or cure the defect within ninety (90) days of the earlier of its discovery or its receipt of written notice of any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, and such defect materially and adversely affects the interests of the Certificateholders or the Group I Certificate Insurer in the related Mortgage Loan, the Transferor shall repurchase the affected Mortgage Loan from the Trustee at the Purchase Price.  In each case, such Deleted Mortgage Loan will be removed from the Trust.  Any such purchase of a Deleted Mortgage Loan shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit M.  The Purchase Price for any such Deleted Mortgage Loan shall be paid by the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall instruct the Custodian to release, and the Custodian shall release, the related Mortgage File to the Transferor and the Trustee shall execute and deliver at the Transferor’s written request such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Transferor, or a designee, the Trustee’s interest in any Deleted Mortgage Loan released pursuant hereto.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing such repurchase by the Transferor.

The Custodian shall retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions set forth herein.  Pursuant to the terms of the related Servicing Agreement, the Master Servicer shall cause each of the related Servicers to promptly deliver to the Custodian who shall thereupon promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

It is understood and agreed that the obligations of the Transferor hereunder to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedies respecting such defect available to the Trustee, the Master Servicer, the Depositor and any Certificateholder.

Section 2.03.  Remedies for Breaches of Representations and Warranties.

The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor, the Group I Certificate Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.  With respect to any representation and warranties set forth on Schedule II hereto which are made to the best of the Transferor’s knowledge if it is discovered by any of the Depositor, the Group I Certificate Insurer, the Master Servicer, the Transferor, any Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Group I Certificate Insurer therein, notwithstanding the Transferor’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by any of the Depositor, the Group I Certificate Insurer, the Transferor, the Master Servicer, the Trust Administrator or the Custodian of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 that materially and adversely affects the interests of the Certificateholders or the Group I Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Trustee.  Notwithstanding the foregoing, (i) a breach which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, or (ii) a breach of any of the representations and warranties set forth in clauses (xiii), (xv), (xxxvi), (xxxvii), (xxxix), (xl),  (xli), (xliii) through (li) of Schedule II, in each case, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan.  Upon receiving notice of a breach, the Trustee shall in turn notify the Transferor of such breach.  The Trustee shall enforce the obligations of the Transferor in accordance with this Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders and the Group I Certificate Insurer in the related Mortgage Loan, the Trustee shall enforce the Transferor’s obligations hereunder to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan.  In each case, such Deleted Mortgage Loan will be removed from the Trust Fund.

The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders or the Group I Certificate Insurer in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such ninety (90) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Mortgage Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below.  The Transferor shall promptly reimburse the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer and the Trustee for any expenses reasonably incurred by the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

With respect to any Eligible Substitute Mortgage Loan or Mortgage Loans, the Transferor shall deliver to the Custodian on behalf of the Trustee, for the benefit of the Certificateholders and the Group I Certificate Insurer, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Custodian shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Group I Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Custodian shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section 2.03 with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Transferor and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, without recourse, representation or warranty, as shall be necessary to vest title in the Transferor, as applicable, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments received in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Transferor to the Master Servicer, and the Master Servicer shall deposit such amounts received from the Transferor into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Group I Certificate Insurer to the Transferor, and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of the Transferor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Transferor respecting such matters available to Certificateholders, the Master Servicer, the NIMS Insurer, the Depositor, the Trust Administrator or the Trustee on their behalf.

The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the Custodian for the benefit of the Trustee, the Certificateholders and the Group I Certificate Insurer.

Section 2.04.  Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee, the Trust Administrator, the NIMS Insurer, the Group I Certificate Insurer and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.  Upon discovery by the Depositor, the Transferor, the Master Servicer, the Group I Certificate Insurer, the Trust Administrator, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders or the Group I Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties hereto and to each Rating Agency.

Section 2.05.  Representation and Warranty of the Depositor as to the Trust.

The Depositor hereby represents and warrants, for the benefit of the Group I Swap Provider, that the Trust is a common law trust duly organized and validly existing under the laws of the state of New York.

Section 2.06.  Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund by the Depositor pursuant to Section 2.01 hereof and acknowledges the issuance of the REMIC Interests as described in the Preliminary Statement in exchange therefor.  The Trustee further acknowledges the transfer and assignment to it by the Underwriter pursuant to Section 6.07 hereof of the Uncertificated REMIC Interests described in the Preliminary Statement.  Concurrently with such transfers and assignments, the Trust Administrator, on behalf of the Trustee, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and the Uncertificated REMIC Interests described in the Preliminary Statement and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Group I Certificate Insurer and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates and the Group I Certificate Insurer may be adequately and effectively protected.

Section 2.07.  REMIC Matters.

The Preliminary Statement sets forth the designations as “regular interests” or “residual interests” and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  Each REMIC shall have the calendar year as its fiscal year and shall use the accrual method of accounting.

Section 2.08.  Covenants of the Master Servicer.

The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

(i)

subject to Section 3.01, the Master Servicer shall cause each Servicer to perform its obligations under the applicable Servicing Agreement; and

(ii)

no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading at the time provided.

Section 2.09.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents and warrants to the Depositor, the Trustee and the Group I Certificate Insurer, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Master Servicer is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(b)

The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding relating thereto may be brought.

(c)

The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer’s ability to perform or meet any of its obligations under this Agreement.

(d)

The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(e)

No litigation is pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

(f)

No consent, approval, authorization or, to the knowledge of the Master Servicer, order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

Section 2.10.  Representations and Warranties of the Custodian.

The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Trust Administrator, the Group I Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)

The Custodian is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)

Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

The execution and delivery of this Agreement by the Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Custodian; and the Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Custodian’s ability to perform or meet any of its obligations under this Agreement.

(d)

No litigation is pending or, to the knowledge of the Custodian, threatened against the Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

(e)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of, or compliance by the Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Custodian has obtained the same.

ARTICLE III

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS

Section 3.01.  Master Servicing of Mortgage Loans.

For and on behalf of the Certificateholders and the Group I Certificate Insurer, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.04 and any other information and statements required hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.10.  The costs incurred by the Master Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02.  Monitoring of Servicers.

(a)

The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator, the Group I Certificate Insurer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee, the Trust Administrator, the Certificateholders and the Group I Certificate Insurer, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)

If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

(g)

To the extent a Servicer requests the consent of the Trust or the Master Servicer with respect to any servicing-related matter for which the applicable Servicer is required to seek consent under the applicable Servicing Agreement or Assignment Agreement, the Master Servicer shall promptly or within the time frame specified in such Servicing Agreement, if any, evaluate such request for consent in the best interest of the Trust and the Certificateholders, and grant or withhold such consent accordingly.

(h)

To the extent a Servicer is obligated under the related Servicing Agreement to procure the consent of the Master Servicer in connection with the Servicer’s engagement of a Subservicer to perform any servicing responsibilities under the related Servicing Agreement with respect to the related Mortgage Loans, the Master Servicer will only give such consent if that Subservicer first agrees in writing with such Servicer and the Master Servicer to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permit that Servicer and the Master Servicer to comply with Sections 3.21 and 3.22 of this Agreement.

(i)

The Master Servicer shall enforce any negative covenant in the related Servicing Agreement which prohibits a Servicer from outsourcing one or more separate servicing functions under the related Servicing Agreement with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer and the Master Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer and the Master Servicer to comply with Section 3.22 of this Agreement.

Section 3.03.  [Reserved].

Section 3.04.  Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer or any Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or any Servicer under any Servicing Agreement or otherwise.

Section 3.05.  Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 8.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.09 hereof (or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 hereof, (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder or (vi) obligated to perform any obligation of the Master Servicer under Section 3.21 or 3.22 with respect to any period of time the Trustee was not the Master Servicer).  Any such assumption shall be subject to Section 8.02 hereof.  If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each subservicing agreement or substitute subservicing agreement to the assuming party.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 3.06.  Protected Accounts.

(a)

The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan or amounts received with respect to any REO Property, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account.  The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.

(b)

In accordance with the terms of the applicable Servicing Agreement, amounts on deposit in a Protected Account are required to be invested by the applicable Servicer in Permitted Investments.  The income earned from investments made pursuant to this Section 3.06 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer.  The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 3.07.  Collection of Mortgage Loan Payments; Collection Account; Distribution Account; Group I Cap 1 Account; Group I Cap 2 Account; Group I Swap Account; Class I-P Reserve Fund; Carryover Reserve Fund.

(a)

The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

(b)

The Master Servicer shall establish and maintain a Collection Account, which may be deemed to be a sub account of the Distribution Account, into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers, or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

(iii)

all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or Master Servicer’s normal servicing procedures, and all Recoveries;

(iv)

any amount required to be deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments;

(v)

any amounts required to be deposited by the Master Servicer pursuant to Section 3.15(b) and 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

(vi)

all Substitution Adjustment Amounts;

(vii)

all Advances made by the Master Servicer pursuant to Section 5.01;

(viii)

any Class I-P Prepayment Charges and Class II-P Prepayment Charges;

(ix)

any Compensating Interest payments;

(x)

any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans in such Loan Group;

(xi)

all proceeds of a primary mortgage guaranty insurance policy in respect of the Mortgage Loans in such Loan Group; and

(xii)

any other amounts required to be deposited hereunder.

In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

(c)

[Reserved].

(d)

The Trust Administrator shall establish and maintain, on behalf of the Certificateholders and the Group I Certificate Insurer, the Distribution Account.  The Trust Administrator shall, promptly upon receipt but no later than on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

(i)

the aggregate amount remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.10(a)(ix)(A);

(ii)

any amount deposited by the Master Servicer or the Trust Administrator pursuant to Section 3.07(e) in connection with any losses on Permitted Investments; and

(iii)

any other amounts described hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trust Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trust Administrator in trust for the Certificateholders and the Group I Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.10(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(e)

Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account, as directed in writing by the Master Servicer, or the Distribution Account, as directed in writing by the Trust Administrator, in Permitted Investments.  Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains, or is the custodian for, such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date).  Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity.  All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Group I Certificate Insurer.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as Master Servicing Compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer (from its own funds without any right of reimbursement) in the Collection Account or paid to the Trust Administrator by wire transfer of immediately available funds for deposit into the Distribution Account.  All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account) shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator, in the Distribution Account.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trust Administrator is the obligor and has defaulted thereon), or the Distribution Account, and made in accordance with this Section 3.07.  In the absence of written instructions by the Trust Administrator, all funds on deposit therein shall remain uninvested.

(f)

The Master Servicer shall give notice to the Trustee, the Trust Administrator, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof.  The Trust Administrator shall give notice to the Trustee, the Master Servicer, the Group I Certificate Insurer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

(g)

Each of the Collection Account and Distribution Account, shall at all times be an Eligible Account, provided, that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account, or Distribution Account, as applicable, ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

(h)

On or prior to the Distribution Date in February 2007, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Offered Certificates, the Carryover Reserve Fund and shall deposit $300,000 therein upon receipt from or on behalf of the Depositor of such amount.  The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

Funds in the Carryover Reserve Fund may be invested in Permitted Investments at the direction of the Majority of the Holders of the Class I-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  In the absence of written investment direction from the Holders of the Class I-C Certificates, funds in the Carryover Reserve Fund shall remain uninvested.  All such Permitted Investments shall be made in the name of the Trust Administrator, for the benefit of the Holders of the Class I-C Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with this Section 3.05.  The Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder.  The Class I-C Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes.

(i)

On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group I Offered Certificates, the Group I Cap 1 Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group I Cap 1 Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Group I Cap 1 Account all amounts received in respect of the Group I Cap 1 Agreement for the related Accrual Period. The Supplemental Interest Trust Trustee shall make withdrawals from the Group I Cap 1 Account to make distributions pursuant to Section 4.08 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group I Cap 1 Account may be invested in Permitted Investments at the direction of the Holders of the Class I-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group I Cap 1 Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  In the absence of written investment direction from the Holders of the Class I-C Certificates, funds in the Group I Cap 1 Account shall remain uninvested.  All such Permitted Investments shall be made in the name of the Supplemental Interest Trust Trustee, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group I Offered Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group I Cap 1 Account in respect of any such investments shall be charged against amounts on deposit in the Group I Cap 1 Account (or the amount of such investments) immediately as realized.  The Supplemental Interest Trust Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group I Cap 1 Account and made in accordance with this Section 3.07.  The Group I Cap 1 Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class I-C Certificates shall evidence ownership of the Group I Cap 1 Account for federal income tax purposes.  If no investment direction is received by the Trust Administrator from Holders of the Class I-C Certificates, funds in the Group I Cap 1 Account shall remain uninvested.

(j)

On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group I Offered Certificates, the Group I Cap 2 Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group I Cap 2 Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Supplemental Interest Trust Trustee pursuant to this Agreement.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Group I Cap 2 Account all amounts received in respect of the Group I Cap 2 Agreement for the related Accrual Period. The Supplemental Interest Trust Trustee shall make withdrawals from the Group I Cap 2 Account to make distributions pursuant to Section 4.09 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group I Cap 2 Account may be invested in Permitted Investments at the direction of the Holders of the Class I-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group I Cap 2 Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  In the absence of written investment direction from the Holders of the Class I-C Certificates, funds in the Group I Cap 2 Account shall remain uninvested.  All such Permitted Investments shall be made in the name of the Supplemental Interest Trust Trustee, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group I Offered Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group I Cap 2 Account in respect of any such investments shall be charged against amounts on deposit in the Group I Cap 2 Account (or the amount of such investments) immediately as realized.  The Supplemental Interest Trust Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group I Cap 2 Account and made in accordance with this Section 3.07.  The Group I Cap 2 Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class I-C Certificates shall evidence ownership of the Group I Cap 2 Account for federal income tax purposes. If no investment direction is received by the Supplemental Interest Trust Trustee from Holders of the Class I-C Certificates, funds in the Group I Cap 2 Account shall remain uninvested.

(k)

On the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain in its name, in trust for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Group I Offered Certificates, the Group I Swap Account, and shall deposit $1,000 therein upon receipt from or on behalf of the Depositor of such amount.  All funds on deposit in the Group I Swap Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Supplemental Interest Trust Trustee pursuant to this Agreement.

On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit into the Group I Swap Account all amounts received in respect of the Group I Swap Agreement for the related Accrual Period. The Supplemental Interest Trust Trustee shall make withdrawals from the Group I Swap Account to make distributions pursuant to Section 4.10 exclusively (other than as expressly provided for in Section 3.10).

Funds in the Group I Swap Account may be invested in Permitted Investments at the direction of the Holders of the Class I-C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Group I Swap Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity.  In the absence of written investment direction from the Holders of the Class I-C Certificates, funds in the Group I Swap Account shall remain uninvested. All such Permitted Investments shall be made in the name of the Supplemental Interest Trust Trustee, for the benefit of the Supplemental Interest Trust, on behalf of the Holders of the Group I Offered Certificates.  Any net investment earnings on such amounts shall be retained therein until withdrawn as provided in Section 3.10.  Any losses incurred in the Group I Swap Account in respect of any such investments shall be charged against amounts on deposit in the Group I Swap Account (or the amount of such investments) immediately as realized.  The Supplemental Interest Trust Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Group I Swap Account and made in accordance with this Section 3.07.  The Group I Swap Account will not constitute an asset of the Trust Fund or any REMIC created hereunder.  The Class I-C Certificates shall evidence ownership of the Group I Swap Account for federal income tax purposes. If no investment direction is received by the Supplemental Interest Trust Trustee from Holders of the Class I-C Certificates, funds in the Group I Swap Account shall remain uninvested.

(l)

On the Closing Date, the Trust Administrator shall establish and maintain in the name of the Trustee, in trust for the benefit of the Holders of the Class I-P Certificates, the Class I-P Reserve Fund and shall deposit $100 therein upon receipt from or on behalf of the Depositor of such amount.  The Class I-P Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  Funds in the Class I-P Reserve Fund shall remain uninvested.

Section 3.08.  Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

Section 3.09.  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer and the Custodian shall afford and the Master Servicer shall require the Servicers to afford the Depositor, the Trustee, the Group I Certificate Insurer and the Trust Administrator and their respective agents or representatives reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer, the applicable Servicer or the Custodian to the extent set forth in the applicable Servicing Agreement.

Upon reasonable advance notice in writing, the Master Servicer and the Custodian will provide or the Master Servicer shall require the Servicers, to the extent set forth in the applicable Servicing Agreement, to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Master Servicer, the applicable Servicer or the Custodian shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer, the applicable Servicer or the Custodian in providing such reports and access.

Section 3.10.  Permitted Withdrawals from the Collection Account, the Distribution Account, the Group I Cap 1 Account, the Group I Cap 2 Account, the Group I Swap Account, the Carryover Reserve Fund and the Class I-P Reserve Fund.

(a)

The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)

to pay to the Servicers (to the extent not previously retained by them), the servicing compensation to which they are entitled pursuant to the applicable Servicing Agreements, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account;

(ii)

to reimburse each of the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this sub-clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii)

to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicers or the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v)

to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers’ or the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 4.01 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 7.03 hereof;

(viii)

to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix)

on or prior to the Distribution Account Deposit Date, to (A) withdraw (i) an amount equal to the Group I Available Funds and Group II Available Funds for such Distribution Date and (ii) any Recoveries and Subsequent Recoveries received during the related Prepayment Period, and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit in the Distribution Account and (B) withdraw any Class I-P Prepayment Charges and Class II-P Prepayment Charges received and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit into the Distribution Account;

(x)

to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02;

(xi)

to pay the LPMI Insurer Fee to the LPMI Insurer; and

(xii)

to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such sub-clauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Collection Account pursuant to sub-clause (iii), the Master Servicer shall deliver to the Trust Administrator an Officer’s Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Trust Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 10.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to the Trust Administrator earnings on or investment income, if any with respect to funds in or credited to the Distribution Account;

(ii)

to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.07(d);

(iii)

to withdraw any indemnity, expense or other reimbursement owed to it or the Trustee pursuant to this Agreement, including, without limitation, Section 3.05, Section 8.02, Section 9.05 and Section 10.05;

(iv)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 11.01 hereof.

(c)

The Trust Administrator shall withdraw funds from the Carryover Reserve Fund for distribution to the Group I Certificates in the manner specified in Section 4.06 (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 10.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Carryover Reserve Fund and not required to be deposited therein;

(ii)

to pay the Depositor investment earnings; and

(iii)

to clear and terminate the Carryover Reserve Fund upon the termination of this Agreement pursuant to Section 11.01.

(d)

The Supplemental Interest Trust Trustee shall withdraw funds from the Group I Cap 1 Account for distribution to the Group I Certificates in the manner specified in Section 4.07 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 10.11).  In addition, the Supplemental Interest Trust Trustee may from time to time make withdrawals from the Group I Cap 1 Account for the following purposes:

(i)

to withdraw any amount deposited in the Group I Cap 1 Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group I Cap 1 Account upon the earlier of (A) the Group I Cap 1 Agreement Termination Date and (B) the termination of this Agreement pursuant to Section 11.01.

(e)

The Supplemental Interest Trust Trustee shall withdraw funds from the Group I Cap 2 Account for distribution to the Group I Certificates in the manner specified in Section 4.08 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 10.11).  In addition, the Supplemental Interest Trust Trustee may from time to time make withdrawals from the Group I Cap 2 Account for the following purposes:

(i)

to withdraw any amount deposited in the Group I Cap 2 Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group I Cap 2 Account upon the earlier of (A) the Group I Cap 2 Agreement Termination Date and (B) the termination of this Agreement pursuant to Section 11.01.

(f)

The Supplemental Interest Trust Trustee shall withdraw funds from the Group I Swap Account for distribution to the Group I Certificates in the manner specified in Section 4.09 (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 10.11).  In addition, the Supplemental Interest Trust Trustee may from time to time make withdrawals from the Group I Swap Account for the following purposes:

(i)

to withdraw any amount deposited in the Group I Swap Account and not required to be deposited therein; and

(ii)

to clear and terminate the Group I Swap Account upon the earlier of (A) the Group I Swap Agreement Scheduled Termination Date and (B) the termination of this Agreement pursuant to Section 11.01.

(g)

The Trust Administrator shall withdraw funds from the Class I-P Reserve Fund for distribution to the Class I-P Certificates in the manner specified in Section 4.02(a) (and shall withhold from the amounts so withdrawn the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 10.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Class I-P Reserve Fund for the following purposes:

(i)

to withdraw any amount deposited in the Class I-P Reserve Fund and not required to be deposited therein; and

(ii)

to clear and terminate the Class I-P Reserve Fund upon the termination of this Agreement pursuant to Section 11.01.

Section 3.11.  Maintenance of Hazard Insurance.

(a)

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Sections 3.07 and 3.10, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.10.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.10.

Section 3.12.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee, the Certificateholders and the Group I Certificate Insurer all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.13.  Maintenance of the Primary Insurance Policies.

(a)

The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Certificateholders and the Group I Certificate Insurer, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Sections 3.07 and 3.10, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.10.

(c)

On each Distribution Date, prior to any distributions to Certificateholders pursuant to Article IV or Article V of this Agreement, the Master Servicer shall withdraw funds from the Collection Account in the amount of the LPMI Insurer Fee, and shall pay such LPMI Insurer Fee to the LPMI Insurer.

Section 3.14.  Realization upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.15.  REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders and the Group I Certificate Insurer.  The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Collection Account.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed-in-lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445 2(d)(3) (or any successor provision thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.16.  Due on Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.17.  Trustee to Cooperate; Release of Mortgage Files.

Upon (i) the payment in full of any Mortgage Loan, or (ii) the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer shall, upon receipt of notification from the related Servicer pursuant to the applicable Servicing Agreement, which notification shall state that such payment in full has been deposited in the Collection Account or has otherwise been escrowed in a manner customary for such purposes, instruct the Custodian to, and the Custodian shall release the related Mortgage File to the related Servicer.  Upon notification, the Trustee shall at the Custodian’s direction execute and deliver to the Custodian the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Custodian, together with the Mortgage Note with written evidence of cancellation thereon.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreements, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Subject to this Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Servicer to carry out their servicing and administrative duties hereunder.  The Trustee shall not be liable for the actions of the Master Servicer or any Servicers under any such documents.

Section 3.18.  Documents, Records and Funds in Possession of the Master Servicer and the Custodian to Be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Master Servicer shall forward to the Custodian with an instruction to, and the Custodian shall, place within the Mortgage File and the Master Servicer shall cause each Servicer to transmit to the Custodian as required by this Agreement and the related Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the related Servicer or the Custodian in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer, the related Servicer or the Custodian for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement.  Each of the Master Servicer and the Custodian also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Group I Certificate Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.19.  Master Servicing Compensation.

As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Master Servicing Compensation.

Section 3.20.  Access to Certain Documentation.

The Master Servicer and the Custodian shall provide and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Group I Mezzanine Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer, the Custodian and the related Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer, the Custodian and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer, the Custodian or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  In fulfilling such requests, the Master Servicer and the Custodian shall not be responsible to determine the sufficiency of such information.

Section 3.21.  Annual Statement as to Compliance.

(a)

The Master Servicer and the Trust Administrator shall deliver or otherwise make available (and the Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement or such other applicable Agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Annual Statement of Compliance, the Depositor shall review such Annual Statement of Compliance and, if applicable, consult with each such party, as applicable, as to the nature of any failure by such party identified therein, in the fulfillment of any of such party’s obligations hereunder.

(b)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an Annual Statement of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all annual statements of compliance received by it from each servicer with its own annual statement of compliance to be submitted to the Trust Administrator pursuant to this Section.

(c)

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.21 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.22.  Report on Assessment of Compliance and Attestation.

(a)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria in the form of Exhibit Q hereto, (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10K required to be filed pursuant to Section 3.22, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)

No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided,  that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same Person).  When each of the Master Servicer, the Custodian and the Trust Administrator (or any Servicing Function Participant engaged by either of them) submit their Assessments of Compliance to the Trust Administrator, each such party will also at such time include the Assessment of Compliance and Accountant’s Attestation pursuant to Section 3.22(b)(i) of each Servicing Function Participant engaged by it.

(iii)

Promptly after receipt of each Assessment of Compliance, (A) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, the Custodian and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party, and (B) the Trust Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit X and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(iv)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b)

(i)

By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Custodian, the Trust Administrator, or such Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor (an “Accountant’s Attestation”), to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(ii)

Promptly after receipt of each such Assessment of Compliance and Accountant’s Attestation the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.22(a)(i) is coupled with an attestation that appears on its face to meet the requirements of this Section and notify the Depositor of any exceptions.

(iii)

The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.22, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(c)

(i)

The Master Servicer agrees to indemnify and hold harmless each of the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (A) the failure of the Master Servicer (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), as applicable, or (B) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(ii)

The Trust Administrator agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trust Administrator (or any Servicing Function Participant engaged by it) to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(iii)

The Custodian agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Custodian (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(d)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.22 is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective (and to the extent the requesting party will pay any increased cost of the Trustee resulting from such request provided that such request results in extraordinary expenses), with requests made by the Transferor or the Depositor for delivery of additional or different information as the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 3.23.  Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer.  In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.24.  Group I Cap 1 Agreement.

The Group I Cap 1 Agreement will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group I Cap 1 Agreement into the Group I Cap 1 Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group I Cap 1 Agreement.

The Supplemental Interest Trust Trustee shall terminate the Group I Cap 1 Agreement upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the Confirmation.  Upon any such termination, the Group I Cap 1 Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group I Cap 1 Account to make distributions on the Classes of Group I Certificates as provided in Section 4.08 hereof on the Distribution Dates following such termination to and including the Group I Cap 1 Agreement Termination Date.  On the Group I Cap 1 Agreement Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee in respect of such termination remain in the Group I Cap 1 Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

Section 3.25.  Group I Cap 2 Agreement.

The Group I Cap 2 Agreement will not be an asset of the Trust Fund nor of any REMIC.  The Supplemental Interest Trust Trustee shall cause to be deposited any amounts received from time to time with respect to the Group I Cap 2 Agreement into the Group I Cap 2 Cap Account.

The Supplemental Interest Trust Trustee shall prepare and deliver any notices required to be delivered under the Group I Cap 2 Agreement.

The Supplemental Interest Trust Trustee shall terminate the Group I Cap 2 Agreement upon the occurrence of certain events of default or termination events to the extent specified in or pursuant to the Confirmation.  Upon any such termination, the Group I Cap 2 Provider will be obligated to pay the Supplemental Interest Trust Trustee an amount in respect of such termination.  Any amounts received by the Supplemental Interest Trust Trustee in respect of such termination shall be deposited and held in the Group I Cap 2 Account to make distributions on the Classes of Group I Certificates as provided in Section 4.09 hereof on the Distribution Dates following such termination to and including the Group I Cap 2 Agreement Termination Date.  On the Group I Cap 2 Agreement Termination Date, after all other distributions to be made on such date have been made pursuant to the terms of this Agreement, if any such amounts received by the Supplemental Interest Trust Trustee in respect of such termination remain in the Group I Cap 2 Account, such amounts shall be distributed by the Supplemental Interest Trust Trustee to UBS Securities LLC.

ARTICLE IV

GROUP I—DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01.  Group I—Advances.

The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Group I Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement, the amount of such Advance, and (y) amounts deposited in the Collection Account to be used for any Advance with respect to such Group I Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer’s Certificate to the Trust Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 5.01 shall be net of the Servicing Fee for the related Group I Mortgage Loans.

Section 4.02.  Group I—Priorities of Distributions on the Group I Certificates.

(a)

On each Distribution Date, the Trust Administrator shall withdraw the Group I Available Funds, (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the REMIC IA Regular Interests, the REMIC IIA Regular Interests, the REMIC IIIA Regular Interests, the REMIC IVA Regular Interests and the REMIC VA Regular Interests, as provided in the Preliminary Statement, and then to distributions on the Group I Certificates and to the Group I Certificate Insurer in the following order and priority and, in each case, to the extent of such Group I Available Funds:

(1)

first, to the  Group I Swap Account, for payment to the Group I Swap Provider, any Net Swap Payment owed to the Group I Swap Provider pursuant to the Group I Swap Agreement for such Distribution Date;

(2)

second, to the Group I Swap Account, for payment to the Group I Swap Provider, any Swap Termination Payment owed to the Group I Swap Provider not resulting from the Group I Swap Provider Trigger Event pursuant to the related Group I Swap Agreement;

(3)

third, concurrently, as follows;

(A)

from the Subgroup Interest Funds for Loan Subgroup I-1, concurrently, to the Class I-1A Certificates and the Class I-X-1, Class I-X-2 and Class I-X-3 certificates, pro rata, as follows:

(i)

to the Class I-X-1 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-1/Class I-X-2 Ratio;

(ii)    to the Class I-X-2 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-1/Class I-X-2 Ratio;

(iii)   to the Class I-X-3 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-1 Class I-X-3 Ratio; and

(iv)   to the Class I-1A Certificates, the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date;

(B)

from the Subgroup Interest Funds for Loan Subgroup I-2, concurrently, as follows;

(i)    concurrently, to the Subgroup I-2 Certificates and the Class I-X-1, Class I-X-2 and Class I-X-3 certificates, pro rata, as follows:

(a)

to the Class I-X-1 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-1/Class I-X-2 Ratio;

(b)

to the Class I-X-2 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-1/Class I-X-2 Ratio;

(c)   to the Class I-X-3 Certificates, the product of (x) the Current Interest and the Interest Carry Forward Amount for such Class and such Distribution Date multiplied by (y) the Subgroup I-2 Class I-X-3 Ratio; and

(d)   concurrently, to the Subgroup I-2 Certificates, pro rata, the Current Interest and the Interest Carry Forward Amount for each such Class and such Distribution Date; and

(ii)

to the Group I Certificate Insurer, up to the Premium Distribution Amount, if any, for such Distribution Date;

(4)

fourth, from the remaining Group I Interest Funds, concurrently as follows:

(A)

concurrently, to the Group I Senior Certificates, pro rata, any Current Interest and the Interest Carry Forward Amount remaining unpaid for each such Class and such Distribution Date; and

(B)

to the Group I Certificate Insurer, up to the Premium Distribution Amount remaining unpaid for such Distribution Date;

(5)

fifth, from the remaining Group I Interest Funds, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, for such Distribution Date; and

(6)

sixth, from the remaining Group I Interest Funds, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Current Interest for each such Class and such Distribution Date.

(b)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Section 4.01(a), shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group I Certificates and to the Group I Certificate Insurer in the following order and priority and, in each case, to the extent of such Group I Available Funds:

(A)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, in the following order of priority, in an amount up to the Group I Loan Principal Distribution Amount:

(1)

first, in an amount up to the Group I Loan Principal Distribution Amount for that Distribution Date, concurrently, to the following Classes of Certificates, the related Subgroup Principal Distribution Amount:

(a)

in an amount up to the Subgroup I-1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, to the Class I-1A Certificates, until its Class Principal Balance is reduced to zero; and

(ii)

second, to the Subgroup I-2 Certificates, pro rata based on Class Principal Balance (after any payments to such Certificates from the Subgroup I-2 Principal Distribution Amount) until their respective Class Principal Balances are reduced to zero; and

(b)

in an amount up to the Subgroup I-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup I-2 Certificates, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(ii)

second, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, to the extent not paid pursuant to clauses (3)(B)(ii), (4)(B) and (5) of Section 4.02(a);

(iii)

third, to the Class I-1A Certificates, until its Class Principal Balance is reduced to zero; and

(2)

second, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to clauses (3)(B)(ii), (4)(B) or (5) of Section 4.02(a) or clause (A)(1)(b)(ii) of this Section 4.02(b).

(3)

third, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(B)

on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority, in an amount up to the Group I Loan Principal Distribution Amount:

(1)

first, in an amount up to the Subgroup Principal Distribution Amount for that Distribution Date, concurrently, as follows:

(a)

in an amount up to the Subgroup I-1 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, to the Class I-1A Certificates, in an amount up to the Subgroup I-1 Senior Principal Distribution Amount for such Distribution Date, until its Class Principal Balance is reduced to zero; and

(ii)

second, to the Subgroup I-2 Certificates pro rata based on Class Principal Balance (after any payments to such Certificates from clause (B)(1)(b)(i) of this Section 4.02(b)), up to the Subgroup I-2 Senior Principal Distribution Amount remaining unpaid for such Distribution Date; and

 (b)

in an amount up to the Subgroup I-2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Subgroup I-2 Certificates, in an amount up to the Subgroup I-2 Senior Principal Distribution Amount for such Distribution Date, pro rata based on Class Principal Balance, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to clauses (3)(B)(ii), (4)(B) and (5) of Section 4.02(a);

(iii)

third, to the Class I-1A Certificates (after any payments to such Certificates from clause (B)(1)(a)(i) of this Section 4.02(b)), up to the Subgroup I-1 Senior Principal Distribution Amount remaining unpaid for such Distribution Date; and

(2)

second, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to clauses (4)(B) or (5) of Section 4.02(a) or clause (B)(1)(b)(ii) of this Section 4.02(b).

(3)

third, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Group I Mezzanine Principal Distribution Amount for each such Class, until their respective Class Principal Balances are reduced to zero;

(c)

On each Distribution Date, the Trust Administrator, following any distributions pursuant to Section 4.02(a), Section 4.02(b) and Section 4.08, shall make distributions, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, on the Group I Certificates and to the Group I Certificate Insurer in the following order and priority and, in each case, up to the amount of Net Monthly Excess Cashflow and to the extent of such Group I Available Funds:

(1)

first, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such Class of Certificates, as applicable;

(2)

second, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such Class;

(3)

third, to the Class or Classes of Group I Certificates then entitled to receive distributions of principal pursuant to clause (A) or (B) of Section 4.02(b), in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of Section 4.02(b), as applicable;

(4)

fourth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Interest Carry Forward Amount for each such Class and such Distribution Date;

(5)

fifth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(a)

with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates; and

(b)

with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)

first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 Certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 Certificates) as follows:

(x) sequentially, as follows:

(A) first, sequentially, to the Class I-2A1 and Class I-2A2 Certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such Class of Certificates, and in the case of the Class I-2A2 Certificates, to the extent not covered by the Group I Certificate Insurance Policy; and

(B) second, to the Group I Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to Section 4.02(b); and

(y)    to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates;

(ii)

second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates, to the extent not covered by the Group I Certificate Insurance Policy, and second, to the Group I Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to Section 4.02(b);

(6)

sixth, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not paid pursuant to Section 4.02(b) or clause (5) of this Section 4.02(c);

(7)

seventh, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class; and

(8)

eighth, to the Class I-C Certificates; and

(9)

ninth, any remaining amounts to the Class I-R Certificates;

provided that (A) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Group I Mortgage Loans or if such Distribution Date is the final Distribution Date, the Trust Administrator shall withdraw any amounts on deposit in the Class I-P Reserve Fund and distribute such amounts to the Holders of the Class I-P Certificates, pro rata according to Class Principal Balance, in reduction of their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and (B) any distributions pursuant to clauses (1) through (8) above will be made prior to any distributions pursuant to Section 4.09 and 4.10 from the Group I Cap 2 Account and the Group I Swap Account.

(d)

Application of Class I-P Prepayment Charges.  On each Distribution Date prior to the date on which the Class Principal Balance of the Class I-P Certificates has been reduced to zero, the Trust Administrator shall withdraw from the Distribution Account and distribute to the Class I-P Certificates any Class I-P Prepayment Charges.

(e)

 Application of Applied Realized Loss Amounts.  On each Distribution Date, the Trust Administrator shall allocate any Applied Realized Loss Amount, first,  to reduce the Class Principal Balances of the Class I-M7, Class I-M6, Class I-M5, Class I-M4, Class I-M3, Class I-M2 and Class I-M1 Certificates, sequentially, in that order, in each case until their respective Class Principal Balances are reduced to zero and second, pro rata, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, concurrently, as follows:

(A)   to reduce the Class Principal Balance of the Class I-1A Certificates, until its Class Principal Balance is reduced to zero, and

(B)    sequentially, (i) first, to reduce the Class Principal Balance of the Class I-2A4 Certificates, until its Class Principal Balance is reduced to zero; and (ii) second, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Class Principal Balance of the Class I-2A1 and Class I-2A2 Certificates, and with respect to subclause (y) below based on the aggregate Class Principal Balance of the Class I-2A3 Certificates) as follows: (x) to reduce the Class Principal Balance of the Class I-2A2 and Class I-2A1 Certificates, sequentially, in that order, until their respective Class Principal Balances are reduced to zero; and (y) to reduce the Class Principal Balance of the Class I-2A3 Certificates, until its Class Principal Balance is reduced to zero.

(f)

Application of Subsequent Recoveries.  On each Distribution Date, the Trust Administrator shall allocate the amount of the Subsequent Recoveries, if any, on Group I Mortgage Loans, to increase the Class Principal Balance of the Classes of Group I Certificates to which Applied Realized Loss Amounts have been allocated, sequentially, (I) first,  concurrently, pro rata based on the Applied Realized Loss Amounts previously allocated to the Subgroup I-1 and Subgroup I-2 Certificates, (a) to the Class I-1A Certificates, by not more than the amount of the Unpaid Realized Loss Amount for such Class and (b) sequentially, (i) first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I 2A1 and Class I 2A2 Certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I 2A3 Certificates) (x) sequentially, to the Class I-2A1 and Class I-2A2 Certificates, in that order, in each case, by not more than the amount of the Unpaid Realized Loss Amount for such Class and (y) to the Class I-2A3 Certificates, by not more than the amount of the Unpaid Realized Loss Amount for such Class and (ii) second, to the Class I-2A4 Certificates, by not more than the amount of the Unpaid Realized Loss Amount for such Class and (II) second, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

Holders of Group I Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

Section 4.03.  [Reserved].

Section 4.04.  Group I and Group II—Distribution Date Statements to Certificateholders.

(a)

Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trust Administrator and not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Group I Certificate Insurer, the Depositor, the Rating Agencies, the NIMS Insurer, the Trustee and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i) and (ii) below, the amounts shall be expressed as a dollar amount per one thousand:

(i)

the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest and how such distributions are calculated;

(iii)

any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

(iv)

any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

(v)

any Relief Act Shortfalls included in such distribution and the aggregate Relief Act Shortfalls as of such Distribution Date;

(vi)

the Class Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

(vii)

the number and aggregate Stated Principal Balance of the Loans in each Loan Group and in each Loan Subgroup for the Distribution Date;

(viii)

[reserved];

(ix)

the Group II Senior Percentage and the Group II Subordinate Percentage for each class of Group II Certificates for the following Distribution Date;

(x)

the Aggregate Net WAC of the Loans in each Loan Group and each Loan Subgroup for the Distribution Date;

(xi)

the amount of Deferred Interest payable with respect to the Loans in each Loan Group and each Loan Subgroup for the Distribution Date;

(xii)

the aggregate amount of Servicing Fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees with respect to the related Distribution Date;

(xiii)

the Pass-Through Rate of interest on each Class of Certificates for that Distribution Date;

(xiv)

the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

(xv)

the aggregate amount of any Class I-P Prepayment Charges and the aggregate amount of any Class II-P Prepayment Charges collected on the Mortgage Loans identified on Schedule VI hereto;

(xvi)

the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

(xvii)

the number and aggregate unpaid Principal Balance of Mortgage Loans in each Loan Group and in each Loan Subgroup (calculated in accordance with the MBA method) (a) delinquent 1 to 30 days (b) delinquent 31 to 60 days, (c) delinquent 61 to 90 days, (d) delinquent 91 or more days, in each case, as of the last day of the preceding calendar month (after taking into account any prepayments in full received prior to the end of the Prepayment Period), (e) as to which foreclosure proceedings have been commenced and (f) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(xviii)

the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the preceding Prepayment Period;

(xix)

the Group II Senior Prepayment Percentage for each Distribution Date;

(xx)

the aggregate Realized Losses by Loan Group and Loan Subgroup, as applicable, incurred during the prior calendar month and the allocations of such Realized Losses to each Class;

(xxi)

the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the determination date as set forth in the related Servicing Agreement;

(xxii)

the applicable record dates, Accrual Periods, determination dates for calculating distributions and actual distribution dates;

(xxiii)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(xxiv)

the Group I Senior Enhancement Percentage for the Distribution Date;

(xxv)

the Overcollateralization Amount and the Overcollateralization Target Amount for the Distribution Date;

(xxvi)

the application of the Net Rate Cap on such Distribution Date, and the amount of any Net Rate Carryover for each class for such Distribution Date;

(xxvii)

the significance percentage for such Distribution Date, only to the extent that (i) such significance percentage is equal to or greater than 10% and (ii) such signficance percentage has been reported to the Master Servicer at least five Business Days prior to the related Distribution Date (which information the Master Servicer shall be entitled to rely upon);

(xxviii)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Loan terms, fees, penalties or payments during the distribution period or that have become material over time;

(xxix)

unless otherwise set forth in the Form 10-D relating to such Distribution Date, material breaches of Mortgage Loan representation or warranties or transaction covenants; and

(xxx)

a statement as to whether any exchanges of Exchangeable Certificates and REMIC Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

(b)

The Trust Administrator’s responsibility for making available the above information to the Master Servicer, the Trustee, the NIMS Insurer, Depositor, Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer, the Group I Cap 1 Provider, the Group I Cap 2 Provider and the Group I Swap Provider.  The Trust Administrator will make a copy of each statement provided pursuant to this Section 5.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Group I Certificate Insurer and other interested parties, and other parties to this Agreement via the Trust Administrator’s internet website located at “www.ctslink.com”.  Assistance in using the internet website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trust Administrator shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Trust Administrator shall provide timely and adequate notification to the Certificateholders, the Group I Certificate Insurer and the parties to this Agreement regarding any such changes.

The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties (including each Servicer) for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer.  The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(c)

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)

With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to Section 4.04 (each, a “Distribution Date Statement”) by the Trust Administrator, the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer, pursuant and to the extent set forth in each Servicing Agreement, by the related Servicer for inclusion in such Distribution Date Statement.  In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the related Servicer and use its reasonable best efforts to cause such Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Trust Administrator to make available the Distribution Date Statement at the time required in this Agreement).

Section 4.05.  Group I Swap Account.

(a)

No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1—Group I Swap Account” (the “Group I Swap Account”).  Such account shall be an Eligible Account and amounts therein shall be held uninvested.  The Swap Account shall be an asset of the Supplemental Interest Trust, but shall not be an asset of any REMIC.

(b)

On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Group I Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Group I Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) from funds collected and received with respect to the Group I Mortgage Loans prior to the determination of Group I Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee from the Group I Swap Provider, for distribution in accordance with subsection (d) below, pursuant to the Group I Swap Agreement.  For federal income tax purposes, any amounts paid to the Group I Swap Provider on each Distribution Date shall first be deemed paid in respect of the Class SWAP-IO Interest to the extent of the amount distributable on such Class SWAP-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid in respect of a Class I Distribution Amount (as defined below).

(c)

For federal income tax purposes, the Group I Swap Account shall be owned by the beneficial owners of the Class I-C Certificates.

Section 4.06.  Group I—Distributions from the Carryover Reserve Fund.

(a)

On each Distribution Date on or after the Distribution Date in Feburary 2007, amounts on deposit in the Carryover Reserve Fund shall be withdrawn therefrom and, following all distributions on such Distribution Date pursuant to Section 4.02, Section 4.08, Section 4.09 and Section 4.10, shall be distributed to the Group I Certificates, sequentially as follows:

(1)

first, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class of Certificates; and

(2)

second, concurrently, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class.

On each Distribution Date prior to the later of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I LIBOR Certificates and Group I MTA Certificates is reduced to zero and (ii) the Distribution Date in November 2016, any remaining funds shall remain on deposit in the Carryover Reserve Fund for distribution on future Distribution Dates in accordance with the provisions of this Section 4.06.

On the later of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I LIBOR Certificates and Group I MTA Certificates is reduced to zero and (ii) the Distribution Date in November 2016, any remaining funds shall be distributed, sequentially, as follows:

(1)

first, to the Class I-C Certificates; and

(2)

second, any remaining amounts to the Class R-X Certificates to the extent attributable to the Class I-C REMIC or the Class I-P REMIC, and to the Class I-R Certificates to the extent attributable to any remaining REMIC related to Group I.

Section 4.07.  Group I—Supplemental Interest Trust.

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee in trust for the benefit of the holders of the Group I Offered Certificates.  The Supplemental Interest Trust will not be a part of any REMIC created hereby.

Section 4.08.  Group I—Distributions from the Group I Cap 1 Account.

(a)

On each Distribution Date on or prior to the earlier of (a) the Group I Cap 1 Agreement Termination Date and (b) the date on which the aggregate Class Principal Balance of the Group I Certificates is reduced to zero, amounts on deposit in the Group I Cap 1 Account from the Group I Cap 1 Agreement will be withdrawn therefrom and, following all distributions on such Distribution Date pursuant to Section 4.02(a) and Section 4.02(b), distributed to the Group I Certificates, sequentially as follows:

(1)

first, concurrently, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, pro rata based on the Class Principal Balance of each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class; and

(2)

second, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class of Certificates.

(3)

third, to the Class I-C Certificates; and

(4)

fourth, any remaining amounts to the Class R-X Certificates to the extent attributable to the Class I-C REMIC or the Class I-P REMIC, and to the Class I-R Certificates to the extent attributable to any remaining REMIC related to Group I.

Section 4.09.  Group I—Distributions from the Group I Cap 2 Account.

(a)

On each Distribution Date on or prior to the earlier of (a) the Group I Cap 2 Agreement Termination Date and (b) the date on which the aggregate Class Principal Balance of the Group I Certificates is reduced to zero, amounts on deposit in the Group I Cap 2 Account from the Group I Cap 2 Agreement will be withdrawn therefrom and, following all other distributions on such Distribution Date pursuant to Sections 4.02(a), 4.02(b), 4.08 and 4.02(c), distributed to the Group I Certificates and Group I Certificate Insurer, sequentially as follows:

(1)

first, concurrently as follows:

(A)

concurrently, to the Group I Senior Certificates, pro rata, any Current Interest and the Interest Carry Forward Amount remaining unpaid for each such Class and such Distribution Date; and

(B)

to the Group I Certificate Insurer, up to the Premium Distribution Amount remaining unpaid for such Distribution Date;

(2)

second, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Current Interest for each such Class and such Distribution Date;

(3)

third, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such Class of Certificates, as applicable;

(4)

fourth, to the class or classes of Group I Certificates then entitled to receive distributions of principal in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of Section 4.02(b);

(5)

fifth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Interest Carry Forward Amount for each such class and such Distribution Date;

(6)

sixth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(A)

with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such class of certificates; and

(B)

with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)    first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 Certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 Certificates) as follows:

(x)   sequentially, as follows:

(a) first, sequentially, to the Class I-2A1 and Class I-2A2 Certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such Class of Certificates, and in the case of the Class I-2A2 Certificates, to the extent not covered by the Group I Certificate Insurance Policy; and

(b)   second, to the Group I Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date; and

(y)    to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates;

(ii)    second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates, to the extent not covered by the Group I Certificate Insurance Policy, and second, to the Group I Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid pursuant to Section 4.02 on such Distribution Date;

(7)

seventh, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid pursuant to Section 4.02 on such Distribution Date;

(8)

eighth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class;

(9)

ninth, concurrently, to the Group I Mezzanine Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class;

(10)

tenth, to the Class I-C Certificates; and

(11)

eleventh, any remaining amounts to the Class R-X Certificates to the extent attributable to the Class I-C REMIC or the Class I-P REMIC, and to the Class I-R Certificates to the extent attributable to any remaining REMIC related to Group I.

Section 4.10.  Group I—Distributions from the Group I Swap Account.

(a)

On each Distribution Date on or prior to the earlier of (a) the Group I Swap Agreement Scheduled Termination Date and (b) the date on which the aggregate Class Principal Balance of the Group I Certificates is reduced to zero, amounts on deposit in the Group I Swap Account from the Group I Swap Agreement will be withdrawn therefrom and, following all other distributions on such Distribution Date pursuant to Sections 4.02(a), 4.02(b), 4.08, 4.02(c) and 4.09, distributed to the Group I Certificates and Group I Certificate Insurer, sequentially as follows:

(1)

first, to the Group I Swap Provider, any Net Swap Payment owed to the Group I Swap Provider pursuant to the Group I Swap Agreement for such Distribution Date;

(2)

second, to the Group I Swap Provider, any Swap Termination Payment owed to such Group I Swap Provider not resulting from the Group I Swap Provider Trigger Event pursuant to the related Group I Swap Agreement;

(3)

third, concurrently as follows:

(A)

concurrently, to the Group I Senior Certificates, pro rata, any Current Interest and the Interest Carry Forward Amount remaining unpaid for each such Class and such Distribution Date; and

(B)

to the Group I Certificate Insurer, up to the Premium Distribution Amount remaining unpaid for such Distribution Date;

(4)

fourth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Current Interest for each such Class and such Distribution Date;

(5)

fifth, to the Group I Senior Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, as applicable, in an amount up to the amount of Net Rate Carryover for each such Class of Certificates, as applicable;

(6)

sixth, to the Class or Classes of Group I Certificates then entitled to receive distributions of principal in an amount up to any Overcollateralization Maintenance Amount (as included in the Group I Loan Principal Distribution Amount) for such Distribution Date, in the order of priority set forth in clause (A) or (B) of Section 4.02(b), as applicable;

(7)

seventh, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, up to the Interest Carry Forward Amount for each such Class and such Distribution Date;

(8)

eighth, concurrently, to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, pro rata based on the aggregate Unpaid Realized Loss Amounts with respect to the Subgroup I-1 Certificates and Subgroup I-2 Certificates, respectively:

(A)

with respect to the Subgroup I-1 Certificates, to the Class I-1A Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates; and

(B)

with respect to the Subgroup I-2 Certificates, sequentially, as follows:

(i)    first, concurrently (pro rata, with respect to subclause (x) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A1 and Class I-2A2 Certificates, and with respect to subclause (y) below based on the aggregate Unpaid Realized Loss Amounts with respect to the Class I-2A3 Certificates) as follows:

(x)   sequentially, as follows:

(a) first, sequentially, to the Class I-2A1 and Class I-2A2 Certificates, in that order, in an amount up to the amount of Unpaid Realized Loss Amount for each such Class of Certificates, and in the case of the Class I-2A2 Certificates, to the extent not covered by the Group I Certificate Insurance Policy; and

(b)   second, to the Group I Certificate Insurer, in an amount up to the Class I-2A2 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid on such Distribution Date; and

(y)    to the Class I-2A3 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates;

(ii)    second, sequentially, first to the Class I-2A4 Certificates, in an amount up to the amount of Unpaid Realized Loss Amount for such Class of Certificates, to the extent not covered by the Group I Certificate Insurance Policy, and second, to the Group I Certificate Insurer, in an amount up to the Class I-2A4 Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid pursuant to Section 4.02 or 4.09 on such Distribution Date;

(9)

ninth, to the Group I Certificate Insurer, up to the Aggregate Certificate Insurer Reimbursement Amount, if any, to the extent not otherwise paid pursuant to Section 4.02 or 4.09 on such Distribution Date;

(10)

tenth, sequentially, to the Class I-M1, Class I-M2, Class I-M3, Class I-M4, Class I-M5, Class I-M6 and Class I-M7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such Class;

(11)

eleventh, concurrently, to the Group I Mezzanine Certificates, pro rata based on the amount of Net Rate Carryover with respect to each such Class of Certificates, in an amount up to the amount of Net Rate Carryover for each such Class;

(12)

twelfth, to the Class I-C Certificates; and

(13)

thirteenth, any remaining amounts to the Class R-X Certificates to the extent attributable to the Class I-C REMIC or the Class I-P REMIC, and to the Class I-R Certificates to the extent attributable to any remaining REMIC related to Group I.

Section 4.11.  Determination of MTA

On the first MTA Determination Date, MTA for any Class of Group I MTA Certificates shall be equal to the Initial MTA Rate, and on each MTA Determination Date thereafter for any Class of Group I MTA Certificates, the Trust Administrator shall determine MTA for the applicable Distribution Date on the basis of the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519).

If on any MTA Determination Date for a Class of Group I MTA Certificates, the Trust Administrator is unable to determine MTA on the basis of the method set forth in the preceding paragraph, MTA for the applicable Distribution Date will be whichever is higher of (x) MTA as determined on the previous MTA Determination Date for such Class of Group I MTA Certificates or (y) the Reserve Interest Rate.

If on any MTA Determination Date for a Class of Group I MTA Certificates, the Trust Administrator is unable to determine MTA on the basis of the method set forth in the preceding paragraph, the Trust Administrator will choose a new index for the Group I MTA Certificates that is based on comparable information.  When the Trust Administrator chooses a new index for the Group I MTA Certificates, it will increase or decrease the related margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index.  The related margin will be increased by that difference if the average MTA is greater than the average replacement index and the related margin will be decreased by that difference if the replacement index is greater than the average MTA.  The Trust Administrator will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Trust Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of MTA by the Trust Administrator and the Trust Administrator’s subsequent calculation of the rates of interest applicable to each of the Group I MTA Certificates will, in the absence of manifest error, be final and binding.  After a MTA Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the Group I MTA Certificates for the related Distribution Date to Certificate Owners or Holders of Group I MTA Certificates who place a telephone call to the Trust Administrator at (301) 815-6600 and make a request therefor.

Section 4.12.  Group I—Determination of LIBOR.

On the first LIBOR Determination Date, LIBOR for any Class of Group I LIBOR Certificates shall be equal to the Initial LIBOR Rate, and on each LIBOR Determination Date thereafter for any Class of Group I LIBOR Certificates, the Trust Administrator shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 a.m. London time on such LIBOR Determination Date.  As used herein, “Telerate page 3750” means the display designated as page 3750 on the Bridge Telerate Service.

If on any LIBOR Determination Date for any Class of Group I LIBOR Certificates, the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous LIBOR Determination Date for such Class of Certificates or (y) the Reserve Interest Rate.  The “Reserve Interest Rate” will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one month U.S. Dollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one month U.S. Dollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date for any Class of Group I LIBOR Certificates, the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous LIBOR Determination Date for such Class of Certificates, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the rates of interest applicable to each of the Group I LIBOR Certificates will, in the absence of manifest error, be final and binding.  After a LIBOR Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the Group I LIBOR Certificates for the related Distribution Date to Certificate Owners or Holders of such Certificates who place a telephone call to the Trust Administrator at (301) 815-6600 and make a request therefor.

ARTICLE V

GROUP II—DISTRIBUTIONS AND SERVICING ADVANCES

Section 5.01.  Group II—Advances.

The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Group II Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Group II Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer’s Certificate to the Trust Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 5.01 shall be net of the Servicing Fee for the related Group II Mortgage Loans.

Section 5.02.  Group II—Priorities of Distribution on the Certificates.

  On each Distribution Date, the Trust Administrator shall withdraw the Group II Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to the statement prepared by the Master Servicer as set forth in Section 5.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the REMIC IB Regular Interests, as provided in Section 5.02(f), and then to distributions on the Certificates in the following order and priority and, in each case, to the extent of the Group II Available Funds, subject to adjustment in accordance with Section 5.02(e):

(i)

With respect to the Group II Certificates from the Group II Available Funds, as follows:

first, concurrently, to the Class II-A-1, Class II-A-2, Class II-A-LR and Class II-A-UR Certificates, pro rata, an amount allocable to interest equal to the related Group II Accrued Certificate Interest;

second, to the extent of remaining Group II Available Funds, first, concurrently, to the Class II-A-LR and Class II-A-UR Certificates, pro rata, and second, to the Class II-A-1 and Class II-A-2 Certificates, pro rata, up to the amount of the Group II Senior Optimal Principal Amount for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

(ii)

to the Group II Subordinate Certificates, subject to Section 5.02(e), in the following order of priority:

(A)

from the remaining Group II Available Funds, to the Class II-B-1 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-1 Certificates for that Distribution Date and (2) the Class II-B-1 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(B)

from the remaining Group II Available Funds, to the Class II-B-2 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-2 Certificates for that Distribution Date and (2) the Class II-B-2 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(C)

from the remaining Group II Available Funds, to the Class II-B-3 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-3 Certificates for that Distribution Date and (2) the Class II-B-3 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(D)

from the remaining Group II Available Funds, to the Class II-B-4 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-4 Certificates for that Distribution Date and (2) the Class II-B-4 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(E)

from the remaining Group II Available Funds, to the Class II-B-5 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-5 Certificates for that Distribution Date and (2) the Class II-B-5 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(F)

from the remaining Group II Available Funds, to the Class II-B-6 Certificates in the following order:  (1) the Group II Accrued Certificate Interest on the Class II-B-6 Certificates for that Distribution Date and (2) the Class II-B-6 Certificates’ Group II Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(G)

to the Class II-A-LR Certificates any remaining portion (which is expected to be zero) of the Group II Available Funds in REMIC IB for that Distribution Date; and

(H)

to the Class II-A-UR Certificates any remaining portion (which is expected to be zero) of the Group II Available Funds in Master REMIC II for that Distribution Date and to the Class R-X Certificates any remaining portion (which is expected to be zero) of the Group II Available Funds in the Class I-P REMIC for that Distribution Date.

Pro rata distributions of interest among Classes of Group II Certificates are required to be made in proportion to the then current amount of interest to which the applicable Classes are entitled.  Pro rata distributions of principal among Classes of Group II Certificates are required to be made in proportion to the then-current Certificate Principal Balance of the applicable Classes.

(b)

On each Distribution Date, all Class II-P Prepayment Charges remitted to the Trust during the related Prepayment Period shall be distributed by the Trust Administrator to the Holders of the Class II-P Certificates.

(c)

On each Distribution Date, the amount referred to in clause (i) of the definition of Group II Accrued Certificate Interest for each Class of Group II Senior Certificates and Group II Subordinate Certificates for such Distribution Date shall be reduced by (i) the related Class’ Pro Rata Share of Net Prepayment Interest Shortfalls with respect to the Group II Mortgage Loans, based on such Class’ Group II Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class’ Pro Rata Share of (A) after the related Special Hazard Coverage Termination Date, with respect to each Group II Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Group II Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Group II Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Group II Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Reduction incurred on a Group II Mortgage Loan during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date with respect to each Group II Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Group II Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Group II Mortgage Loan with respect to such month.

(d)

Notwithstanding the priority and allocation contained in Section 5.02(a)(ii)(A) through (F), if with respect to any Class of Group II Subordinate Certificates on any Distribution Date, (I) such Class has not satisfied the related Group II Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii) and (iii) of the definition of Group II Subordinate Optimal Principal Amount will be made to any such Classes (the “Restricted Classes”) and the amount of such amounts pursuant to clauses (ii) and (iii) of the definition of Group II Subordinate Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of Group II Subordinate Certificates, that are not Restricted Classes, having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a)(ii)(A) through (F); provided, however, that, if all of the Group II Subordinate Certificates are Restricted Classes, then such amounts shall be distributed to the most senior Class of such Group II Subordinate Certificates outstanding and (II) such Class has not satisfied the Group II Subordinate Certificates Fractional Interest Test, the Classes of Group II Subordinate Certificates that have higher numerical designations shall receive, in respect of clauses (ii) and (iii) of the definition of Group II Subordinate Optimal Principal Amount, an amount equal to the product of (i) their pro rata shares (based on the Certificate Principal Balances of all Group II Subordinate Certificates that are entitled to receive principal distributions on such date) and (ii) the percentages set forth in the following table:

Distribution Date occurring in	Percentage
January 2007 through December 2013	0%
January 2014 through December 2014	30%
January 2015 through December 2015	40%
January 2016 through December 2016	60%
January 2017 through December 2017	80%
January 2018 and thereafter	100%

Each Class of Group II Subordinate Certificates that received a full pro rata share as described above shall be allocated any remaining amount in respect of clauses (ii) and (iii) of the definition of Group II Subordinate Optimal Principal Amount, pro rata (based on the Certificate Principal Balances of only those Group II Subordinate Certificates that received a full pro rata share).  The calculation of any amount to be distributed under this Section 5.02(d) shall be made by the Master Servicer.

(e)

Reserved.

(f)

On each Distribution Date, prior to distributions on the Certificates as provided in Section 5.02(a)-(e), Group II Available Funds shall be deemed distributed to the REMIC IB Interests as set forth in the Preliminary Statement.

(g)

Any Fair Market Value Excess collected in connection with a termination of the portion of the Trust Fund related to Loan Group II pursuant to Section 11.03 shall be distributed to the Holders of the Class II-A-LR Certificates.

Section 5.03.  Group II—Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses with respect to Group II Mortgage Loans, including Excess Losses and the allocation of such total amount as set forth below.  Realized Losses occurring on the Group II Mortgage Loans shall be allocated as follows:

(i)

any Realized Loss (other than an Excess Loss) on a Group II Mortgage Loan shall be allocated first, to the Group II Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group II Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero and second, to the Classes of Group II Senior Certificates, pro rata on the basis of their respective Class Principal Balances immediately prior to the related Distribution Date until the Class Principal Balance of each such Class has been reduced to zero; provided, however, that on or after the Cross-Over Date, the losses allocable to the Class II-A-1 Certificates under this paragraph will instead be allocated to the Class II-A-2 Certificates (in addition to other losses borne by such Certificates) until the Class Principal Balance of the Class II-A-2 Certificates has been reduced to zero.

(ii)

any Excess Losses occurring on the Group II Mortgage Loans shall be allocated among the Group II Senior Certificates and each Class of Group II Subordinate Certificates, pro rata, based upon their respective Class Principal Balances (or, in the case of such Group II Subordinate Certificates in the aggregate, the Group II Subordinate Amount, the aggregate amount so allocated to the Group II Subordinate Certificates then to be allocated among such Group II Subordinate Certificates, pro rata, based on their respective Class Principal Balances) after giving effect to distributions of principal on such Distribution Date.

(b)

The Class Principal Balance of the Class of Group II Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to Group II Mortgage Loans on such Distribution Date) exceeds the Group II Pool Principal Balance for the following Distribution Date.

(c)

Any allocation of Realized Losses with respect to Group II Mortgage Loans to a Group II Certificate or any reduction in the Certificate Principal Balance of a Group II Certificate, pursuant to Section 5.03(a) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance” herein; provided that no Realized Loss with respect to a Group II Mortgage Loan shall be allocated to reduce the Certificate Principal Balance of a Group II Certificate to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the Group II Certificates to an amount less than the Group II Pool Principal Balance for the following Distribution Date, less any related Deficiency Valuations occurring before the related Bankruptcy Loss Coverage Termination Date (such limitation, a “Loss Allocation Limitation”).

(d)

Prior to the Cross-Over Date, with respect to Recoveries received during a Prepayment Period with respect to any Group II Mortgage Loans, the Class Principal Balance of one or more Classes of Group II Certificates that have previously had Realized Losses allocated, will be increased, as follows:

(i)

first, up to the amount of the Recoveries with respect to the Group II Mortgage Loans, the Class Principal Balance of each Class of Group II Senior Certificates will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to each such Class, if any; and

(ii)

second, up to the amount of the Recoveries remaining after allocation pursuant to the preceding clause (i), the Class Principal Balance of each Class of Group II Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses previously allocated to each such Class, if any.

(e)

Commencing on the Cross-Over Date, the Trust Administrator shall distribute the amount of any Recovery with respect to a Group II Mortgage Loan received during a Prepayment Period, pro rata, based on Class Principal Balances, to the Classes of Group II Senior Certificates;  provided, however, that any distribution to a Class of Group II Certificates pursuant to this Section 5.03(e) shall not reduce the Class Principal Balance of such Class.

ARTICLE VI

THE CERTIFICATES

Section 6.01.  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A through F.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 11.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trust Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trust Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02.  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trust Administrator.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(b)

(i)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer (other than the Depositor or an affiliate of the Depositor) shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”).  Further, such Certificateholder’s prospective transferee will either (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) deliver to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trust Administrator and the Master Servicer shall cooperate with the Depositor, in accordance with the Depositor’s request, in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the NIMS Insurer, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(ii)

No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trust Administrator shall have received in accordance with Exhibit K or Exhibit L (in the event such Certificate is a Private Certificate) or paragraph 13 of Exhibit I (in the event such Certificate is a Residual Certificate), in form and substance satisfactory to such Trust Administrator (i) a representation that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code (a “Plan”), or a person acting for, on behalf of or with the assets of, any such Plan, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Trust Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the NIMS Insurer, the Depositor, the Transferor, the Master Servicer or the Trust Fund, addressed to the Trust Administrator to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Trust Administrator, the Depositor, the Transferor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, to or on behalf of a Plan in violation of the above restrictions shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

Neither the Trust Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to the compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trust Administrator nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

(iii)

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Group I Cap 2 Agreement and the Group I Swap Agreement shall be made unless the Trust Administrator shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit K or Exhibit L (or Exhibit I in the event such Certificate is a Residual Certificate), to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Trust Administrator of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Trust Administrator, the Depositor, the Transferor or the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 6.02(b)(iii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trust Administrator in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel addressed to the Trust Administrator and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the NIMS Insurer, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished and addressed to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain Book-Entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor notifies the Trust Administrator in writing, with the consent of the applicable Depository Participants, that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trust Administrator and the Depository through the Depository Participants in writing that the continuation of a Book-Entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trust Administrator, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates.  None of the Master Servicer, the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trust Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer, the NIMS Insurer and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator and its counsel) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.04.  Persons Deemed Owners.

The Master Servicer, the Trustee, the Trust Administrator, the NIMS Insurer and any agent of the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trust Administrator, the NIMS Insurer or the Trustee nor any agent of the Master Servicer, the Trust Administrator, the NIMS Insurer or the Trustee shall be affected by any notice to the contrary.

Section 6.05.  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06.  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at Corporate Trust Office of the Trust Administrator.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

Section 6.07.  Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form to the Underwriter pursuant to Section 4 of the Underwriting Agreement and transferred by the Underwriter on the Closing Date to the Trustee to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Trust Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacities as Trustee and Trust Administrator, respectively.

ARTICLE VII

THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIAN

Section 7.01.  Respective Liabilities of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer, the NIMS Insurer and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 7.02.  Merger or Consolidation of the Depositor, the Master Servicer and the Custodian.

The Depositor, the Master Servicer and the Custodian will each keep in full effect its existence, rights and franchises as a corporation or national banking association, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Master Servicer or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Custodian shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Custodian, shall be the successor of the Depositor, the Master Servicer or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 7.03.  Limitation on Liability of the Depositor, the NIMS Insurer, the Group I Certificate Insurer, the Transferor, the Master Servicer, the Custodian and Others.

None of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Transferor, the NIMS Insurer, the Group I Certificate Insurer, the Master Servicer or the Custodian shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the NIMS Insurer, the Group I Certificate Insurer, the Master Servicer, the Custodian or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer, the Custodian or any such Person from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer, the Custodian and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of (or failure to exercise) its rights under this Agreement or the Certificates which constitute “unanticipated expenses incurred by the REMIC” within the meaning of the REMIC Provisions, or (iii) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer and the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor, the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer or the Custodian may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders and the Group I Certificate Insurer hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor, the NIMS Insurer, the Group I Certificate Insurer, the Custodian and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 7.04.  Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 7.05.  Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.  No such resignation shall become effective until the Trustee or a successor master servicer acceptable to the NIMS Insurer and the Group I Certificate Insurer, shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 7.05.  Sale and Assignment of Master Servicing Rights.

The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that:  (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac, (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) or (c) shall execute and deliver to the Trustee, the Group I Certificate Insurer and the NIMS Insurer an agreement, in form and substance reasonably satisfactory to the Trustee, the Group I Certificate Insurer and the NIMS Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, from and after the effective date of such assumption agreement or delegation; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer, the Trustee, the Group I Certificate Insurer and the NIMS Insurer that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment; and (iii) the Master Servicer shall deliver to the Trustee, the Group I Certificate Insurer and the NIMS Insurer an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement.  No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 7.06.  Fees of the Custodian.

The Custodian shall be compensated as separately agreed in writing with the Master Servicer.

ARTICLE VIII

DEFAULT

Section 8.01.  Events of Default.

“Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i)

The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day; or

(ii)

The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders or the Group I Certificate Insurer, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the NIMS Insurer or to the Master Servicer and the Trustee or the Trust Administrator by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

(iii)

There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)

The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)

The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 7.04; or

(vi)

any failure by the Master Servicer to comply with Sections 3.21 or 3.22.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, the Trustee may, and (i) at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates or (ii) if such Master Servicer Event of Termination is related to a failure by the Master Servicer to make any Advance required to be made by it pursuant to the terms of this Agreement or perform its obligations under Sections 3.21 or 3.22 of this Agreement, the Trustee shall, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof provided, however, with respect to an Event of Default set forth in clause (vi), the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.  Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder.  In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given.  The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (xi), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 8.01 hereof, the Trust Administrator shall likewise be removed as trust administrator hereunder.

Section 8.02.  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law, including the obligation to make Advances pursuant to Section 5.10.  As compensation therefor, the Trustee shall be entitled to investment income on all funds to which the Master Servicer would have been entitled in the Collection Account or Distribution Account if the Master Servicer had continued to act hereunder.  Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 8.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 5.10 hereof or if it is otherwise unable to so act, or if it has been requested in writing by the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 7.03 hereof incurred prior to termination of the Master Servicer under Section 8.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation.  Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder.  The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor master servicer as Master Servicer shall give notice to each Servicer of such change of master servicer and shall, during the term of its service as master servicer enforce the requirement of each Servicer to maintain in force the policy or policies pursuant to Section 3.11.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.  If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 8.03.  Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Master Servicer, the Trustee (or the Trust Administrator on its behalf) shall give prompt written notice thereof to the NIMS Insurer, the Group I Certificate Insurer, Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee or the Trust Administrator shall transmit by mail to the NIMS Insurer, the Group I Certificate Insurer and all Certificateholders notice of each such Master Servicer Event of Termination hereunder actually known to a Responsible Officer of the Trustee or the Trust Administrator, unless such Master Servicer Event of Termination shall have been cured or waived.

ARTICLE IX

CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 9.01.  Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement to the extent that forms of such documents have been provided to the Trustee; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the NIMS Insurer, the Group I Certificate Insurer and the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless a Master Servicer Event of Termination of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

(v)

the Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such Notice (i) is delivered to the Trustee at its Corporate Trust Office; and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.  The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

Section 9.02.  Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)

the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMS Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (including, without limitation, the Custodian) and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care or on the part of the Custodian;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates.  In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMS Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMS Insurer, the Group I Certificate Insurer or the Certificateholders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(b)

The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Trust Administrator.

Section 9.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

Section 9.05.  Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Master Servicer as separately agreed with the Master Servicer.  The Trustee and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, (ii) incurred in connection with the performance of any of the Trustee’s duties or the exercise of (or failure to exercise) its rights hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, or in the exercise (or failure to exercise) any of the Trustee’s rights hereunder, (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders, or (iv) resulting from any error in any tax or information return prepared by the Master Servicer, provided, that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 9.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 9.07.  Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the NIMS Insurer, the Group I Certificate Insurer and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and acceptance by a successor trustee acceptable to the NIMS Insurer and the Group I Certificate Insurer and in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.  If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the NIMS Insurer or the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the NIMS Insurer, the Group I Certificate Insurer, the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer and the Group I Certificate Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer and the Group I Certificate Insurer, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 9.08 hereof.

Section 9.08.  Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor, the Group I Certificate Insurer, the NIMS Insurer and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trustee of appointment as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Group I Certificate Insurer.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trustee of appointment, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 9.09.  Merger or Consolidation of Trustee.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the Group I Certificate Insurer and the NIMS Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer and the Trustee may consider necessary or desirable.  If the Master Servicer, the Group I Certificate Insurer or the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case where a Master Servicer Event of Termination and a Certificate Insurer Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor master servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, the NIMS Insurer, the Group I Certificate Insurer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

Section 10.01.  Duties of Trust Administrator.

The Trust Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trust Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders and the Group I Certificate Insurer of such non-conforming instrument in the event the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trust Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trust Administrator was negligent in ascertaining the pertinent facts;

(iii)

the Trust Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trust Administrator under this Agreement; and

(iv)

The Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 10.02.  Certain Matters Affecting the Trust Administrator.

Except as otherwise provided in Section 10.01:

(i)

the Trust Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trust Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trust Administrator shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodian and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trust Administrator with due care;

(vi)

the Trust Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)

[reserved];

(viii)

[reserved];

(ix)

the Trust Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity satisfactory to the Trust Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

(x)

the Trust Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Trust Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Trust Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trust Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

The Trust Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 10.03.  Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trust Administrator’s execution and authentication of the Certificates.  The Trust Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 10.04.  Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trust Administrator.

Section 10.05.  Trust Administrator’s Fees and Expenses.

As compensation for its activities hereunder, the Trust Administrator shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  The Trust Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trust Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Trust Administrator’s duties or the exercise of (or failure to exercise) its rights hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, or (iii) incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trust Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 10.06.  Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.  The entity serving as Trust Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Section 10.07.  Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign by giving written notice of resignation to the Depositor, the Group I Certificate Insurer and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.  If no successor trust administrator meeting such qualifications shall have been so appointed by the Depositor, the Group I Certificate Insurer or the Trustee and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trust administrator.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor or the Group I Certificate Insurer, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trust Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Trust Administrator, then the Depositor or the Trustee may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trust Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trust administrator.  If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 8.01 hereof, the Depositor shall also remove the Trust Administrator as trust administrator hereunder.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trust Administrator and appoint a successor trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trust Administrator to the Trustee, one complete set to the Trust Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Trust Administrator shall be given to each Rating Agency by the successor trust administrator.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor trust administrator of appointment as provided in Section 10.08 hereof.  If the Trust Administrator and the Master Servicer are the same Person, then at any time the Trust Administrator is removed pursuant to this Section 10.07, the Master Servicer shall likewise be terminated as master servicer hereunder.

The Trust Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's (or such rating acceptable to Fitch pursuant to a rating confirmation).  If no successor trust administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Trust Administrator, ceases to be the trust administrator pursuant to this Section 10.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.  In such event, the Trustee shall assume all of the rights and obligations of the Trust Administrator hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the predecessor Trust Administrator or any acts or omissions of the predecessor Trust Administrator hereunder or (ii) deemed to have made any representations and warranties of the Trust Administrator made herein.  The Trustee shall not be accountable for, shall have no liability for and makes no representation as to any acts or omissions hereunder of the Trust Administrator until such time as the Trustee may be required to act as successor Trust Administrator pursuant to this Section 10.07 and thereupon only for the acts or omissions of the Trustee as successor Trust Administrator.

The Trustee or successor trust administrator shall be entitled to be reimbursed from the Master Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Trust Administrator from the predecessor Trust Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all trust administrator data and the completion, correction or manipulation of such trust administrator data as may be required by the Trustee or successor trust administrator to correct any errors or insufficiencies in such trust administrator data or otherwise to enable the Trustee or successor trust administrator to perform the duties of the Trust Administrator properly and effectively.

The Trustee, as successor Trust Administrator, as compensation for its activities hereunder, shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  To the extent such Trust Administrator Compensation is less than the current market rate that the Trustee would charge for providing similar trust administrator services in a similarly structured transaction, as mutually determined by the Trustee and the successor Master Servicer at the time the Trustee becomes the successor Trust Administrator, the successor Master Servicer, out of its own funds, shall pay the Trustee, as successor Trust Administrator, additional compensation in an amount equal to the difference between the Trust Administrator Compensation and such current market rate for such trust administrator services, as separately negotiated by the successor Master Servicer and the Trustee at the time the Trustee becomes the successor Trust Administrator.

Section 10.08.  Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trust administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates and the Group I Certificate Insurer.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trust administrator of appointment, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 10.09.  Merger or Consolidation of Trust Administrator.

Any corporation or other entity into which the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any corporation or other entity succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.10.  [Reserved].

Section 10.11.  Tax Matters.

It is intended that the assets with respect to which each REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each REMIC and that in such capacity it shall:

(a)

prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the prepayment assumption identified in the Prospectus Supplement;

(b)

apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)

make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)

provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(e)

to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

(f)

not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

(g)

not permit the creation of any interests in such REMIC other than the Certificates;

(h)

not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

(i)

receive any income attributable to any asset which is neither a “qualified mortgage” nor a “permitted investment” within the meaning of the REMIC Provisions;

(j)

not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

(k)

not dispose of any assets of such REMIC at a gain if such disposition would be a “prohibited transaction” within the meaning of Section 860F(a)(2) of the Code;

(l)

pay, from the sources specified in the last paragraph of this Section 10.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings);

(m)

ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

(n)

maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The holder of the largest percentage interest in the Class R-X Certificates shall act as Tax Matters Person for the Class I-C and Class I-P REMICs.  The holder of the largest percentage interest in the Class I-R Certificates shall act as Tax Matters Person for each remaining REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d).  The Master Servicer is hereby designated as agent of such Certificateholder for such purpose (or if the Master Servicer is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions).  In such capacity, the Master Servicer shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

For federal income tax purposes, the Trust Administrator shall treat the Holders of  the Group I Certificates (other than the Class I-P, Class I-C, Class R-X, and Class I-R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class I-C Certificates. Pursuant to each such notional principal contract, each Holder of a Group I Certificate (other than the Class I-P, Class I-C, Class R-X, and Class I-R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class I-C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC regular interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Distribution Amount”). A Class I Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Rate, and a Class I Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Group I Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class I-C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Group I Certificates (other than the Class I-C, Class I-P, Class R-X, and Class I-R Certificates) in accordance with the terms of this Agreement. Any payments to the Group I Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a regular interest in a REMIC within the meaning of Section 860G(a)(1) of the Code. However, any payment from the Group I Certificates (other than the Class I-C, Class I-P and Class I-R Certificates) of a Class I Distribution Amount shall be treated for federal income tax purposes as having been received by the Holders of such Certificates in respect of their interests in Master REMIC I and as having been paid by such Holders to the Group I Swap Provider pursuant to the notional principal contract. Thus, each Group I Certificate (other than the Class I-P, Class R-X, and Class I-R Certificates) shall be treated as representing not only ownership of regular interests in Master REMIC I, but also ownership of an interest in, and obligations with respect to, a notional principal contract.  For federal income tax purposes, the Trust Administrator shall treat such notional principal contract as having a value of $10,000 as of the Closing Date.

In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein.  The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer, the Trustee or the Trust Administrator, respectively, if any such other tax arises out of or results from a breach by the Master Servicer, the Trustee or the Trust Administrator, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Trust Administrator, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

Section 10.12.  Periodic Filing.

The Master Servicer shall reasonably cooperate with the Depositor to enable the Trust to satisfy its reporting requirements under the Exchange Act.

(a)

(i)

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and be directed and approved by and at the direction of the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Distribution Date, (i) certain parties set forth on Exhibit T shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  Wells Fargo, in its capacity as the Trust Administrator only,  has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)

After preparing the Form 10-D, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-D to the Depositor and the Master Servicer for review no later than 10 calendar days after the related Distribution Date; provided, the Trust Administrator shall only be required to forward such Form 10-D to the Depositor, where such Form 10-D contains Additional Form 10-D Disclosure.  No later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 10.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 10.12 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 10.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 10.12(a) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby instructs the Trust Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Trust Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item.

(b)

(i)

On or before the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and each Servicing Agreement, (A) an annual compliance statement for each Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by any such party (each, together with the Custodian, a “Reporting Servicer”) as described under Section 3.21 of this Agreement and the under the related Servicing Agreements, provided, however, that the Trust Administrator may omit from the Form 10-K any annual compliance statement that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (B)(I) each annual Assessment of Compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.22(a) of this Agreement and the related Servicing Agreements, and (II) if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Trust Administrator may omit from the Form 10-K any Assessment of Compliance or Accountant’s Attestation described in clause (C) below that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (C)(I) the Accountant’s Attestation for each Reporting Servicer, as described under Section 3.22(b) of this Agreement, or the applicable section of any Servicing Agreement, and (II) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accountant’s Attestation is not included and an explanation why such Accountant’s Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 10.12(b)(iv). Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit U hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except to the extent of its obligations as set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than March 10 (with a 5 calendar day cure period, but in no event later than March 15th) of each year, commencing in 2008, (A) certain parties set forth on Exhibit U shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure as set forth on Exhibit U, if applicable, together with an Additional Disclosure Notification and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  Wells Fargo, in its capacity as the Trust Administrator only, has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.  In order to allow the parties to comply with the requirements of this section, on or before March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, the Depositor will provide all parties to the Pooling and Servicing Agreement with a list of (i) each Servicer contemplated under §1108 of Regulation AB, (ii) the Trustee, (iii) each originator contemplated by §1110 of Regulation AB, (iv) significant obligor contemplated by §1112 of Regulation AB, (v) enhancement or support provider contemplated under §§1114 or 1115 or Regulation AB and (vi) any other material parties related to the Trust contemplated by §1101(d)(1) of Regulation AB.

(iii)

After preparing the Form 10-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-K to the Depositor no later than March 23rd of the related year.  The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K no later than March 25th of the related year.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 10.12(d)(ii).  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.”  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 10.12(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 10.12(b), Section 3.21, Section 3.22(a) and Section 3.22(b).  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 10.12(b) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Each Form 10-K shall include the “Sarbanes-Oxley Certification”, exactly as set forth in Exhibit N attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Depositor, the Master Service and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 10.12(b)(iv) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(c)

(i)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), if requested by the Depositor, and to the extent it receives the Form 8-K Disclosure Information described below, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit S hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except to the extent of its obligations set forth in the next paragraph.

(ii)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties specified on Exhibit V shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on the Form 8-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)

After preparing the Form 8-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 8-K to the Depositor no later than Noon New York City time on the third Business Day after the Reportable Event. The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K no later than the close of business on the third Business Day after the Reportable Event.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 10.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 10.12 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 10.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 10.12(c) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)

(i)

On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(ii)

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor.  In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Distribution Date Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A; provided, the Trust Administrator will only be required to notify the Depositor of an amendment to any Form 10-D where such amendment contains Additional Form 10-D Disclosure.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized officer (or in the case of a Form 10-K a senior officer) of the Master Servicer.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 10.12(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute  and/or timely file any such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any servicer, the Custodian, or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

ARTICLE XI

TERMINATION

Section 11.01.  Group I—Termination Upon Liquidation or Purchase of Group I Mortgage Loans

(a)

Subject to Section 11.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Transferor, the Trustee and the Trust Administrator (other than the indemnification obligations of the Master Servicer pursuant to Section 7.03 and the obligation of the Master Servicer to make remittances to the Trust Administrator and of the Trust Administrator to make payments in respect of the Classes of Group I Certificates and to the Group I Certificate Insurer as hereinafter set forth) with respect to the portion of the Trust Fund related to Loan Group I shall terminate upon payment to the Group I Certificateholders and the Group I Certificate Insurer of all amounts required to be distributed to them and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Auction Purchaser (as defined below) or the Master Servicer on a servicing retained basis of all Group I Mortgage Loans and each Group I REO Property remaining in REMIC IA (the “Group I Trust Collateral”) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Mortgage Loan or Group I REO Property remaining in REMIC IA; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof or (b) the Latest Possible Maturity Date as defined in the Preliminary Statement.

(b)

On any Distribution Date on which the latest of each of the following has occurred: (i) the aggregate Principal Balance of the Group I MTA Loans and each related Group I REO Property remaining in the Trust Fund on such date, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of such loans as of the Cut-Off Date, (ii) the aggregate Principal Balance of the Group I LIBOR Loans that have prepayment penalties, and each related Group I REO Property remaining in the Trust Fund on such date, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of such loans as of the Cut-Off Date and (iii) the aggregate Principal Balance of the Group I LIBOR Loans that do not have prepayment penalties, and each related Group I REO Property remaining in the Trust Fund on such date, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of such loans as of the Cut-Off Date (any such date, an “Auction Date”), the Auction Initiator may direct the Trust Administrator to solicit bids for the Group I Trust Collateral from at least three entities, at least two of which are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Group I Mortgage Loans.  If the Trust Administrator receives at least three bids for the Group I Trust Collateral, and one of such bids is equal to or greater than the Principal Balance of the Group I Mortgage Loans and the appraised value of any Group I REO Properties, such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Master Servicer, the Group I Certificate Insurer and the Trust Administrator in their reasonable discretion, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group I Mortgage Loans and Group I REO Properties, any accrued and unpaid Net Rate Carryover then remaining unpaid or which is due to the exercise of such option (collectively, the “Par Value”), the Trust Administrator shall sell the Group I Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Auction Sale Price”); provided, however, such Auction Sale may only occur (i) if the Auction Sale Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Group I Certificate Insurer, the Master Servicer and the Trust Administrator, including without limitation the costs incurred by the Trust Administrator in conducting such auction and any previous auction, (ii) if the fair market value of the Group I Mortgage Loans and Group I REO Properties determined as described above is at least equal to the Principal Balance of the Group I Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the Group I REO Properties and (iii) with the consent of the Group I Certificate Insurer if a payment would be required under the Group I Certificate Insurance Policy or if amounts due to the Group I Certificate Insurer would remain unreimbursed.  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Auction Initiator may direct the Trust Administrator, on each six-month anniversary of the initial Auction Date on which the Group I Mortgage Loans remain outstanding, to repeat these auction procedures until the date on which the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells the Group I Trust Collateral to the Auction Purchaser at the Auction Sale Price.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group I Mortgage Loans of the sale of the Group I Trust Collateral pursuant to this Section 11.01 (an “Auction Sale”) and of the Auction Date.

(c)

If a Majority in Interest of the Class I-C Certificateholders, as Auction Initiator, has not exercised its rights pursuant to Section 11.01(b) to initiate an auction of the Group I Mortgage Loans on any Auction Date, the Master Servicer shall have the right to purchase the Group I Trust Collateral no later than the Determination Date in the month immediately preceding the month in which occurs the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase the Group I Trust Collateral only if both (A) the aggregate Principal Balance of the Group I MTA Loans and each related Group I REO Property remaining in the Trust Fund on such date is reduced to less than 10% of the aggregate Principal Balance of the Group I MTA Loans as of the Cut-off Date and (B) the aggregate Principal Balance of the Group I LIBOR Loans and each related Group I REO Property remaining in the Trust Fund on such date is reduced to less than 10% of the aggregate Principal Balance of the Group I LIBOR Loans as of the Cut-off Date.

Subject to Section 3.10 hereof, the purchase by the Master Servicer of all Mortgage Loans and each Group I REO Property remaining in REMIC IA shall be at a price (the “Termination Price”) equal to the greater of (i) the Principal Balance of the Group I Mortgage Loans and the appraised value of any Group I REO Properties, such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Master Servicer and the Trust Administrator in their reasonable discretion and (ii) the fair market value of all of the assets of REMIC IA (as determined by the Master Servicer and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 11.01(d)) in each case, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus Servicing Advances, any unpaid Servicing Fees allocable to such Group I Mortgage Loans and Group I REO Properties and any accrued and unpaid Net Rate Carryover; provided, however, such option may only be exercised (i) if the Termination Price is sufficient to pay (A) all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (B) any remaining amounts owed to the Group I Certificate Insurer, (ii) if the fair market value of the Group I Mortgage Loans and Group I REO Properties determined as described above is at least equal to the Principal Balance of the Group I Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the Group I REO Properties and (iii) with the consent of the Group I Certificate Insurer if a payment would be required under the Group I Certificate Insurance Policy or if amounts due to the Group I Certificate Insurer would remain unreimbursed.

By acceptance of the Group I Residual Certificates, the Holder of the Group I Residual Certificates agrees for so long as any notes insured by the NIMS Insurer and secured by all or a portion of the Class I-C, Class I-P or Class I-R Certificates are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class I-C Certificates.

(d)

Notice of the liquidation of the Group I Certificates shall be given promptly by the Trust Administrator by letter to the Group I Certificateholders, the Group I Certificate Insurer, the NIMS Insurer and the Trustee mailed (a) in the event such notice is given in connection with the purchase of the Group I Mortgage Loans and each Group I REO Property by the Master Servicer, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the portion of the Trust Fund related to Loan Group I will terminate and the final payment in respect of the Group I Certificates will be made upon presentation and surrender of the related Group I Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC IA Regular Interests or the Group I Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group I Certificates at the office of the Trust Administrator.

In the event such notice is given in connection with the purchase of all of the Group I Mortgage Loans and each Group I REO Property remaining in REMIC IA by the Master Servicer, the Master Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group I Certificates an amount in immediately available funds equal to the Termination Price.  The Trust Administrator shall remit to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.10 and (ii) any other amounts otherwise payable by the Trust Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 4.02.  Upon certification to the Trust Administrator by the Master Servicer of the making of such final deposit and of the delivery of the Group I Certificate Insurance Policy to the Group I Certificate Insurer for cancellation, the Trustee (or the Custodian on its behalf) shall promptly release to the Master Servicer the Mortgage Files for the remaining Group I Mortgage Loans, and the Trustee (or, as applicable, the Custodian on its behalf) shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

In the event such notice is given in connection with the purchase of the Group I Trust Collateral by the Auction Purchaser, the Auction Purchaser shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group I Certificates an amount in immediately available funds equal to the Auction Sale Price.  Upon the making of such final deposit and certification to the Trust Administrator by the Auction Purchaser of the delivery of the Group I Certificate Insurance Policy to the Group I Certificate Insurer for cancellation, the Trust Administrator shall promptly release to the Auction Purchaser the Mortgage Files for the remaining Group I Mortgage Loans, and the Trust Administrator shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(e)

Upon presentation of the Group I Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Group I Certificateholder so presenting and surrendering its Group I Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.02 in respect of the Group I Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Group I Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Group I Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders.  If any Group I Certificates as to which notice has been given pursuant to this Section 11.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Group I Certificateholders to surrender their Group I Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Group I Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group I Certificateholders concerning surrender of their Group I Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Group I Certificateholders shall be paid out of the assets remaining in the Trust Fund.  If within one year after the final notice any such Group I Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC, all such amounts, and all rights of non-tendering Group I Certificateholders in or to such amounts shall thereupon cease hereunder, under the related Group I Certificates and, if applicable, under the Group I Certificate Insurance Policy.  No interest shall accrue or be payable to any Group I Certificateholder on any amount held in trust by the Trust Administrator as a result of such Group I Certificateholder’s failure to surrender its Group I Certificate(s) for final payment thereof in accordance with this Section 11.01.  Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments.  All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Group I Certificates, the portion of the Trust Fund related to Loan Group II shall terminate.

Section 11.02.  Group I—Additional Termination Requirements.

(a)

In the event that the Auction Purchaser or the Master Servicer purchases the Group I Trust Collateral, or the final payment on or other liquidation of the last Group I Mortgage Loan or Group I REO Property remaining in REMIC IA occurs pursuant to Section 11.01, REMIC IA shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Master Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Master Servicer (or in connection with a termination resulting from the final payment on or other liquidation of the last Group I Mortgage Loan or Group I REO Property remaining in REMIC IA, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Servicer or the Trust Administrator), to the effect that the failure of the REMIC to comply with such additional requirements of this Section 11.02 will not (A) result in the imposition on the Trust Fund of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (B) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Group I Certificate is outstanding:

(i)

The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to REMIC IA’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

(ii)

If REMIC IA is being terminated in connection with a purchase pursuant to Section 11.01(a)(i), during such 90-day liquidation period and at or prior to the time of making of the final payment on the related Certificates, the Trust Administrator shall sell all of the assets of REMIC IA to the Auction Purchaser or Master Servicer, as applicable, for cash; and

(iii)

At the time of the making of the final payment on the Group I Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Group I Residual Certificates all cash on hand in the portion of the Trust Fund related to Loan Group I (other than cash retained to meet claims), and the portion of the Trust Fund related to Loan Group I shall terminate at that time.

(b)

At the expense of the Master Servicer, the Depositor shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 11.02.

(c)

By their acceptance of Group I Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Group I Certificateholders.

Section 11.03.  Termination upon Liquidation or Purchase of Group II Mortgage Loans.

(a)

Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee created hereby with respect to the portion of the Trust Fund related to Loan Group II shall terminate upon the earlier of (i) the purchase in accordance with this Section 11.01, of all Group II Mortgage Loans (and Group II REO Properties) remaining in the Trust Fund and (ii) the later of (x) the maturity or other liquidation (or any Advance with respect thereto) of the last Group II Mortgage Loan remaining in the Trust Fund and the disposition of all Group II REO Property and (y) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  The purchase of any Group II Mortgage Loans pursuant to this Section 11.01(a) shall be at the price equal to the sum of (x) the aggregate Clean-up Call Mortgage Loan Price for all the related Group II Mortgage Loans and (y) the aggregate Clean-up Call Group II REO Property Price for all the related Group II REO Properties.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  The right of the Master Servicer to elect to purchase Group II Mortgage Loans pursuant to this clause (a) shall be conditioned upon the Group II Pool Principal Balance, at the time of any such purchase, aggregating less than ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Group II Mortgage Loans.

(b)

Within two (2) Business Days after the Master Servicer has elected to purchase Group II Mortgage Loans and terminate the portion of the Trust Fund related to Loan Group II pursuant to Section 11.01(a), the Master Servicer shall deliver a bid notice for the Group II Mortgage Loans and such Group II REO Properties to UBS Securities LLC and at least two other institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans.  The bid notice shall specify the Group II Mortgage Loans and the Group II REO Properties that are being sold, identify the aggregate Clean-up Call Group II REO Property Price required to be paid for such Group II REO Properties and the other information necessary for the bidders to make bids.  The Master Servicer shall also be entitled to submit a bid for the Group II Mortgage Loans and the Group II REO Properties that are being sold.  All bids must be submitted to the Master Servicer on a date determined by the Master Servicer, which date shall be set forth in the bid notice.  Only cash bids may be accepted.  With respect to the Group II Mortgage Loans to be purchased, if one or more bids that exceed the aggregate Par Call Price are received, the Fair Market Value Call Price for the Group II Mortgage Loans shall be equal to the price bid by the highest bidder, and such bidder shall complete the purchase of the related Group II Mortgage Loans and the Group II REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for such Group II Mortgage Loans and the aggregate Clean-up Call Group II REO Property Price for such Group II REO Properties before the final Distribution Date for the related Group II Certificates.  With respect to the Group II Mortgage Loans to be purchased, if fewer than three bids are received or no cash bid exceeds the aggregate of the Par Call Price for the Group II Mortgage Loans, the Fair Market Value Call Price shall be zero and the Master Servicer shall complete the purchase of the Group II Mortgage Loans and the Group II REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for the Group II Mortgage Loans and the aggregate Clean-up Call Group II REO Property Price for the Group II REO Properties before the final Distribution Date for the related Group II Certificates.

Section 11.04.  Final Distribution on the Group II Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Group II Mortgage Loans and no other funds or assets in the Trust Fund related to Loan Group II other than the funds in the Collection Account, the Master Servicer shall direct the Trust Administrator promptly to send a Notice of Final Distribution to each Group II Certificateholder.  If the Master Servicer elects to terminate the portion of the Trust Fund related to Loan Group II pursuant to clause (a) of Section 11.03, by purchasing certain Group II Mortgage Loans and Group II REO Properties by no later than the 10th day of the month of the expected final distribution, the Master Servicer shall notify the Depositor and the Trust Administrator of the Distribution Date on which the Master Servicer intends to terminate such portion of the Trust Fund; provided, however, if the Trust Administrator and the Master Servicer are not the same Person, then such notice shall occur by no later than the 7th day of the month of the expected final distribution for the related Group II Certificates.

Notice of any termination of the portion of the Trust Fund related to Loan Group II, specifying the Distribution Date on which the related Group II Certificateholders may surrender their Group II Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to the related Group II Certificateholders mailed not later than the 10th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the related Group II Certificates will be made upon presentation and surrender of Group II Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified.  The Trust Administrator will give such notice to each Rating Agency at the time such notice is given to Group II Certificateholders.  In connection with any such termination of a portion of the Trust Fund, the Master Servicer shall cause all funds in the Collection Account, including the Clean-up Call Mortgage Loan Price and Clean-up Call Group II REO Property Price for the related Group II Mortgage Loans and Group II REO Properties, respectively, to be remitted to the Trust Administrator for deposit in the Distribution Account no later than the Business Day prior to the applicable Distribution Date.  Upon such final deposit by the Master Servicer with respect to the Trust Fund and the receipt by the Trust Administrator of a Request for Release therefor, the Trust Administrator shall promptly release to the Master Servicer, or its designee, the Mortgage Files for the related Group II Mortgage Loans.

Upon presentation and surrender of the Group II Certificates, the Trust Administrator shall cause to be distributed to the Group II Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date for the related Group II Certificates, in proportion to their respective Percentage Interests, with respect to Group II Certificateholders of the same Class, an amount equal to (i) as to each related Class of Group II Certificates that are Regular Certificates, the Certificate Principal Balance thereof plus accrued interest thereon and (ii) as to the Group II Residual Certificates, the amount, if any, that remains on deposit in the Distribution Account related to Loan Group II (other than the amounts retained to meet claims).

In the event that any affected Group II Certificateholders shall not surrender Group II Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Group II Certificateholders to surrender their Group II Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Group II Certificates shall not have been surrendered for cancellation, the Trust Administrator may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Group II Certificateholders concerning surrender of their Group II Certificates, and the cost thereof shall be paid out of the funds and other assets of the Master REMIC II that remain subject hereto and (i) the Class II-A-LR Certificateholders shall be entitled to all unclaimed funds and other assets of REMIC IB  and (ii) the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of Master REMIC II, in each case, that remain subject hereto.

Section 11.05.  Additional Termination Requirements.

In the event the purchase option described in clause (a) of Section 11.03 is exercised, each REMIC related to Loan Group II created hereby shall be terminated in accordance with the following additional requirements, unless each of the Trust Administrator and the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC created hereby as defined in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Group II Certificates are outstanding:

(i)

The notice given by the Master Servicer under Section 11.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the related REMICs as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders).  The Master Servicer shall also specify such date in a statement attached to the final tax return of each such REMIC; and

(ii)

Within 89 days of adoption of such a plan of complete liquidation of such REMICs and at or prior to the final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Fund  related to the Group II Mortgage Loans to the Master Servicer for cash at the purchase price specified in Section 11.01 and shall distribute such cash by the next Distribution Date after such adoption in the manner specified in Section 11.02.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01.  Amendment.

This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee, with the consent of the NIMS Insurer and the Group I Certificate Insurer and without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Trust Administrator, the Transferor, the Custodian or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trust Administrator, the Group I Certificate Insurer and the NIMS Insurer (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trust Administrator requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trust Administrator, the Trustee, the Depositor, the Transferor, the Custodian and the Master Servicer also may at any time and from time to time amend this Agreement with the consent of the NIMS Insurer and the Group I Certificate Insurer and without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trust Administrator, the NIMS Insurer, the Group I Certificate Insurer and the Master Servicer have been provided an Opinion of Counsel addressed to the Trust Administrator, the NIMS Insurer, the Group I Certificate Insurer and the Master Servicer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator, the Master Servicer or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.   In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Transferor and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

Section 10.12 of this Agreement may also be amended by the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the NIMS Insurer and the Group I Certificate Insurer and without the consent of any of the Certificateholders, and without the need for any Opinions of Counsel or Rating Agency confirmation, in the event that new guidelines or procedures are issued by the Securities and Exchange Commission with respect to the preparation and filing of the Form 10-K and the Certification required to be attached thereto as referenced in Section 10.12(d).

This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee with the consent of the NIMS Insurer, the Group I Certificate Insurer, and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee, the NIMS Insurer and the Trust Administrator shall not consent to any amendment to this Agreement (other than pursuant to the second preceding paragraph) unless it shall have first received an Opinion of Counsel addressed to the Trustee, the NIMS Insurer, the Group I Certificate Insurer and the Trust Administrator, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Group I Certificate Insurer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Nothing in this Agreement shall require the Trustee or the Trust Administrator to enter into an amendment without receiving an Opinion of Counsel addressed to the Trust Administrator, the Group I Certificate Insurer and the Trustee (which Opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), satisfactory to the Trust Administrator and the Group I Certificate Insurer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Group I Certificate Insurer or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.  Notwithstanding anything to the contrary in this Section 12.01, the Trustee, the Custodian, the Trust Administrator and the Master Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

Section 12.02.  Recordation of Agreement; Counterparts.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trust Administrator (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03.  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04.  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee.  It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the Group I Certificate Insurer, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders and the Group I Certificate Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Group I Certificate Insurer.

Section 12.05.  Notices.

(a)

The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)

Any material change or amendment to this Agreement;

(ii)

The occurrence of any Master Servicer Event of Termination that has not been cured;

(iii)

The resignation or termination of the Master Servicer, the Custodian, the Trust Administrator, the NIMS Insurer or the Trustee and the appointment of any successor;

(iv)

The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

(v)

The final payment to Certificateholders.

In addition, the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(vi)

Each annual statement as to compliance described in Section 3.21;

(vii)

Each annual independent public accountants’ servicing report described in Section 3.22; and

(viii)

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02 or 2.03.

(b)

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager – MARM 2007-1, or such other address as the Master Servicer may hereafter furnish to each other party to this Agreement in writing, and in the case of Wells Fargo in its capacity as Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, Minneapolis, Minnesota 55414, Attention: Client Manager – MARM 2007-1, (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing, (d) in the case of the Transferor, UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (e) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (f) in the case of the Trust Administrator, the Corporate Trust Office, or such other address as the Trust Administrator may hereafter furnish to each other party to this Agreement in writing and (g) in the case of the Group I Certificate Insurer, Financial Security Assurance Inc., 31 West 52nd Street, New York, New York 10019, Attention: Managing Director – Transaction Oversight, Policy No. 51805-N, with wire instructions as follows:

Bank:

The Bank of New York, New York,
ABA Number 021-000-018

For the Account of:

Financial Security Assurance Inc.

Account Number:

8900-297-263

Policy Number:

51805-N

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07.  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 7.02 and this Section 12.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee, the Group I Certificate Insurer and Depositor.  Pursuant to Section 7.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

Section 12.08.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Trust Administrator a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee or the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 12.09.  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s or Servicer’s, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or each Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or each Servicer, as the case may be, hereby authorize said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

Section 12.10.  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11.  Compliance With Regulation AB

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.21, 3.22 and 10.12 of this Agreement is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and at the expense of the Depositor, with requests made by the Trust Administrator, the Transferor or the Depositor for delivery of additional or different information as the Trust Administrator, the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 12.12.  Third Party Rights.

The NIMS Insurer and the Group I Certificate Insurer shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

ARTICLE XIII

CERTAIN MATTERS REGARDING THE GROUP I CERTIFICATE INSURER

Section 13.01.  Exercise of Voting Rights of Holder of the Insured Certificates.

For so long as there is no continuing default by the Group I Certificate Insurer in respect of its obligations under the Group I Certificate Insurance Policy (a “Certificate Insurer Default”), each of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, and, by accepting its Insured Certificate, each Holder of an Insured Certificate, agrees that the Group I Certificate Insurer shall have the right to exercise all Voting Rights of the Holders of the Insured Certificates under this Agreement without any further consent of the Holders of the Insured Certificates.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default has occurred and is continuing, the Voting Rights of such Holder with respect to such Insured Certificate may be exercised by such Holder only with the prior written consent of the Group I Certificate Insurer.

Section 13.02.  Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

Unless a Certificate Insurer Default has occurred and is continuing, neither the Trustee nor the Trust Administrator shall undertake any litigation pursuant to Section 9.02(a)(ix) at the request or direction of the Certificateholders, without the prior written consent of the Group I Certificate Insurer (which consent shall not be unreasonably withheld or delayed); provided, however, nothing contained herein shall prohibit or prevent the Trustee and the Trust Administrator from defending itself or the Trust Fund or taking any action related thereto.

Section 13.03.  Trust Fund and Accounts Held for Benefit of Certificate Insurer.

The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Group I Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Group I Certificate Insurer.

The Master Servicer hereby acknowledges and agrees that it shall master service and administer the related Loans and any Group II REO Properties, and the Trust Administrator hereby acknowledges and agrees that it shall maintain the Distribution Account, for the benefit of the Certificateholders and for the benefit of the Group I Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Group I Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 7.03 (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Group I Certificate Insurer (which consent shall not be unreasonably withheld or delayed).

Section 13.04.  Claims Upon the Group I Certificate Insurance Policy; Policy Payments Account.

(a)

If, at or before 12:00 p.m., New York time, on the second Business Day prior to a Distribution Date, the Trust Administrator determines that the Available Funds for such Distribution Date distributable to the Holders of the Insured Certificates pursuant to Section 5.02 will be insufficient to pay the Guaranteed Distributions (as defined in the Group I Certificate Insurance Policy) for each Class of Insured Certificates on such Distribution Date, the Trust Administrator shall determine the amount of any such deficiency and shall give notice to the Group I Certificate Insurer and the Fiscal Agent (as defined in the Group I Certificate Insurance Policy), if any, by telephone, electronic mail or telecopy of the amount of such deficiency.  Such notice of such deficiency shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement to the Group I Certificate Insurance Policy, to the Group I Certificate Insurer at or before 12:00 p.m. New York time on the second Business Day prior to such Distribution Date and will be accompanied by sufficient information such that the Group I Certificate Insurer can confirm the deficiency amount.  Following Receipt (as defined in the Group I Certificate Insurance Policy) by the Group I Certificate Insurer of such notice in such form, the Group I Certificate Insurer will pay any amount payable under the Group I Certificate Insurance Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such claims relates, as provided in the Endorsement to the Group I Certificate Insurance Policy.

(b)

The Trust Administrator is hereby appointed as agent for the Trustee in connection with the receipt and distribution of all amounts required to be paid by the Group I Certificate Insurer under the Group I Certificate Insurance Policy and the providing of any notices required to be provided thereunder.  The Trust Administrator on behalf of the Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Group I Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Group I Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Guaranteed Distributions or any amount in respect of a Preference Claim (as defined in the Group I Certificate Insurance Policy) for which a claim under the Group I Certificate Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund.  Amounts paid under the Group I Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trust Administrator to Holders of the Insured Certificates entitled to such amounts in accordance with Section 4.02 (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Insured Certificates as contemplated in Section 13.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.02.  However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.04.  Funds held in the Policy Payments Account shall not be invested.

(c)

On any Distribution Date with respect to which a claim has been made under the Group I Certificate Insurance Policy, the amount of any funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Group I Certificate Insurance Policy, to the extent required to pay the Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trust Administrator, directly to the payment in full of the Insured Amount due on the Insured Certificates. Funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Group I Certificate Insurance Policy shall be deposited by the Trust Administrator in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Group I Certificate Insurer, pursuant to (and subject to receipt of) the instructions of the Group I Certificate Insurer, by the end of such Business Day.

(d)

The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Group I Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of each Class of Insured Certificates, (B) Realized Losses allocated to each Class of the Insured Certificates and (C) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.02. The Group I Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trust Administrator.

(e)

The Trust Administrator and the Trustee shall promptly notify the Group I Certificate Insurer of: (A) the commencement of any proceeding of which a Responsible Officer of the Trust Administrator or the Trustee, as applicable, has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim of which a Responsible Officer of the Trust Administrator or the Trustee has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates.  Each Holder of an Insured Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the Group I Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Group I Certificate Insurer shall be subrogated to the rights, if any, of the Master Servicer, Trust Administrator, the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(f)

The Trustee and the Trust Administrator each acknowledge, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Group I Certificate Insurer or the Trustee, to the extent the Group I Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Group I Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Insured Certificates, by acceptance of their respective Insured Certificates, assign their rights as Holders of such Insured Certificates to the extent of the Group I Certificate Insurer’s interest with respect to amounts paid under the Group I Certificate Insurance Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining the Premium Distribution Amount payable to the Group I Certificate Insurer and the Group I Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.02, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Group I Certificate Insurance Policy, shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class I-Certificate Balance of the Insured Certificates within the meaning of Article IV.

(g)

Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the Group I Certificate Insurer of such Event of Default. The Trustee, the Depositor, the Master Servicer and the Trust Administrator shall cooperate in all respects with any reasonable request by the Group I Certificate Insurer for action to preserve or enforce the Group I Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(h)

The Master Servicer shall designate a contact person who shall be available within a reasonable period of time to the Group I Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

(i)

[Reserved]

(j)

With respect to this Article XII, (i) the term “Receipt” and “Received” shall mean actual delivery to the Group I Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.  If any notice or certificate given under the Group I Certificate Insurance Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, or contains any misstatement, it shall be deemed not to have been Received.  The Group I Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trust Administrator, and the Trust Administrator may submit an amended notice and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Master Servicer, the Trustee or the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

(k)

Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Group I Certificate Insurance Policy does not cover Prepayment Interest Shortfalls, Net Rate Carryovers, or Relief Act Interest Shortfalls nor does the Group I Certificate Insurance Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment.  In addition, the Group I Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC, the Trust Administrator or the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes).

(l)

The Trust Administrator is hereby designated, appointed, authorized and directed to administer pursuant to, and to hold, receive and make all payments under, the Group I Certificate Insurance Policy and the Indemnification Agreement on behalf of the Holders of Insured Certificates and the Trustee in accordance with the provisions of this Agreement and the Group I Certificate Insurance Policy, including without limitation, to deliver on behalf of the Trustee the notices in accordance with Section 13.04 (a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Trust Administrator, to accomplish the foregoing.

Section 13.05.  Effect of Payments by Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any Insured Certificate which is made with moneys received pursuant to the terms of the Group I Certificate Insurance Policy shall not be considered payment of such Insured Certificate from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Insured Certificate within the meaning of Section 4.01. The Depositor, the Master Servicer, Trust Administrator and the Trustee each acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Certificate agrees, that without the need for any further action on the part of the Group I Certificate Insurer, the Depositor, the Master Servicer, Trust Administrator or the Trustee (i) to the extent the Group I Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate to the Holder of such Certificate, the Group I Certificate Insurer will be fully subrogated to the rights of such Holder to receive such principal and interest from the Trust Fund and (ii) the Group I Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

The Trustee, the Trust Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Group I Certificate Insurer for action to preserve or enforce the Group I Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that neither the Trustee nor the Trust Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, direction or order of the Group I Certificate Insurer pursuant to the provisions of this Agreement, unless the Group I Certificate Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 13.06.  Trust Administrator to Hold the Group I Certificate Insurance Policy.

The Trust Administrator shall hold the Group I Certificate Insurance Policy in trust as agent for the Holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the Certificate Principal Balance of the Insured Certificates has been reduced to zero and all Guaranteed Distributions have been made and (ii) the date the Term of This Policy (as defined in the Group I Certificate Insurance Policy) ends, the Trust Administrator shall surrender the Group I Certificate Insurance Policy to the Group I Certificate Insurer for cancellation. Neither the Group I Certificate Insurance Policy nor the amounts paid on the Group I Certificate Insurance Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement. Each Holder of an Insured Certificate, by accepting its Insured Certificate, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Group I Certificate Insurance Policy.

Section 13.07.  Termination of Certain of Certificate Insurer’s Rights.

Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Group I Certificate Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Certificate Principal Balance of each Insured Certificate has been reduced to zero, the Group I Certificate Insurance Policy has been returned to the Group I Certificate Insurer and all payments of Guaranteed Distributions (as defined in the Group I Certificate Insurance Policy) have been made, (B) the date the Term of This Policy (as defined in the Group I Certificate Insurance Policy) ends and (C) the payment in full to the Group I Certificate Insurer of all amounts paid under the Group I Certificate Insurance Policy plus interest at the Late Payment Rate thereon from the date such payment was made, and any other amounts owing to the Group I Certificate Insurer under this Agreement.

Section 13.08.  Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Trust Administrator, the Transferor, the Master Servicer and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor

By:

            /s/ Sameer Tikoo

Name:      Sameer Tikoo

Title:        Associate Director

By:

            /s/ Christopher G. Schmidt

Name:      Christopher G. Schmidt

Title:        Director

UBS REAL ESTATE SECURITIES INC., as Transferor

By:

            /s/ Agnes Teng

Name:      Agnes Teng

Title:        Associate Director

By:

            /s/ Sameer Tikoo

Name:      Sameer Tikoo

Title:        Associate Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

            /s/ Shannon M. Rantz

Name:      Shannon M. Rantz

Title:        Vice President

WELLS FARGO BANK, N.A., as Master Servicer, Trust Administrator and Custodian

By:

            /s/ Graham M. Oglesby

Name:      Graham M. Oglesby

Title:        Assistant Vice President

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Sameer Tikoo known to me to be an Associate Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/     Johnny Blaze  Leavitt
Notary Public

[SEAL]

My commission expires:

_May 30, 2010

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Christopher G. Schmidt known to me to be a Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/     Johnny Blaze  Leavitt
Notary Public

[SEAL]

My commission expires:

____May 30, 2010_____________________

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Agnes Teng known to me to be an Associate Director of UBS Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/     Johnny Blaze  Leavitt
Notary Public

[SEAL]

My commission expires:

____May 30, 2010_____________________

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Sameer Tikoo known to me to be an Associate Director of UBS Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/     Johnny Blaze  Leavitt
Notary Public

[SEAL]

My commission expires:

____May 30, 2010_____________________

STATE OF MARYLAND

)

)

ss.:

COUNTY OF HOWARD

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Graham M. Oglesby known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Darron C. Woodus___________
Notary Public

[SEAL]

My commission expires:

____December 6, 2008_____________________

STATE OF MINNESOTA

)

)

ss.:

COUNTY OF RAMSEY

)

On the 16th day of January, 2007 before me, a notary public in and for said State, personally appeared Shannon M. Rantz known to me to be a Vice President of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Trisha L. Willett_______________
Notary Public

[SEAL]

My commission expires:

____January 31, 2007____________________

SCHEDULE I
Mortgage Loan Schedule

[On File]

SCHEDULE II
MASTR Adjustable Rate Mortgages Trust 2007-1
Mortgage Pass-Through Certificates
Series 2007-1

Representations and Warranties as to the Mortgage Loans

UBS Real Estate Securities Inc. (the “Transferor”) hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the following representations and warranties as of the Closing Date or, if so specified herein, as of the Cut-off Date.

(i)

The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

(ii)

Immediately prior to the transfer and assignment contemplated herein, the Transferor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)

The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Transferor a valid and subsisting first lien on the property described therein and the Transferor has full right to sell and assign the same to the Trustee;

(iv)

Neither the Transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, waiver, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to Section 2.01;

(v)

All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item that remains unpaid; and the Transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(vi)

The Mortgaged Property is undamaged by water, fire, earthquake or other earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)

The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Transferor;

(viii)

Except for Mortgage Loans secured by co op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)

The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

(x)

To the best of the Transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)

All payments required to be made up to but not including the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made; and no payment under any Mortgage Loan has been 30 days or more delinquent more than one time within twelve months prior to the Closing Date (other than with respect to 3 Mortgage Loans, representing 0.06% of the Pool Balances as of the Cut-off Date);

(xii)

The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Transferor’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

(xiii)

All Mortgage Loans were originated in compliance in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory, abusive and fair lending laws;

(xiv)

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(xv)

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E);

(xvi)

The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(xvii)

The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xviii)

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(xix)

To the best of the Transferor’s knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan and the Transferor has not waived any default, breach, violation or event of acceleration;

(xx)

No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xxi)

Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Loan over a term of not more than 480 months;

(xxii)

Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxiii)

To the best of the Transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)

Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned-unit development or, in the case of Mortgage Loans secured by co op shares, leases or occupancy agreements;

(xxv)

The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxvi)

With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxvii)

In the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxviii)

If the Mortgage Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxix)

The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxx)

The Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxi)

The Loan Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Transferor;

(xxxii)

With respect to each Mortgage Loan, the Transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

(xxxiii)

As of the Cut-off Date, the range of original Loan-to-Value Ratios of the Mortgage Loans is 14.29% to 100.00% and 16.82% of the Cut-Off Date Pool Balance had Loan-to-Value Ratios at origination in excess of 80.00%.  Generally, each such Mortgage Loan is subject to a Primary Insurance Policy;

(xxxiv)

With respect to each Mortgage Loan, the related Servicing Agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Mortgage Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Mortgage Loan;

(xxxv)

With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Mortgage Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxvi)

With respect to each Subgroup I-1 Mortgage Loan, no Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xxxvii)

With respect to any Subgroup I-1 Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the Mortgage Loan’s originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower the option of obtaining a mortgage loan that did not require payment of such penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 that is a Loan will provide for prepayment penalties for a term in excess of three years and any Mortgage Loans originated prior to such date, and any non -subprime Loans, will not provide for payment penalties for a term in excess of five years; unless the Mortgage Loan was modified to reduce the prepayment period to more than three years (in the case of subprime loans) or five years (in the case of non-subprime Mortgage Loans) from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) such prepayment penalty shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the Loan or state or federal law might permit the imposition of such penalty;

(xxxviii)

No Subgroup I-1 Mortgage Loan that is a refinance or purchase money mortgage loan, if any, has an APR or total points and fees that exceed the thresholds set by the Home Ownership and Equity Protection Act of 1994 and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii);

(xxxix)

The Servicer for each Subgroup I-1 Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xl)

The Servicer for each Subgroup I-1 Mortgage Loan will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xli)

No Subgroup I-1 Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(xlii)

The original principal balance of each Group 1 Mortgage Loan is within Freddie Mac's dollar amount limits for conforming mortgage loans.

(xliii)

No Subgroup I-1 Mortgage Loan that is a refinance or purchase money mortgage loan, if any, has an APR or total points and fees that exceed the thresholds set by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and its implementing regulations, including 12 CFR § 226.32(a)(1)(i) and (ii).

(xliv)

No Subgroup I-1 Mortgage Loan was originated on or after January 1, 2005, which is a “high cost home loan” as defined under the Indiana Home Loan Practices Act (I.C. 24-9);

(xlv)

With respect to each Subgroup I-1 Mortgage Loan, the borrower was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the borrower’s credit history, income, assets and liabilities.  For a borrower who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the borrower should be directed towards or offered the mortgage loan originator’s standard mortgage line if the borrower is able to qualify for one of the standard products;

(xlvi)

The methodology used in underwriting the extension of credit for each Subgroup I-1 Mortgage Loan did not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed objective criteria such as the borrower’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the Mortgage Loan;

(xlvii)

No borrower under a Subgroup I-1 Mortgage Loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certification, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance polices; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premium; and other miscellaneous fees and charges, which miscellaneous fee and charges, in total, do not exceed 0.25% of the loan amount;

(xlviii)

With respect to any Subgroup I-1 Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(xlix)

no Subgroup I-1 Mortgage Loan is secured by a manufactured housing unit;

(l)

No Subgroup I-1 Mortgage Loan has an original principal balance that exceeds the applicable  limit in the table below; and

	Maximum Original Loan Amount
Number of Units	Continental Unites States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Island
1	$417,000	$625,500
2	$533,850	$800,775
3	$645,300	$967,950
4	$801,950	$1,202,925

(li)

No Subgroup I-1 Mortgage Loan is “seasoned.”

SCHEDULE III

GROUP I CAP 1 AGREEMENT SCHEDULE

Distribution Date	Cap 1 Notional Amount ($)	Cap 1 Strike Rate (%)	Cap 1 Ceiling Rate (%)
January 25, 2007	612,212.00	9.500	9.500
February 25, 2007	612,212.00	7.628	9.500
March 25, 2007	612,212.00	8.454	9.500
April 25, 2007	612,212.00	7.642	9.500
May 25, 2007	612,212.00	7.902	9.500
June 25, 2007	612,212.00	7.654	9.500
July 25, 2007	612,212.00	7.915	9.500
August 25, 2007	612,212.00	7.666	9.500
September 25, 2007	612,212.00	7.672	9.500
October 25, 2007	612,212.00	7.934	9.500
November 25, 2007	612,212.00	7.684	9.500
December 25, 2007	612,212.00	7.946	9.500
January 25, 2008	612,212.00	7.696	9.500
February 25, 2008	612,212.00	7.702	9.500
March 25, 2008	612,212.00	8.239	9.500
April 25, 2008	612,212.00	7.713	9.500
May 25, 2008	612,212.00	7.976	9.500
June 25, 2008	612,212.00	7.724	9.500
July 25, 2008	612,212.00	7.987	9.500
August 25, 2008	612,212.00	7.735	9.500
September 25, 2008	612,212.00	7.740	9.500
October 25, 2008	612,212.00	8.003	9.500
November 25, 2008	612,212.00	7.749	9.500
December 25, 2008	612,212.00	8.013	9.500
January 25, 2009	612,212.00	7.759	9.500
February 25, 2009	612,212.00	7.764	9.500
March 25, 2009	612,212.00	8.601	9.500
April 25, 2009	612,212.00	7.773	9.500
May 25, 2009	612,212.00	8.037	9.500
June 25, 2009	612,212.00	7.782	9.500
July 25, 2009	612,212.00	8.047	9.500
August 25, 2009	612,212.00	7.792	9.500
September 25, 2009	612,212.00	7.797	9.500
October 25, 2009	612,212.00	8.061	9.500
November 25, 2009	612,212.00	7.806	9.500
December 25, 2009	612,212.00	8.071	9.500
January 25, 2010	612,212.00	7.815	9.500
February 25, 2010	612,212.00	7.817	9.500
March 25, 2010	612,212.00	8.656	9.500
April 25, 2010	612,212.00	7.820	9.500
May 25, 2010	612,212.00	8.081	9.500
June 25, 2010	612,212.00	7.821	9.500
July 25, 2010	612,212.00	8.081	9.500
August 25, 2010	612,212.00	7.820	9.500
September 25, 2010	612,212.00	7.820	9.500
October 25, 2010	608,784.13	8.080	9.500
November 25, 2010	587,384.37	7.819	9.500
December 25, 2010	572,359.66	8.080	9.500
January 25, 2011	557,693.88	7.819	9.500
February 25, 2011	543,378.65	7.818	9.500
March 25, 2011	529,405.60	8.656	9.500
April 25, 2011	515,766.59	7.818	9.500
May 25, 2011	502,453.65	8.078	9.500
June 25, 2011	489,459.01	7.817	9.500
July 25, 2011	476,775.10	8.078	9.500
August 25, 2011	464,394.49	7.817	9.500
September 25, 2011	452,309.97	7.816	9.500
October 25, 2011	440,514.47	8.076	9.500
November 25, 2011	429,001.11	7.816	9.500
December 25, 2011	417,763.16	8.076	9.500
January 25, 2012	406,793.90	7.815	9.500
February 25, 2012	396,087.09	7.815	9.500
March 25, 2012	385,636.45	8.354	9.500
April 25, 2012	375,435.89	7.814	9.500
May 25, 2012	365,479.45	8.074	9.500
June 25, 2012	355,761.29	7.814	9.500
July 25, 2012	346,275.74	8.074	9.500
August 25, 2012	337,017.25	7.813	9.500
September 25, 2012	327,980.40	7.812	9.500
October 25, 2012	319,159.92	8.072	9.500
November 25, 2012	310,550.63	7.812	9.500
December 25, 2012	302,147.50	8.072	9.500
January 25, 2013	293,945.60	7.811	9.500
February 25, 2013	256,272.90	7.811	9.500
March 25, 2013	219,502.55	8.647	9.500
April 25, 2013	208,747.30	7.810	9.500
May 25, 2013	202,792.25	8.070	9.500
June 25, 2013	196,979.88	7.809	9.500
July 25, 2013	191,306.79	8.069	9.500
August 25, 2013	185,769.65	7.808	9.500
September 25, 2013	180,365.22	7.808	9.500
October 25, 2013	175,090.33	8.068	9.500
November 25, 2013	169,941.88	7.807	9.500
December 25, 2013	164,916.86	8.067	9.500
January 25, 2014	160,012.33	7.806	9.500
February 25, 2014	155,225.40	7.806	9.500
March 25, 2014	150,553.26	8.641	9.500
April 25, 2014	145,993.18	7.805	9.500
May 25, 2014	141,542.48	8.064	9.500
June 25, 2014	137,198.55	7.804	9.500
July 25, 2014	132,958.84	8.063	9.500
August 25, 2014	128,820.86	7.803	9.500
September 25, 2014	124,782.17	7.802	9.500
October 25, 2014	120,840.41	8.062	9.500
November 25, 2014	116,993.26	7.801	9.500
December 25, 2014	113,238.46	8.061	9.500
January 25, 2015	109,573.81	7.801	9.500
February 25, 2015	105,997.14	7.800	9.500
March 25, 2015	102,506.36	8.635	9.500
April 25, 2015	99,099.42	7.799	9.500
May 25, 2015	95,774.30	8.058	9.500
June 25, 2015	92,529.06	7.798	9.500
July 25, 2015	89,361.79	8.057	9.500

SCHEDULE IV

GROUP I CAP 2 AGREEMENT SCHEDULE

Distribution Date	Cap 2 Notional Amount ($)	Cap 2 Strike Rate (%)	Cap 2 Ceiling Rate (%)
May 25, 2009	2,787,784.00	7.397	8.078
June 25, 2009	2,673,720.00	7.401	8.095
July 25, 2009	2,436,340.00	7.437	8.102
August 25, 2009	2,332,844.00	7.429	8.109
September 25, 2009	2,232,924.00	7.433	8.108
October 25, 2009	2,136,428.00	7.456	8.105
November 25, 2009	2,043,280.00	7.451	8.103
December 25, 2009	1,953,360.00	7.462	8.086
January 25, 2010	1,766,032.00	7.498	8.071
February 25, 2010	1,684,644.00	7.495	8.057
March 25, 2010	1,606,092.00	7.499	8.036
April 25, 2010	1,528,056.00	7.517	8.017
May 25, 2010	1,449,748.00	7.515	7.998
June 25, 2010	1,373,148.00	7.522	7.966
July 25, 2010	1,202,532.00	7.539	7.935
August 25, 2010	1,134,408.00	7.540	7.890
September 25, 2010	1,067,760.00	7.547	7.851
October 25, 2010	1,001,964.00	7.562	7.799
November 25, 2010	938,452.00	7.564	7.742
December 25, 2010	877,416.00	7.572	7.677
January 25, 2011	728,672.00	7.589	7.613

SCHEDULE V

GROUP I SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Fixed Rate (%)	Swap Notional Amount
January 25, 2007	8.820	1,559,756.00
February 25, 2007	9.207	1,549,912.00
March 25, 2007	8.486	1,540,132.00
April 25, 2007	8.812	1,530,420.00
May 25, 2007	8.584	1,520,772.00
June 25, 2007	8.737	1,511,192.00
July 25, 2007	8.331	1,501,676.00
August 25, 2007	8.829	1,492,220.00
September 25, 2007	8.099	1,482,832.00
October 25, 2007	8.196	1,473,504.00
November 25, 2007	8.403	1,464,244.00
December 25, 2007	8.023	1,455,040.00
January 25, 2008	7.968	1,445,900.00
February 25, 2008	7.843	1,436,824.00
March 25, 2008	7.486	1,427,808.00
April 25, 2008	7.815	1,418,852.00
May 25, 2008	7.943	1,409,956.00
June 25, 2008	7.438	1,401,120.00
July 25, 2008	7.118	1,392,340.00
August 25, 2008	7.254	1,383,624.00
September 25, 2008	6.353	1,374,964.00
October 25, 2008	6.000	1,366,360.00
November 25, 2008	6.000	1,357,816.00
December 25, 2008	6.000	1,349,328.00
January 25, 2009	5.005	1,340,900.00
February 25, 2009	4.250	1,332,524.00
March 25, 2009	4.250	1,324,208.00
April 25, 2009	4.250	1,315,944.00
May 25, 2009	4.250	1,307,740.00
June 25, 2009	4.250	1,299,584.00
July 25, 2009	4.250	1,291,488.00
August 25, 2009	4.250	1,283,444.00
September 25, 2009	4.250	1,275,452.00
October 25, 2009	4.250	1,267,516.00
November 25, 2009	4.000	1,259,632.00
December 25, 2009	4.000	1,251,800.00
January 25, 2010	3.500	1,244,020.00
February 25, 2010	3.500	1,236,296.00
March 25, 2010	3.500	1,228,620.00
April 25, 2010	3.500	1,220,992.00
May 25, 2010	3.500	1,213,420.00
June 25, 2010	3.500	1,205,896.00
July 25, 2010	3.500	1,198,420.00
August 25, 2010	3.500	1,190,996.00
September 25, 2010	3.500	1,183,620.00
October 25, 2010	3.500	1,176,292.00
November 25, 2010	3.500	1,169,016.00
December 25, 2010	3.500	1,161,784.00
January 25, 2011	2.500	1,154,604.00
February 25, 2011	2.500	1,147,468.00
March 25, 2011	2.500	1,140,384.00
April 25, 2011	2.500	1,133,344.00
May 25, 2011	2.500	1,126,348.00
June 25, 2011	2.500	1,119,400.00
July 25, 2011	2.500	1,112,500.00
August 25, 2011	2.500	1,105,644.00
September 25, 2011	2.500	1,098,832.00
October 25, 2011	2.500	1,092,068.00
November 25, 2011	2.500	1,085,348.00
December 25, 2011	2.500	1,078,668.00
January 25, 2012	2.750	1,072,036.00
February 25, 2012	2.750	1,065,448.00
March 25, 2012	2.750	1,053,888.00
April 25, 2012	2.750	1,021,576.00
May 25, 2012	2.750	990,468.00
June 25, 2012	2.750	960,524.00
July 25, 2012	2.750	858,936.00
August 25, 2012	2.750	832,996.00
September 25, 2012	2.750	808,020.00
October 25, 2012	3.000	783,976.00
November 25, 2012	3.000	760,824.00
December 25, 2012	3.000	738,468.00
January 25, 2013	3.000	663,184.00
February 25, 2013	3.000	643,560.00
March 25, 2013	3.000	624,628.00
April 25, 2013	3.000	606,360.00
May 25, 2013	3.000	588,684.00
June 25, 2013	3.000	571,620.00
July 25, 2013	3.000	503,920.00
August 25, 2013	3.000	488,028.00
September 25, 2013	3.000	472,680.00
October 25, 2013	3.000	457,864.00
November 25, 2013	3.000	443,564.00
December 25, 2013	3.000	429,748.00
January 25, 2014	3.500	376,844.00
February 25, 2014	3.500	363,904.00
March 25, 2014	3.500	351,412.00
April 25, 2014	3.500	339,356.00
May 25, 2014	3.500	327,720.00
June 25, 2014	3.500	316,492.00
July 25, 2014	3.500	305,652.00
August 25, 2014	3.500	295,188.00
September 25, 2014	3.500	285,092.00
October 25, 2014	3.500	275,344.00
November 25, 2014	3.500	265,936.00
December 25, 2014	3.500	256,856.00
January 25, 2015	3.500	248,080.00
February 25, 2015	3.500	239,612.00
March 25, 2015	3.500	231,436.00
April 25, 2015	3.500	223,548.00
May 25, 2015	3.500	215,928.00
June 25, 2015	3.500	208,576.00
July 25, 2015	3.500	201,476.00
August 25, 2015	3.500	194,624.00
September 25, 2015	3.500	45,348.00
October 25, 2015	3.500	43,480.00
November 25, 2015	3.500	41,708.00
December 25, 2015	3.500	40,020.00
January 25, 2016	3.500	38,416.00
February 25, 2016	3.500	36,884.00
March 25, 2016	3.500	35,428.00
April 25, 2016	3.500	34,040.00
May 25, 2016	3.500	32,712.00
June 25, 2016	3.500	31,452.00
July 25, 2016	3.500	30,244.00
August 25, 2016	3.500	29,092.00
September 25, 2016	3.500	27,992.00
October 25, 2016	3.500	26,940.00
November 25, 2016	3.500	25,936.00
December 25, 2016	3.500	24,940.00

SCHEDULE VI

Class I-P Prepayment Charges and Class II-P Prepayment Charges
Mortgage Loan Schedule

[Available Upon Request]

EXHIBIT A

(FORM OF GROUP I SENIOR CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	January 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class I-[_]A[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group I Loans and payments received pursuant to the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Group I Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:________________________________

Countersigned:

By:________________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B

(FORM OF GROUP I MEZZANINE CERTIFICATE)

[For Classes I-M1, I-M2, I-M3, I-M4, I-M5, I-M6 and I-M7 only]  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	January 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class I-M-[  ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group I Loans and payments received pursuant to the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:___________________________

Countersigned:

By: ___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT C

(FORM OF CLASS I-X CERTIFICATE)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AN ERISA-RESTRICTED TRUST CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”), UNLESS THE ACQUISITION AND HOLDING OF AN ERISA-RESTRICTED TRUST CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA OR SECTION 4975(d)(20) OF THE CODE.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, THE TRANSFER OR ACQUISITION OF AN ERISA-RESTRICTED TRUST CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	January 25, 2047
Pass-Through Rate:	[____]%
Initial Notional Amount of this Certificate (“Denomination”):	$[_________]
Initial Notional Amount of all Certificates of this Class:	$[_________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class I-X-[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group I Loans and payments received pursuant to the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D-1

 (FORM OF CLASS I-C CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	January 25, 2047
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

 MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class I-C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group I Loans and payments received pursuant to the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D-2

(FORM OF CLASS I-P CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

[1]

Cut-off Date:

December 1, 2006

First Distribution Date:

January 25, 2007

Last Scheduled Distribution Date:

January 25, 2047

Initial Certificate Principal Balance of this Certificate

[$100]

CUSIP:

[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

Class I-P

evidencing  a  percentage  interest  in  the Class  I-P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class I-P Prepayment Charges with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor. The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”) and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class I-P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT D-3

(FORM OF CLASS [I-]R[-X] CERTIFICATE)

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	January 25, 2047
Aggregate Percentage Interest of the Class [I-]R[-X] Certificates as of the Issue Date:	100.00%
CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class [I-]R[-X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group I Loans and payments received pursuant to the Group I Cap 1 Agreement, the Group I Cap 2 Agreement and the Group I Swap Agreement, all as more specifically set forth herein and in the Agreement.

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group I Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [I-]R[-X] Certificate at the Corporate Trust Office of the Trust Administrator.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class [I-]R[-X] Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class [I-]R[-X] Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E-1

(FORM OF GROUP II SENIOR CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	November 25, 2036
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]
CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class II-A-[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group II Loans.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group II Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E-2

(FORM OF CLASS II-A-[LR][UR] CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO THE AGREEMENT.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	1
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	November 25, 2036
Pass-Through Rate:	[_____]%
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$50
Initial Certificate Principal Balances of all Certificates of this Class:	$50
CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class II-A-[__]R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group II Loans.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group II Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).   Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class II-A-[_]R Certificate at the Corporate Trust Office of the Trust Administrator.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Each Holder of this Class II-A-[_]R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class II-A-[_]R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class II-A-[_]R Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class II-A-[_]R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class II-A-[_]R Certificate must agree not to transfer an Ownership Interest in this Class II-A-[_]R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class II-A-[_]R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E-3

(FORM OF GROUP II SUBORDINATE CERTIFICATE)

[For Classes II-II-B-1, II-II-B-2 and II-II-B-3 Only] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[For Classes II-B-4, II-B-5, and II-B-6 Only] [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[For Classes II-B-4, II-B-5, and II-B-6 Only] [THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.]

AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	[1]
Cut-off Date:	December 1, 2006
First Distribution Date:	January 25, 2007
Last Scheduled Distribution Date:	November 25, 2036
Pass-Through Rate:	Variable in accordance with the Agreement
Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[___________]
Initial Certificate Principal Balances of all Certificates of this Class:	$[___________]
CUSIP:	[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ASSET SECURITIZATION TRUST 2007-1
Mortgage Pass-Through Certificates, Series 2007-1

Class II-B-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund primarily of one pool of adjustable-rate first lien residential mortgage loans (the “Group I Loans”), and one pool of hybrid adjustable-rate first lien residential mortgage loans (the “Group II Loans”), in each case, secured by first liens on one- to four-family residential properties).  The Certificates are limited in right of payment to certain collections and recoveries respecting the related Group II Loans.

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [CEDE & CO.] [UBS Securities LLC] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group II Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[For Classes II-B-4, II-B-5, and II-B-6 Only]  [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E-4

(FORM OF CLASS II-P CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS (A “PLAN”) OR A PERSON ACQUIRING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH PLAN (A “BENEFIT PLAN INVESTOR”) OR (II) IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

[1]

Cut-off Date:

December 1, 2006

First Distribution Date:

January 25, 2007

Last Scheduled Distribution Date:

November 25, 2036

Initial Certificate Principal Balance of this Certificate

N/A

CUSIP:

[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

Class II-P

evidencing  a  percentage  interest  in  the Class  II-P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class II-P Prepayment Charges with respect to a Trust Fund consisting of the Group I Loans and Group II Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  This Certificate is primarily backed by the Group II Loans deposited by the Depositor.  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”) and as custodian (in such capacity, the “Custodian”), and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class II-P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA-Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets (a “Plan”), or a person acquiring such Certificate for, on behalf of or with the assets of, such Plan which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acquiring such Certificate for, on behalf of or with the assets of, such a Plan (a "Benefit Plan Investor"), an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  January __, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By: ___________________________

Countersigned:

By___________________________
Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT F-1

(Form of Reverse of Group I Certificates)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  [For the Class I-1A, Class I-2A1, Class I-2A2, Class I-2A4, and Group I Mezzanine Certificates only] [The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date] [provided, that with respect to Class I-1A, Class I-2A1, Class I-2A2 and Class I-2A4 Certificates and the first Distribution Date the Record Date is the Closing Date.] [For the classes other than the Class I-1A, Class I-2A1, Class I-2A2, Class I-2A4, and Group I Mezzanine Certificates only] [The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs].

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices that the Trust Administrator designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the latest of each of the following has occurred: (i) the aggregate Principal Balance of the Group I MTA Loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of the Group I MTA Loans as of the Cut-Off Date, (ii) the aggregate Principal Balance of the Group I LIBOR Loans that have prepayment penalties, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of such loans as of the Cut-Off Date and (iii) the aggregate Principal Balance of the Group I LIBOR Loans that do not have prepayment penalties, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the aggregate Principal Balance of such loans as of the Cut-Off Date, all remaining Group I Loans and all property acquired in respect of the Group I Loans may be purchased at a purchase price determined as provided in the Agreement pursuant to the procedures specified in Article XI of the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement with respect to the Group I Loans will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Group I Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

for the account of ______________________________________________________________,

account number ______________, or, if mailed by check, to ____________________________.

Statements should be mailed to ____________________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by,

the assignee named above, or                                                                                                            ,

as its agent.

STATE OF

)

)

ss.:
COUNTY OF

)

On the

day of _______, 200_   before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT F-2

(Form of Reverse of Group II Certificates)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

Mortgage Pass-Through Certificates, Series 2007-1

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  [For the Group II Certificates only] [The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs].

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices that the Trust Administrator designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Group II Pool Principal Balance (as defined in the Pooling Agreement) is less than 10% of the aggregate Cut-off Date Principal Balance of the Group II Loans, the Master Servicer will have the option to repurchase, in whole, from the Underlying Trust all remaining Group II Loans and all property acquired in respect of the Group II Loans at a purchase price determined as provided in the Pooling Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement with respect to the Group II Loans will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Group II Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

for the account of ______________________________________________________________,

account number ______________, or, if mailed by check, to ____________________________.

Statements should be mailed to ____________________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by,

the assignee named above, or                                                                                                            ,

as its agent.

STATE OF

)

)

ss.:
COUNTY OF

)

On the

day of _______, 200_   before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT G

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MARM 2007-1

Re:

Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, and as custodian and U.S. Bank National Association, as trustee, in connection with MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

(a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

(ii)

a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],
as Custodian

By:

Name:
Title:

EXHIBIT H

FORM OF FINAL CERTIFICATION OF CUSTODIAN

[date]

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Attn: Structured Finance/MARM 2007-1

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, NY 10019

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Financial Security Assurance Inc.

31 West 52nd Street

New York, New York 10019

Attention: Managing Director – Transaction Oversight, Policy No. 51805-N

Re:

Pooling and Servicing Agreement, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, and as custodian and U.S. Bank National Association, as trustee in connection with MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)

the original Mortgage Note endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note.

(ii)

The original recorded Mortgage.

(iii)

A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)

The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

(v)

The original or duplicate original lender’s title policy and all riders thereto.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4), (9), (16) and (21) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian on behalf of the Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN],
as Custodian

By:

Name:
Title:

EXHIBIT I

FORM OF RESIDUAL TRANSFER AFFIDAVIT

MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1

Mortgage Asset Securitization Transactions, Inc.
Mortgage Pass-Through Certificates
Series 2007-1

STATE OF

)

)

ss.:
COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class [[I-]R[-X]][II-A-[_]R] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the “Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), and as custodian (in such capacity, the “Custodian”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an “electing large partnership” under the Code will be subject to tax in all events.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trust Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.  The Transferee historically has paid its debts as they have become due and intends to do so in the future.  The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

8.

The Transferee’s taxpayer identification number is __________.

9.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.

Check one of the following paragraphs:

□ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

□ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

□ None of the above.

13.

The Transferee is either:  (i) not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) if the purchaser is an insurance company, the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate is covered under Sections I and III of PTCE 95-60, or (iii) the Transferee has delivered to the Trust Administrator an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.

*         *         *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.

PRINT NAME OF TRANSFEREE

By:

Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this                    day of _______, 200_.

NOTARY PUBLIC

My Commission expires the ______ day of ________________, 200_.

EXHIBIT 1
to EXHIBIT I

Certain Definitions

“Disqualified Organization”:  A Person specified in clauses (i)-(iv) of the definition of “Permitted Transferee.”

“Ownership Interest”:  As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on September 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other U.S. Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

EXHIBIT 2
to EXHIBIT I

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors, the Master Servicer or the Trust Administrator, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class [[I-]R[-X]][II-A-[_]R]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class [[I-]R[-X]][II-A-[_]R] Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class [[I-]R[-X]][II-A-[_]R] Certificate when due, and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class [__________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) in the case of an ERISA-Restricted Trust Certificate, either (i) we are neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (j) below), (g) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (j) below), (h) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (i) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT L

FORM OF RULE 144A LETTER

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention:

Re:

Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2007-1, Mortgage Pass-Through Certificates, Series 2007-1, Class [_______________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) in the case of an ERISA-Restricted Trust Certificate, either (i) we are neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or some other applicable exemption, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees Other Than Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

·

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

·

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

·

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

·

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

·

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

·

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

·

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

·

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

·

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

·

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:
Date:

ANNEX 2
to EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees That are Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:

Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT M

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:

Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis, MN  55414-0031

Attn:   Inventory Control—MARM 2007-1

Re:

Pooling and Servicing Agreement, dated as of December 1, 2006, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator and as custodian and U.S. Bank National Association, as trustee.

In connection with the administration of the related Mortgage Loans held by you as Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  If such Mortgage Loan is being repurchased, we hereby certify that the Purchase Price for such Mortgage Loan has been paid.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______

1.

Mortgage Paid in Full

_______

2.

Foreclosure

_______

3.

Substitution

_______

4.

Other Liquidation (Repurchases, etc.)

_______

5.

Nonliquidation

Reason:____________________________________

Address to which Custodian should

Deliver the Mortgage File:

__________________________________________

__________________________________________

__________________________________________

By:_______________________________________

            (authorized signer)

Issuer:_____________________________________

Address:___________________________________

  ___________________________________

Date:______________________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________

_________________

Signature

Date

Documents returned to Custodian:

____________________________________

_________________

Custodian

Date

EXHIBIT N

FORM OF SARBANES-OXLEY CERTIFICATION

[DATE]

[Name of Depositor] [Depositor’s Address]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:

MASTR Adjustable Rate Mortgages Trust, Series 2007-1

I, [identify the certifying individual], certify that:

1.

I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of MASTR Adjustable Rate Mortgages Trust, Series 2007-1 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

[I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

5.

All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:

[Signature]

[Title]

EXHIBIT O

[RESERVED]

EXHIBIT P-1

Form of Group I Cap 1 Agreement

(Available Upon Request)

EXHIBIT P-2

Form of Group I Cap 2 Agreement

(Available Upon Request)

EXHIBIT P-3

Form of Group I Swap Agreement

(Available Upon Request)

EXHIBIT Q

FORM OF ASSESSMENT OF COMPLIANCE

[Name of Trust] (the “Trust”)

Mortgage Pass-Through Certificates

Series 20[__]-[__]

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify pursuant to Section 3.22 of the Pooling and Servicing Agreement to the Depositor, [the Trust Administrator] and each Person, if any, who “controls” the Depositor [or the Trust Administrator] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings assigned in the pooling and servicing agreement dated as of December 1, 2006 (the “Pooling and Servicing Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, trust administrator, and as custodian and U.S. Bank National Association, as trustee.

[__________________],
as Assessing Party

By:

[Name]

[Title]

[Date]

EXHIBIT R

[RESERVED]

EXHIBIT S

ADDITIONAL DISCLOSURE NOTIFICATION*

[Wells Fargo Bank, N.A., as Trust Administrator

Old Annapolis Road

Columbia, Maryland 21045

Attn:  Corporate Trust Services-  MASTR ADJUSTABLE RATE MORTGAGES TRUST 2007-1—SEC REPORT PROCESSING]

[Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019]

RE:  Additional Form [10-D][10-K][8-K] Disclosure Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of December 1, 2006, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Real Estate Securities Inc., as Transferor, Wells Fargo Bank N.A., as Master Servicer, Trust Administrator and Custodian and U.S. Bank National Association, as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:

Name:

Title:

*  To be sent via email to cts.sec.notifications@wellsfargo.com and by facsimile to 410-715-2380 in addition to overnight mail to the address above.

EXHIBIT T

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Master Servicer Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT U

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT V

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties with respect to any agreement entered into by such party

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties with respect to any agreement entered into by such party
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Trust Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to document defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Trust Administrator/Trustee/Depositor (with respect to each, only to the extent it is a party to any such documents)
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Trust Administrator/Depositor/ Servicer Trustee (as to itself or the Master Servicer)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties as to material nonpublic information disclosed by such party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT W

[RESERVED]

EXHIBIT X

Assessments of Compliance and Attestation Reports Servicing Criteria*

Reg. AB Item 1122(d) Servicing Criteria	Wells Fargo Bank, N.A.
General Servicing Considerations
monitoring performance or other triggers and events of default	X
monitoring performance of vendors of activities outsourced	X
maintenance of back-up servicer for pool assets
fidelity bond and E&O policies in effect	X
Cash Collection and Administration
timing of deposits to custodial account	X
wire transfers to investors by authorized personnel	X
advances or guarantees made, reviewed and approved as required	X
accounts maintained as required	X
accounts at federally insured depository institutions	X
unissued checks safeguarded	X
monthly reconciliations of accounts	X
Investor Remittances and Reporting
investor reports	X
remittances	X
proper posting of distributions	X
reconciliation of remittances and payment statements	X
Pool Asset Administration
maintenance of pool collateral	X
safeguarding of pool assets/documents	X
additions, removals and substitutions of pool assets
posting and allocation of pool asset payments to pool assets reconciliation of servicer records
modifications or other changes to terms of pool assets
loss mitigation and recovery actions
records regarding collection efforts
adjustments to variable interest rates on pool assets
matters relating to funds held in trust for obligors
payments made on behalf of obligors (such as for taxes or insurance)
late payment penalties with respect to payments made on behalf of obligors records with respect to payments made on behalf of obligors
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X
maintenance of external credit enhancement or other support

_________________

*  The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122(d) for a full description of servicing criteria.

Assessments of Compliance and Attestation Reports Servicing Criteria†

Reg. AB Item 1122(d) Servicing Criteria	Servicer	Trustee	Custodian/ Paying Agent/ Master Servicer/ Trust Administrator
General Servicing Considerations
monitoring performance or other triggers and events of default	X		X
monitoring performance of vendors of activities outsourced	X		X
maintenance of back-up servicer for pool assets	X
fidelity bond and E&O policies in effect	X		X
Cash Collection and Administration
timing of deposits to custodial account	X		X
wire transfers to investors by authorized personnel	X		X
advances or guarantees made, reviewed and approved as required	X		X
accounts maintained as required	X		X
accounts at federally insured depository institutions	X		X
unissued checks safeguarded	X		X
monthly reconciliations of accounts	X		X
Investor Remittances and Reporting
investor reports	X		X
remittances	X		X
proper posting of distributions	X		X
reconciliation of remittances and payment statements	X		X
Pool Asset Administration
maintenance of pool collateral	X		X
safeguarding of pool assets/documents	X		X
additions, removals and substitutions of pool assets	X
posting and allocation of pool asset payments to pool assets	X
reconciliation of servicer records	X
modifications or other changes to terms of pool assets	X
loss mitigation and recovery actions	X
records regarding collection efforts	X
adjustments to variable interest rates on pool assets	X
matters relating to funds held in trust for obligors	X
payments made on behalf of obligors (such as for taxes or insurance)	X
late payment penalties with respect to payments made on behalf of obligors	X
records with respect to payments made on behalf of obligors	X
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X		X
maintenance of external credit enhancement or other support

_________________

*   The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.